EXHIBIT 10.35

                                 Standard Lease

                                     between

                                 Blue Lake, Ltd.

                                       and

                       Cybear, Inc., a Florida corporation

                              Dated August __,1998

                                    INDEX TO
                           BLUE LAKE CORPORATE CENTER

                                 STANDARD LEASE
LEASE                                                                  PAGE NO.
                                                                       --------

1.       PREMISES; BUILDING; AND COMMON AREAS...............................1

2.       LEASE TERM; LEASE DATE.............................................2

3.       RENT...............................................................3

4.       SECURITY DEPOSIT...................................................6

5.       USE................................................................6

6.       ACCEPTANCE OF PREMISES; LANDLORD'S WORK............................6

7.       PARKING............................................................7

8.       BUILDING  SERVICES.................................................7

9.       SECURITY...........................................................9

10.      REPAIRS, MAINTENANCE AND UTILITIES.................................9

11.      TENANT'S ALTERATIONS..............................................10

12.      LANDLORD'S ADDITIONS AND ALTERATIONS..............................11

13.      ASSIGNMENT AND SUBLETTING.........................................11

14.      TENANT'S  INSURANCE  COVERAGE.....................................13

15.      LANDLORD'S INSURANCE COVERAGE.....................................14

16.      WAIVER OF RIGHT OF RECOVERY.......................................14

17.      DAMAGE OR DESTRUCTION BY CASUALTY.................................14

18.      CONDEMNATION AND EMINENT DOMAIN...................................15

19.      LIMITATION OF LANDLORD'S LIABILITY; INDEMNIFICATION...............15

20.      RELOCATION OF TENANT..............................................16

21.      COMPLIANCE WITH LAWS AND PROCEDURES...............................16

22.      RIGHT OF ENTRY....................................................17

23.      DEFAULT...........................................................17

24.      LANDLORD'S REMEDIES FOR TENANT'S DEFAULT..........................18

25.      LANDLORD'S RIGHT TO PERFORM FOR TENANT'S ACCOUNT..................19

26.      LIENS.............................................................20

27.      NOTICES...........................................................20

28.      MORTGAGE ESTOPPEL CERTIFICATE; SUBORDINATION......................20

29.      ATTORNMENT AND MORTGAGEE'S REQUEST................................21

30.      TRANSFER BY LANDLORD..............................................22

31.      SURRENDER OF PREMISES; HOLDING OVER...............................22

32.      NO WAIVER, CUMULATIVE REMEDIES....................................22

33.      WAIVER............................................................22

34.      CONSENTS AND APPROVALS............................................23

35.      RULES AND REGULATIONS.............................................23

36.      SUCCESSORS AND ASSIGNS............................................23

37.      QUIET ENJOYMENT...................................................23

38.      ENTIRE AGREEMENT..................................................23

39.      HAZARDOUS MATERIALS...............................................23

40.      BANKRUPTCY PROVISIONS.............................................25

41.      FIRE PREVENTION SYSTEMS...........................................26

42.      SPECIAL EVENTS....................................................27

43.      MISCELLANEOUS.....................................................27

44.      DELIVERY OF GUARANTY..............................................29

45.      CONFIDENTIALITY...................................................29

46.      SIGNAGE CRITERIA..................................................29

47.      CARPOOLING, MASS TRANSIT AND TRAFFIC CONTROL......................29

48.      LEASE CONTINGENCIES...............................................29

49.      ASSOCIATION.......................................................29

50.      VENDING MACHINES..................................................30

51.      FOOD SERVICE......................................................30

52.      AUDITORIUM/CONFERENCE CENTER .....................................30

53.      TELECOMMUNICATIONS................................................30

54.      INCENTIVE PROGRAMS................................................31

55.      SAVING PROVISION..................................................31

56.      SATELLITE DISH....................................................31

                          BASIC LEASE INFORMATION RIDER
                           BLUE LAKE CORPORATE CENTER
                                 STANDARD LEASE

PREAMBLE                   Date of Lease:  August ___ 1998 ("Lease Commencement Date")

PREAMBLE                   Landlord:  BLUE LAKE, LTD., a Florida limited partnership.

PREAMBLE                   Tenant: CYBEAR, INC. a Florida corporation, authorized to do business in the State of
                           Florida

SECTION 1                  Premises: A portion of the second floor of 5000 Blue Lake Drive, as shown on Exhibit "A"
                           of Blue Lake Corporate Center, Boca Raton, Florida, being hereby designated as:  Suite
                           200.  The office building campus (as shown on Exhibit "F") including parking spaces, driveways, walkways, drainage systems, utility systems, greenspace areas and other elements of the "Blue Lake Corporate Center" are hereinafter collectively referred to as the
                           "Building."

SECTION 1                  Net Rentable Area of Premises: [18,400] square feet which is stipulated and agreed by the parties (based on [16,000] square feet of usable area and a fifteen (15%) add-on factor);
                           provided, however, that within ten (10) days after substantial completion of the
                           Improvements to the Premises, either Landlord or Tenant shall be entitled to have the
                           Premises measured in accordance with BOMA Standards (ANSI Z65.1-1996). Following such measurement, if it is determined that in fact the Premises contain more or less than the Rentable Area set forth above, Base Rent, Tenant's Share, and any other provision which is based on the amount of square footage leased by Tenant shall be ratably modified.
                           The Rentable Area of the Premises includes restrooms, electrical and mechanical rooms over which the Tenant is herein granted exclusive control and dominion which are themselves deemed part of the Premises, except that Landlord shall maintain such restrooms, electrical and mechanical rooms which are shared among tenants.

SECTION 2                  Rent Commencement Date:  The earlier to occur of (i) the "Completion Date" as defined in the Work Letter, notwithstanding that any Tenant finish work, special fixtures or equipment or decorative treatment has not been performed by Tenant or (ii) the date that
                           Tenant first uses the Premises or any portion thereof for any purpose permitted under this
                           Lease, but in no event shall the Rent Commencement Date occur later than January 1,
                           1999.

SECTION 2                  Tenant Access for Improvements Prior to Commencement Date:   Upon the execution of
                           this Lease and all addenda hereto, and the delivery by Tenant to Landlord of the appropriate insurance certificates reflecting Tenant's securing of all insurance required by
                           Tenant hereunder and following the recordation of a Notice of Commencement  prepared and recorded in accordance Florida Statute 713.10 and Landlord's reasonable approval of
                           Tenant's construction contract for the purpose of confirming the inclusion of a lien prohibition provision in accordance with Section 26 of this Lease, Tenant and Tenant's contractor and sub-contractors shall be provided reasonable access to the Premises at all reasonable times in order to make improvements to the Premises.  All work will be defined in the Work Letter attached hereto as Exhibit "B".

SECTION 2                  Expiration Date: Five (5) years after Rent Commencement Date.

SECTION 2                  Lease Term: From the Rent Commencement Date plus Five (5) years after the Rent
                           Commencement Date, unless sooner terminated pursuant to any provision hereof;
                           provided, however, that if the Rent Commencement Date is a date other than the first day of a calendar month, said Term shall extend for said number of days at said in addition to the remainder of the calender month following the Rent Commencement Date.

SECTION 2                  Renewal Term(s): One Renewal Term of Five (5) years; at Market Rate Rent.

SECTION 3                  Base Rent: Tenant agrees to pay to Landlord as Rent for the Premises, in advance without demand, deduction or set off (except as otherwise may be specifically provided in the
                           Lease), from and after the Rent Commencement Date and throughout the term, the Annual
                           Base Rent in the amounts as indicated in the following Schedule of Base Rent in equal monthly installments, plus applicable sales tax.


                                     PAGE I

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                            BLUE LAKE STANDARD LEASE

                              SCHEDULE OF BASE RENT

   PERIOD                     PER SQUARE FOOT                    ANNUAL BASE RENT                   MONTHLY BASE RENT
   ------                     ---------------                    ----------------                   -----------------
Months 1-12:                       $12.50                            $230,000                           $19,167.17
Months 13-24:                      $12.88                            $236,992                           $19,749.33
Months 25-36:                      $13.27                            $244,168                           $20,347.33
Months 37-48:                      $13.67                            $251,528                           $20,960.67
Months 49-60:                      $14.08                            $259,072                           $21,589.33


Each monthly installment in accordance with the above Schedule shall be due and payable on or before the first day of each calendar month succeeding the Rent Commencement Date, except that the rental payment for any fractional calendar month commencing on the Rent Commencement Date of the Lease shall be prorated.

SECTION 3:        Base Year for Overhead Rent: Calendar year 1999.

                  Estimated per square foot Overhead Rent in Base Year $4.50

SECTION 3         Cap on "Controllable Operating Expenses" (as defined): eight (8.0%) percent applied non-
                  cumulatively.

SECTION 3         Tenant's Share: 1.039%. Landlord and Tenant acknowledge that Tenant's Share has been obtained by taking the Net Rentable Area of the Premises and dividing such number by [1,770,600]
                  square feet, being the rentable area contained in the Building as determined by Landlord, and multiplying such quotient by 100.  In the event Tenant's Share is changed during a calendar year by reason of a change in the Net Rentable Area of the Premises, Tenant's Share shall thereafter mean the result obtained by dividing the new Net Rentable Area of the Premises by [1,770,600]
                  and multiplying such quotient by 100.

SECTION 4         Security Deposit Received: $ N/A
                  Date Received:  ___________________________

                  Prepaid First Month's Rent  $ N/A (including Florida sales tax)
                  Date Received:    __________________________

                  Prepared First Month's Overhead Rent: $ N/A (including Florida sales tax)
                  Date Received:  ___________________________ ______

                  Prepaid Last Month's Rent  $ N/A (including Florida sales tax)
                  Date Received:   _______________________

                  Prepaid Last Month's Overhead Rent: $ N/A (including Florida sales tax)
                  Date Received:  _______________________________

                  Deposit for Energy Management: $ N/A
                  Date Received: _________________________________

                  Deposit for Electric Utilities: $ N/A
                  Date Received: ________________________________

                  Guarantor:        Andrx Corporation, a Florida corporation
                                    4001 S. W. 47th Avenue, Suite 201
                                    Fort Lauderdale, Florida  33314
                                    Attention:  Scott Lodin, Esq.

SECTION 5 Use of Premises: Corporate offices, including software development, internet related sales and service (but not retail sales), and the supporting use of conference and computer facilities, employee breakroom and related non-commercial facilities for employee use only.

                                     PAGE II

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                            BLUE LAKE STANDARD LEASE

                  Tenant's Address for Notices Prior to Commencement Date:

                  Cybear, Inc.
                  c/o Andrx Corporation
                  400 S. W. 47th Avenue, Suite 201
                  Fort Lauderdale, Florida  33314
                  Attention:  Scott Lodin, Esq.

                  Tenant's Address for Notices After Commencement Date:

                  Tenant

                  The Premises; Attention: Mr. Todd MacLeod with a copy to Tenant's pre-Commencement Date Address

                  Landlord's Address for Notices:

                  Blue Lake, Ltd.
                  5000 Blue Lake Drive, Suite 100
                  Boca Raton, Florida 33432

                  Attention: Michael D. Masanoff, Executive Vice President

                  With copies of default notices only to:

                  Sachs, Sax & Klein, P.A.
                  Suite 4150
                  301 Yamato Road
                  Boca Raton, Florida 33431
                  Atttention: Michael S. Greene, Esq.

SECTION 8         Standby Electrical Generator System Subscription Fee: $500,000.00; pursuant to Rider attached hereto as Exhibit "G"

SECTION 15        Amount of General Comprehensive Liability Insurance: $1,000,000.00 per occurrence -
                  $3,000,000.00 in the aggregate.

WORK LETTER:

PARAGRAPH 3G.              Landlord's Contribution: $ 15.00 per usable square foot

PARAGRAPH 6.               Tenant's Construction Agent: __________________________

                           Tenant may, from time to time, identify a substituted
                           Tenant's Construction Agent from a list of persons pre-approved by Landlord to act as a Tenant's
                           Construction Agent for the Building, or such other person as requested by Tenant having experience in construction of the type and nature of the undertaking pursuant to the Work Letter, and who shall be reasonably acceptable to Landlord.

                  Certain of the information relating to the Lease, including many of the principal economic terms, are set forth in the foregoing Basic Lease Information Rider (the "BLI Rider"). The BLI Rider and the Lease are, by this reference, hereby incorporated into one another. In the event of any direct conflict between the terms of the BLI Rider and the terms of the Lease, the BLI Rider shall control. Where the Lease simply supplements the BLI Rider and does not conflict directly therewith, the Lease shall control.

                  IN WITNESS WHEREOF, Landlord and Tenant have signed this BLI Rider as of this ____ day of August, 1998 .

WITNESSES:                                  "TENANT"

                                            CYBEAR, INC., a Florida corporation

--------------------------------------

--------------------------------------
(As to Tenant)                              By:______________________________
                                            Name:____________________________
                                            Title:___________________________
                                                                       (SEAL)

WITNESSES:                                  "LANDLORD"

                                    PAGE III

                                   ----------

                            BLUE LAKE STANDARD LEASE

______________________________ BLUE LAKE, LTD., a Florida limited partnership

______________________________ By: Blue Lake, Inc., a Florida corporation, its
(As to Landlord )              general partner

                               By:_______________________________________
                                    Authorized Agent

                           BLUE LAKE CORPORATE CENTER

                                 STANDARD LEASE

         THIS LEASE ("Lease") is made as of the _____ day of August, 1998, by and between BLUE LAKE, LTD., a Florida limited partnership ("Landlord") and CYBEAR, INC., a Florida corporation, authorized to do business in the State of Florida ("Tenant").

                              W I T N E S S E T H:

         1.       PREMISES; BUILDING; AND COMMON AREAS.

                  A. PREMISES; BUILDING; AND COMMON AREAS. Landlord leases to Tenant and Tenant leases from Landlord the Premises described in the Basic Lease Information Rider (the "BLI Rider") attached to the front of this Lease and incorporated into this Lease by this reference, and as more particularly outlined on the floor plan attached hereto as Exhibit "A" and by this reference incorporated herein ("Premises"). The parties hereby agree that the Premises contain the number of Net Rentable Area set forth in the BLI Rider. The Premises constitute a portion of the office building campus, including parking spaces, driveways, walkways, drainage systems, utility systems, greenspace areas, and other elements of the Blue Lake Corporate Center (collectively the "Building"). In addition to the Premises, Tenant has the right to use, in common with others, the lobby, public entrances, public stairways, public areas and public elevators of the Building (the "Common Areas"). The Common Areas serving the Building will at all times be subject to Landlord's exclusive control and management in accordance with the terms and provisions of this Lease. In addition, the Tenant shall be entitled to use during the term of this Lease, up to four thousand square feet of raised flooring located in the Building and identified by Landlord as available for the Premises. Such raised flooring shall be accepted by the Tenant in its "as is, where is, with all faults" condition and Tenant shall be solely responsible for removing the flooring from its current location and installing such in the Premises. Tenant shall return the flooring to the Landlord at the expiration or earlier termination of this Lease, in its current condition, reasonable wear and tear excepted.

         B. RIGHT OF FIRST REFUSAL. Provided that no default beyond any applicable notice and cure periods shall have occurred under this Lease, the Landlord grants to the Tenant a right of first refusal, exercisable from the date hereof and continuing through one (1) year prior to the expiration of the term of this Lease, unless Tenant, prior to such one (1) year, elects to renew the term hereof as provided in Paragraph 2B hereof, inclusive, to lease the Expansion Premises as described on Exhibit "A-1" attached hereto and made a part hereof upon the terms herein provided (the "Right of First Refusal Term"). If during the Right of First Refusal Term the Landlord shall receive a BONA-FIDE third-party offer to lease all or a portion of the Expansion Premises ("Third Party Offer"), then Landlord shall advise Tenant, in writing, of Landlord's intention to accept such Third Party Offer and shall furnish to Tenant all of the basic terms and conditions of such Third Party Offer (the "Landlord's Notice"). Tenant shall thereafter have the option, within ten (10) days following Tenant's receipt of Landlord's Notice, to exercise its Right of First Refusal to lease not less than all of the entire Expansion Premises (notwithstanding a Third Party Offer for the lease of less than all of the Expansion Premises) by giving notice of its election to exercise its Right of First Refusal in writing to Landlord (the "Tenant's Acceptance"). If Tenant timely exercises the right of first refusal, Landlord and Tenant shall, within five (5) business days thereafter, enter into an amendment to this Lease affirming the covenants and conditions contained in this Lease, except that the amendment, with respect to the Expansion Premises shall contain the applicable business terms and conditions as contained in the Third Party Offer. If Tenant waives or fails to exercise its right of first refusal, the Landlord may then lease all or such portion of the Expansion Premises to any other party, including the third party offerer on the same terms and conditions set forth in the Landlord's notice and the Right of First Refusal shall thereafter be terminated on a self-effectuating basis and be of no further force or effect until the third party lease expires (after all elected renewal terms thereof) Notwithstanding the immediately preceding sentence, Landlord may, additionally, request the Tenant to execute a written certification of the lapse and termination of the Right of First Refusal as herein contained.

                  C. NO RESERVATION. Nothing herein shall constitute a reservation or other rights in or to the Expansion Premises or shall impose an obligation on the Landlord to abstain from marketing the

                                     PAGE 1

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                            BLUE LAKE STANDARD LEASE

Expansion Premises for lease to third parties, subject to this right of first refusal.

         2.       LEASE TERM; LEASE DATE

                  A. GENERAL. The lease term ("Lease Term") is for the period of time set forth in the BLI Rider, commencing on the Lease Commencement Date set forth in the BLI Rider ("Commencement Date") and ending on the Lease expiration date set forth in the BLI Rider ("Expiration Date"). Tenant's obligation to pay all rent, including Base Rent, Overhead Rent and Additional Rent, (collectively, "Rent"), as such terms are hereafter defined, will commence on the Rent Commencement Date. Tenant shall observe and perform all of its obligations under this Lease (except its obligations to conduct business), from the earlier to occur of the date that the Premises are delivered to Tenant for the purpose of commencement of the Tenant's improvements to the Premises or the date Tenant otherwise takes possession of the Premises (until the Commencement Date) in the same manner as though the Lease Term began when the Premises were so delivered to Tenant. Except as specifically provided in the BLI Rider, under no circumstances, however, may Tenant enter into possession of the Premises prior to the earlier to occur of the date that the Premises are delivered to Tenant for the purpose of commencement of Tenant's improvements to the Premises or the Commencement Date without the express written consent of Landlord and subject to any reasonable terms of the consent. Tenant shall not be required to pay Rent (as such term is hereinafter defined) for any period prior to the Rent Commencement Date or as otherwise stated in the BLI. However, Tenant shall pay for all utilities and services consumed by or on behalf of Tenant prior to the Rent Commencement Date for construction, fixturing and move-in. Upon Landlord's request, Tenant shall execute a "Rent Commencement/Expiration Certification Rider" in the form attached hereto and made a part hereof as Exhibit "I".

                  B. RENEWAL OPTION. Landlord grants to Tenant an option (the "Option") to extend the term of this Lease for one (1) additional period of five
(5) years (the "Renewal Term") under the terms set forth below. Tenant shall not be entitled to exercise the Option unless each of the following conditions shall be fully satisfied at the time of its exercise: (i) the Lease shall be in full force and effect; (ii) the Tenant originally named in this Lease, or its permitted assignees, shall be in possession of the entire Premises; and (iii) Tenant shall not then be in default under any of the material terms, provisions, covenants or conditions of the Lease beyond any applicable notice and cure periods. In order to exercise the Option, Tenant must first give written request to Landlord, not less than twelve (12) months prior to the Expiration Date of the Initial Lease Term for delivery of Landlord's determination of Market Rent, as defined below. Base Rent for each Renewal Term shall be equal to the Market Rent, as determined in accordance with this section ("Market Rent"). Within thirty (30) days following its receipt of Tenant's request, Landlord shall advise Tenant of Market Rent for each year of the respective Renewal Term. Market Rent (including escalations for successive years of the Renewal Term) shall be determined by Landlord in its reasonable judgment. Landlord's determination of the Market Rent shall be based, as Landlord reasonably deems appropriate, upon then current and projected rents for space in the Building, adjusted for any special conditions applicable to such space and leases, for location, length of term, amount of space and other factors Landlord deems relevant in computing rents for space in the Building, including adjustments for anticipated inflation. Tenant may exercise its option by notifying Landlord, within 30 days from the date on which Tenant was first advised by Landlord of its determination of Market Rent, that Tenant has elected to exercise the Option at the Market Rent determined by Landlord or proceed as provided below. If Tenant exercises the Option as provided, the Expiration Date of the Lease shall be extended for the length of the Renewal Term and Base Rent shall be adjusted to Market Rent. If Tenant shall fail to timely exercise the Option as provided, Tenant shall be deemed to have waived its right to exercise the Option and to occupy the Premises beyond the initial Term of the Lease or beyond any previously exercised Renewal Term of this Lease. The Base Year for the Renewal Term shall be the first Lease year of the Renewal Term. Upon a determination of Base Rent for the First Lease Year of the Renewal Term, Landlord and Tenant shall agree on a Base Rent schedule, in the same format set forth in the BLI Rider for the Initial Lease Term, for the balance of the Renewal Term, based upon the hereinabove prescribed formula. Landlord's determination shall be based, as Landlord reasonably deems appropriate, upon then current and projected rents for space in the Building, adjusted for any special conditions applicable to such space and leases, for location, length of term, amount of space and other factors Landlord deems relevant in computing rents for space in the Building, including adjustments for anticipated inflation. Any agreement of Landlord and Tenant regarding the amount of Market Rent shall be in writing signed by them within thirty (30) days after the date Tenant was first advised by Landlord of its initial determination of Market Rent, in which event Tenant shall be deemed to have exercised the Option. If Landlord and Tenant are unable to agree upon Market Rent in writing within such thirty (30) day period, Tenant may nevertheless exercise its option by notifying Landlord, within 30 days from the date on which Tenant was first advised by Landlord of its initial determination of Market Rent, that Tenant has elected to exercise the Option at the Market Rent determined by Landlord subject to a reservation of Tenant's right to arbitrate Landlord's determination of Market Rent in accordance with this Section. If Tenant exercises the Option as provided, the termination date of the Lease shall be extended for a period of five (5) years and Base Rent shall be adjusted to Market Rent. If Tenant shall fail to timely exercise the Option as provided, Tenant shall be deemed to have waived its right to exercise the Option and to occupy the Premises beyond the initial term of the Lease. If the parties cannot agree in writing on Market Rent and Tenant timely exercises the Option,

                                     PAGE 2

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                            BLUE LAKE STANDARD LEASE
then within thirty (30) days after Tenant's exercise of the Option, Tenant and Landlord shall each select a licensed real estate appraiser with at least ten
(10) years substantial commercial leasing expertise particularly in the this area of Palm Beach County, Florida and notify the other party of such selection, and the selected appraisers shall in turn select a similar third appraiser who will determine Market Rent. If the appraisers are unable to agree on a third appraiser within sixty (60) days after Tenant's exercise of the Option, Market Rent shall be determined by suit for declaratory relief. The cost of the third appraiser and any court costs shall be shared equally by the parties. If either party fails to timely select a appraiser and notify the other party of such selection, the other party's timely selected appraiser shall unilaterally determine Market Rent. If Tenant elects to exercise the Option subject to its reservation to contest Market Rent, Tenant shall nonetheless on the commencement of the Renewal Term begin paying Base Rent at the Market Rate determined by Landlord. If Market Rent is ultimately determined to be other than the amount initially determined by Landlord, the next due payment or payments of Rent shall be appropriately adjusted to reflect such overpayment or underpayment retroactive to commencement of the Renewal Term.]

         3.       RENT

                  A. BASE RENT. Beginning on the Rent Commencement Date, and continuing during the Lease Term, Tenant will pay to Landlord in lawful United States Currency as the base rent for the Premises ("Base Rent") the amounts set forth in the BLI Rider, with same being payable without demand, setoff or deduction except as otherwise specifically provided in this Lease, in advance, on or before the first day of each month, in equal monthly installments of the amounts set forth in the BLI Rider, plus applicable sales and other such taxes as are now or later enacted. All payments of Base Rent, Overhead Rent, (and Security Deposits if subsequently applicable during the Lease Term), and any other sums due from Tenant under this Lease shall be made by wire transfer to such account as may be designated (or re-designated from time to time) by Landlord's written notice. Such Rent shall be immediately payable to Landlord upon written demand and any failure to so pay, subject to the grace provisions set forth in Section 3, shall constitute an Event of Default.

                  B. OVERHEAD RENT Beginning on the Rent Commencement Date, Tenant shall pay Tenant's Share, as defined in the BLI Rider, of (i) the total amount of the annual Operating Expenses (as hereafter defined) and (ii) the total amount of Taxes (as hereafter defined). As used herein, "Overhead Rent" means the total of Tenant's allocated Share of Operating Expenses and Taxes.

                           B.1.  "CAP" ON CONTROLLABLE

OPERATING EXPENSES. Notwithstanding the foregoing, in no event shall the Tenant's share of the Controllable Operating Expenses be increased by more than eight (8%) percent, on a non-cumulative basis, from that charged to the Tenant, as part of Overhead Rent, for the immediately preceding calendar year. Increases in Operating Expenses that are not deemed "controllable" as defined hereunder shall not be limited by the foregoing sentence. Controllable Operating Expenses do not include (i) Taxes, (ii) utility charges and fees (including, but not limited to, water, sewer, electrical, telephone, chilled water and ventilation and air-conditioning charges, cable communications and the like), (iii) premiums for any increases in insurance contracted for by Landlord to the extent that any such increases shall be a commercially reasonable judgment by Landlord, and in conformance with responsible management customary for a Building of the size, nature and character of the Building; (iv) minimum wage changes, and (v) costs resulting from changes in law, to the extent however that any such cost is incurred as to an item which is otherwise chargeable as an Operating Expense and is not otherwise an exclusion from Operating Expenses.

                           B.2.  ESTIMATES OF OVERHEAD

RENT. Prior to each subsequent calendar year, beginning with the calendar year immediately following the Base Year, Landlord shall, in advance, reasonably estimate for each such calendar year the total amount of the Overhead Rent. One-twelfth (1/12) of the estimated Overhead Rent shall be payable monthly, along with the monthly payment of the Base Rent.

                           B.3.  RECONCILIATION STATEMENT.

It is estimated that on or before March 31 following a calendar year for which Overhead Rent is payable hereunder, Landlord shall provide Tenant with a reconciliation statement showing the amount of the actual components of Overhead Rent for the immediately previous calendar year only. Notwithstanding the provisions of the immediately preceding sentence, should Landlord fail to provide Tenant with a reconciliation statement by June 30 for the immediately preceding calendar year, Tenant shall have no further liability for any additional payment to Landlord that would otherwise be reflected and required in the said reconciliation statement for the preceding year. If the reconciliation statement reflects an underpayment in either component of Overhead Rent, Landlord shall also deliver to Tenant an invoice which Tenant shall pay within thirty (30) days following receipt of such invoice. If the reconciliation statement reflects an overpayment in either component of Overhead Rent, Tenant shall be entitled to either, at Landlord's option, to a credit against the next month's payment of Rent together with a refund check from Landlord for the balance of such overpayment or a refund check from the Landlord for the entire amount of such overpayment If the Lease has expired, the overpayment shall be refunded. In no event shall the Base Rent under this Lease be reduced by virtue of this Section. As used in this paragraph 3., the following terms shall have the following meanings:

                           (1)  The term "Operating

Expenses" shall mean (i) any and all reasonable costs of ownership, management, operation, repair and maintenance of the Building, including, without limitation, wages, salaries, professionals' fees, taxes,

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                            BLUE LAKE STANDARD LEASE
insurance, benefits and other payroll burdens of all employees, Building Management fee, Common Area janitorial, maintenance, guard and other services, building management office rent or rental value, power, fuel, water, waste disposal, chilled water and hearing, ventilating and air conditioning charges, stand-by electric generator system maintenance, upkeep, monitoring and refueling charges, landscaping care, lighting, garbage removal, window cleaning, system maintenance, parking area care, fees and assessments paid to or on behalf of the "Association" (as later defined herein), and any and all other utilities not separately metered for the Premises or a portion thereof, materials, supplies, maintenance, repairs, insurance applicable to the Building and Landlord's personal property and depreciation on personal property, and (ii) the cost (amortized over such reasonable period as Landlord shall determine together with interest at the rate of twelve percent (12%) per annum on the unamortized balance) of any capital improvements made to the Building by Landlord after the date of this Lease that reduce in a commercially reasonable manner Operating Expenses or made to the Building by Landlord after the date of this Lease that are required under any governmental law or regulation; provided, however, that Operating Expenses shall not include real property taxes, depreciation on the Building, costs of tenants' improvements, marketing or advertising costs for the rental or sale of the Building, costs of electricity or other utilities separately metered for other tenant's spaces, executive or managerial salaries or benefits above the level of management, consulting fees not related to operation, management or repairs, market study fees, capital repairs or replacements (except as provided above), real estate broker's commissions, costs of repairs covered and paid by insurance (subject to deductibles paid by Landlord), fines or penalties for Landlord's failure to pay taxes and assessments before such became delinquent, or any other obligation on time, points, fees and interest charges, principal payments or any other payments of any kind related to Landlord's financing or refinancing of the Building as a whole, transaction costs directly incurred in a sale or transfer of the Building, expenses resulting from defective construction work performed by Landlord, the initial acquisition and installation costs of the stand-by electrical generator and related systems, interest and capital items other than those referred to in subsection (ii) above. Landlord shall maintain accounting books and records in accordance with sound accounting principles. Landlord hereby agrees to deduct each calendar year from the amount of the Operating Expenses the total amount of any and all sums, amounts or charges paid by Tenant or other tenants of the Building directly to Landlord or its agent for specific tenant requested services or specific utility charges, if applicable.

                  Notwithstanding anything to the contrary in the definition of "Operating Expenses", Operating Expenses shall, also, not include any of the following:

                  (a) Legal fees, accounting fees or other expenses related to the defense of Landlord's title to or interest in the Premises or the Building.

                  (b) Payment of debt service on loans secured by a mortgage or lien encumbering the Building or any portion or interest of or in the Building.

                  (c) All costs and expenses which have been paid by Landlord and reimbursed directly to Landlord by third-parties, including other tenants in the Building, rather than through Operating Expenses.

                  (d)      Legal fees and disbursements
incurred for negotiation of leases or enforcement of leases.

                  (e) Rent and additional rent payable under a ground lease or any other superior lease encumbering the Building.

                  (f) Costs for which Landlord is compensated by insurance proceeds or for which Landlord would have been compensated by insurance proceeds had Landlord carried the insurance required by this Lease.

                  (g) Any fee or expenditure paid to an entity related to Landlord materially in excess of the amount which would be paid in an arms length transaction for materials or services of comparable quality (but only to the extent of such excess).

                  (h) All costs and expenses, including fines, penalties and legal fees) incurred due to a violation caused by Landlord in connection with any new improvements constructed by Landlord within or as part of the Building.

                  (i) Salaries or fringe benefits of full-time personnel of Landlord for any time periods performing for properties other than the Building.

                  (j) Any bad debt loss, rent loss, or reserves for bad debts or rent loss.

                  (k) Costs incurred by Landlord for repairs or replacements to the extent that Landlord is actually reimbursed under warranties or guaranties.

                  (l) Any compensation paid to clerks, attendants, or other persons in any potential commercial parking garage constructed to support the Building for which separate parking fees or charges will be made to tenants.

                  (m) The cost of installing and maintaining any specialty facility, such as a dining facility, athletic or recreational club, or luncheon club if such facility is exclusive to any single tenant of the Building.

                  (n) Costs for sculptures, paintings, and other objects of art located within or outside of the Building, other than the cost of maintaining such sculptures, paintings and objects.

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                            BLUE LAKE STANDARD LEASE

                           (2) The term "Taxes" shall mean the amount actually
incurred by Landlord (exclusive of any penalties, interest or late fees) of all impositions, taxes, assessments (special or otherwise), water and sewer assessments and other governmental liens or charges of any and every kind, nature and sort whatsoever, ordinary and extraordinary, foreseen and unforeseen, and substitutes therefor, including all taxes whatsoever (except for taxes for the following categories which shall be excluded from the definition of Taxes: any inheritance, estate, succession, transfer or gift taxes imposed upon Landlord or any income taxes specifically payable by Landlord as a separate tax-paying entity without regard to Landlord's income source as arising from or out of the Building and/or the land on which it is located) attributable in any manner to the Building, the land on which the Building is located and the approximately 350 acre portion of the property surrounding the building, shown on Exhibit "F" hereto (but excluding the assessed value of any new building(s) and the land allocated to such new building(s) constructed on such campus), or the rents (however the term may be defined) receivable therefrom, or any part thereof, or any use thereon, or any facility located therein or used in conjunction therewith or any charge or other amount required to be paid to any governmental authority. For purposes hereof, until such time as a separate tax folio is established for the Building and the approximate 350 acre campus, the taxes on the Building and other improvements shall be determined from the assessment line-item therefor and the taxes on the approximate 350 acres campus shall be determined by comparison to the assessment for unimproved land located in the Arvida Park of Commerce located in Boca Raton, Florida. The term "Taxes" does not include income, excess profits, estate inheritance, succession, transfer of capital tax assessments on Landlord or on Rent.

         Tenant hereby agrees that the Overhead Rent from time to time computed by Landlord shall be final and binding for all purposes of this Lease unless, within ninety (90) days after Landlord provides Tenant with written notice of the amount thereof, Tenant provides Landlord with written notice (i) disputing the mathematical accuracy of such amount or whether such is a proper Operating Expense under this Lease (the "Disputed Amount"), and (ii) designating an attorney or accountant, reasonably acceptable to Landlord, and appointed by Tenant, at its sole cost and expense, to review the mathematical accuracy of the Disputed Amount, or whether such is a proper Operating Expense under this Lease with Landlord and/or its designated representatives Tenant shall within thirty
(30) days of invoice, pay all of Landlord's reasonable costs and expenses in connection with such review, including reasonable attorneys' fees and accountants' fees, unless as a result thereof the Disputed Amount is demonstrated to reflect a mathematical error in excess of three and one-half percent (3.5%) of the amount actually due from Tenant. If such error is in excess of three and one-half percent (3.5%), Landlord shall pay, within thirty
(30) days of invoice, Tenant's reasonable costs and expenses in connection with such review, including reasonable attorneys' fees and accounting fees. Landlord hereby agrees, in the event it receives such notice from Tenant, to cooperate in promptly completing such review and promptly refunding any portion of the Disputed Amount which exceeds the amount actually due from Tenant. Such an audit shall be at Tenant's expense, at any time within ninety (90) days after Landlord's annual statement is delivered to Tenant for such calendar year, provided, that Tenant shall give Landlord not less than fifteen (15) days prior written notice of any such audit and sign a confidential non-disclosure agreement prior to the audit reasonably acceptable to Tenant and subject to any qualifications expressly provided in this Lease. Notwithstanding the foregoing, in no event shall Tenant have the right to dispute or audit Overhead Rent to the extent that such Overhead Rent is less than $4.50 per square foot of Rentable Area.

                  C. LATE CHARGE. Tenant covenants and agrees to pay a late charge in the amount of Five (5.0%) percent of any payment of Base Rent and Overhead Rent not received by Landlord within three (3) days from written notice from Landlord and within ten (10) days from written notice from Landlord for all other payments due hereunder. Tenant shall also pay Landlord interest at a rate equal to twelve percent (12%) per annum accruing on any Rent(s) outstanding beyond such three (3) day period or ten (10) day period, as applicable. Tenant shall pay Landlord any such late charge(s) or interest within five (5) days after Landlord notifies Tenant of same.

                  D. DEFINITION OF RENT. The term "Rent" shall refer collectively to Base Rent, Overhead Rent and Additional Rent. The term "Additional Rent" is sometimes used herein to refer to any and all other sums payable by Tenant hereunder, including, but not limited to, parking charges and sums payable on account of default by Tenant. All Rent shall be paid by Tenant without offset, demand or other credit except as otherwise specifically provided herein, and shall be payable only in lawful money of the United States of America which shall be legal tender in payment of all debts and dues, public and private, at the time of payment. All sums payable by Tenant hereunder by check shall be obtained against a financial institution located in the United States of America. The Rent shall be paid by Tenant at the Building management office located in the Building or elsewhere as designated by Landlord in writing to Tenant. Any Rent payable for a portion of a month shall be prorated based upon the number of days in the applicable calendar month.

                  E. RENT TAXES. In addition to Base Rent and Overhead Rent, Tenant shall and hereby agrees to pay to Landlord each month a sum equal to any sales tax, tax on rentals and any other similar charges now existing or hereafter imposed, based upon the privilege of leasing the space leased hereunder or based upon the amount of rent collected therefor.

                  F. COMMENCEMENT OTHER THAN FIRST DAY. If the Commencement Date occurs on any

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                            BLUE LAKE STANDARD LEASE
day other than the first day of the month, or the Lease Term ends on a date other than the last day of a calendar month, Tenant shall occupy the Premises under the terms of this Lease and the pro rata portion of the Rent shall be paid by Tenant; provided, however, that in such an event the Commencement Date, for the purposes of this Lease, shall be deemed to be the first day of the month immediately following the month in which possession is given.

                  G. OVERHEAD RENT AFTER EXPIRATION DATE. Overhead Rent for the final months of this Lease is due and payable even though it may not be calculated until subsequent to the Expiration Date of the Lease.

         4.       SECURITY DEPOSIT.

                  A.       SECURITY DEPOSIT. [Intentionally
Omitted.]

                  B. SECURITY INTEREST. Landlord waives any statutory and common law liens for rent, except as any tenant improvements installed or constructed in the Premises, which waiver shall be automatic and self-executing. Notwithstanding the foregoing, Landlord agrees to execute such reasonable documents requested by Tenant to evidence such waiver set forth herein.

         5.       USE

                  A. GENERAL. Tenant will use and occupy the Premises solely specific uses set forth in the BLI Rider and for no other use whatsoever. Tenant shall, at its own cost and expense, obtain any and all licenses and permits necessary for such use. Tenant acknowledges that its type of business, as above specified, is a material consideration for Landlord's execution of this Lease. Tenant will not commit waste upon the Premises nor suffer or permit the Premises or any part of them to be used in any manner, or suffer or permit anything to be done in or brought into or kept in the Premises or the Building, which would:
(i) violate any law or requirement of public authorities, (ii) cause injury to the Building or any part thereof, (iii) annoy or offend other tenants or their patrons or interfere with the normal operations of HVAC, plumbing or other mechanical or electrical systems of the Building or the elevators installed therein, (iv) constitute a public or private nuisance, or (v) alter the appearance of the exterior of the Building or of any portion of the interior other than the Premises pursuant to the provisions of this Lease. Tenant agrees and acknowledges that Tenant shall be responsible for obtaining, and for any and all costs of obtaining, any special amendments to the certificate of occupancy for the Premises and/or the Building and any other governmental permits, authorizations or consents required solely on account of Tenant's use of the Premises.

                  B. PROHIBITED USES. Notwithstanding anything to the contrary in this Lease or the BLI Rider, including but not limited to, the "Use of Premises" Section of the BLI Rider, Tenant hereby covenants and agrees that Tenant's business is not and shall not be, and that Tenant shall not use the Premises or any part thereof, or permit the Premises or any part thereof to be used without Landlord's prior written consent, [(i) for the business of photographic, multilith or multigraph reproductions or offset printing; (ii) for a retail banking, trust company, depository, guarantee or safe deposit business open to the general public, or indoor automated teller machines, (iii) as a savings bank, a savings and loan company open to the general public, (iv) for the sale to the general public of travelers checks, money orders, drafts, foreign exchange or letters of credit or for the receipt of money for transmission, (v) as a stock broker's or dealer's office or for the underwriting or sale of securities open to the general public, (vi) as a restaurant, cafeteria, bar, or an establishment for the sale of confectionery, soda, beverages, sandwiches, ice cream or baked goods or for the preparation, dispensing or consumption of food or beverages in any manner whatsoever, (vii) as a news or cigar stand, (viii) as an employment agency, labor union office, physician's or dentist's office, dance or music studio, school (except for the training of employees and clients of Tenant), (ix) as a barber shop or beauty salon, (x) for the business of (a) operating a shared office facility, that is, a business which subleases space and/or offers centralized services to subtenants or customers on a shared basis, such as secretarial, receptionist, telephone, etc., or (b) for a fee to persons inside or outside of the Building, providing as a service word processing, secretarial, video conferencing, conference services, telephone answering, receptionist or mail receipt services,
(xi) for any services or uses to the general public to be conducted on the Premises, (xii) amateur recreational uses or movie theaters, (xiii) retail sales, including but not limited to drug stores or florists, or (xiv) warehousing, showroom and wholesale uses. Nothing in this Section shall preclude Tenant from using any part of the Premises for photographic, multilith or multigraph reproductions to the extent that such uses are incidental to Tenant's own business or activities.

         6.       ACCEPTANCE OF PREMISES; LANDLORD'S WORK

                  Taking possession of the Premises by Tenant shall be conclusive evidence that the Premises were in good and satisfactory condition when possession was so taken subject to latent defects and Landlord's maintenance and repair obligations provided in this Lease. Unless expressly stated herein to the contrary, Landlord has no obligation to repair, improve, or add to the Premises subsequent to Tenant's taking possession thereof and Tenant shall, at its sole cost and expense and in compliance with the provisions of this Lease, be responsible for any changes, alterations, replacements or repairs, maintenance and decorations to the Premises. Except as may be specifically provided in this Lease, Tenant shall not be required to make alterations to the structural or base building improvements of the Building. Neither Landlord nor Landlord's agents have made any representations or promises with respect to the physical condition of the Building or the Premises,

                                     PAGE 6

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                            BLUE LAKE STANDARD LEASE
or any other matter or thing affecting or relating to Premises except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise, except as expressly set forth in the provisions of this Lease. Notwithstanding the foregoing, Landlord represents and warrants to Tenant that it has not received any notice that the Building is currently in violation of any laws, regulations or ordinances. Any existing ceiling system and demountable partitions are to remain in the Premises at the time of the delivery of the Premises and may be utilized by Tenant without charge. Improvements, if any, to be made to the Premises by Tenant shall be made in accordance with the Work Letter. Landlord's published list of pre-approved general contractors and architects for The Blue Lake Corporate Center, as may be amended from time to time by Landlord at its sole option (except if Landlord has already approved a general contractor or architect), shall have the exclusive right to bid for Tenant's construction contracts. Improvements, if any, to be made to the Premises by Landlord are specifically set forth in the Work Letter and there are no others. All leasehold improvements (as distinguished from trade fixtures and apparatus) installed in the Premises at any time, whether by or on behalf of Tenant or by or on behalf of Landlord, shall not be removed from the Premises at any time, unless such removal is consented to in advance by Landlord; and at the expiration of this Lease (either on the Expiration Date or upon such earlier termination as provided in this Lease), all such leasehold improvements shall be deemed to be part of the Premises, shall not be removed by Tenant when it vacates the Premises, and title thereto shall vest solely in Landlord without payment of any nature to Tenant. All trade fixtures and apparatus (as distinguished from leasehold improvements) owned by Tenant and installed in the Premises shall remain the property of Tenant and shall be removable at any time, including upon the expiration of the Term; provided that Tenant shall repair any damage to the Premises caused by the removal of said trade fixtures and apparatus and shall restore the Premises to substantially the same condition as existed prior to the installation of said trade fixtures and apparatus. The taking of possession by Tenant (or any permitted assignee or subtenant of Tenant) of all or any portion of the Premises for the conduct of business will be deemed conclusive evidence that Tenant has found the Premises, and all of their fixtures and equipment, acceptable, subject to latent defects and Landlord's maintenance and repair obligations provided in this Lease.

         7.       PARKING

                  A. RESERVATIONS. Landlord has and reserves the right to reasonably alter the methods used to control parking and the right to reasonably establish such controls and rules and regulations (such as parking stickers to be affixed to vehicles) regarding parking that Landlord may deem desirable. Without liability, Landlord will have the right to tow or otherwise remove vehicles improperly parked, blocking ingress or egress lanes, or violating parking rules, at the expense of the offending tenant and/or owner of the vehicle.

                  B. CONDITIONS. Tenant's right to use, and its right to permit its principals and guests to use, the parking facilities pursuant to this Lease are subject to the following conditions: (i) Landlord reserves the right to reasonably reduce the number of spaces in the parking area by not more than ten percent (10%) of the then number of parking area spaces in the parking area and/or reasonably change access thereto so long as such does not materially reduce the number of parking spaces within reasonable proximity to the Premises; and none of the foregoing shall entitle Tenant to any claim against Landlord or to any abatement of Rent (or any part thereof); (ii) Landlord has no obligation to provide a parking lot attendant and Landlord shall have no liability on account of any loss or damage to any vehicle or the contents thereof except to the extent caused by the negligence or willful misconduct of Landlord, or its agents, employees or contractors, Tenant hereby agreeing to bear the risk of loss for same; (iii) Tenant, its agents, employees and invitees, shall park their automobiles and other vehicles only where and as reasonably designated from time to time by Landlord within the parking area so long as such remain in reasonable proximity to the Premises; and (iv) if and when so requested by Landlord, Tenant shall furnish Landlord with the license numbers of any vehicles of Tenant, its agents and employees.

         8.       BUILDING  SERVICES

                  A. GENERAL. In general, the services set forth below will be provided by Landlord or Landlord's licensee or an independent contractor contracted for by Landlord at a service level set, defined and regulated consistent with office buildings of similar quality to and in the same immediate geographic area as the Building. During the Lease Term, the regular business hours ("Business Hours") of the Building (including the auditorium and cafeteria) will be 7:00 a.m. to 7:00 p.m., Monday through Saturday, except holidays generally recognized by state and federal governments or as may be shortened in accordance with applicable policies or regulations adopted by any utility company servicing the Building or government. During periods other than Business Hours chilled water will be available from Landlord or its energy manager on prior request on an as-available basis at the per-ton-pricing from time-to-time then in effect, except if such chilled water is separately metered to the Premises, in which event Tenant shall pay the costs of such chilled water as provided in below. Landlord reserves the right to increase the Business Hours. The Building will be accessible to Tenant, its subtenants, agents, servants, employees, contractors, invitees or licensees (collectively, "Tenant's Agents") twenty-four hours per day, seven days per week except in the case of temporary closure due to emergencies, repairs, casualty, governmental or quasi-governmental requirements or as Landlord reasonably deems necessary in order to prevent damage or injury to person or property. Landlord shall use reasonable efforts not to materially disturb or interfere with Tenant's business or Tenant's use of the Premises in connection with any such entry.

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                            BLUE LAKE STANDARD LEASE


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                           (1)      ELECTRICITY:

                           (a)  Landlord is the exclusive

vendee of electrical utility services for the Project. There shall be installed, at Landlord's expense, in conformance with the Work Letter, separate electric metering for the Premises. Tenant shall pay all applicable security deposits required to secure electrical services as provided in the BLI Rider. Landlord shall be solely responsible for the expenses of all sub-metering for all other utility services to the Premises, to the extent such may be reasonably sub-metered. In the event that sub-metering is not available until completion of all demising work for the Premises prior to the Rent Commencement Date electric power will be available through the auspices of the Landlord or its utility vendor for the purpose of lighting and general office equipment use in amounts consistent with Building Standard Electric Capacities. Landlord reserves the right after business hours during non-Business Hours to turn off all unnecessary lighting in the unoccupied areas of the Building to minimize the energy consumption of the Building. Tenant will not, without written consent of Landlord connect with electric current except through existing electrical outlets in the Premises, any major apparatus or major device for the purpose of using electric current, except for Tenant's ability to add a supplemental package air-conditioning unit as provided in this Section 8.

                  (2) STAND-BY ELECTRIC GENERATOR RIDER. Tenant may participate in the stand-by electric generator service program available to the Building by executing the stand-by electric generator subscription rider attached hereto and made a part hereof as Exhibit "G".

                  (3)      AIR-CONDITIONING SERVICES:

         Landlord agrees that either Landlord or its designated utility manager (the "Utility Manager") shall provide, air-conditioning services to the Premises which air-conditioning services (including chilled water) shall be separately metered to the Premises and billed directly by either Landlord or the Utility Manager directly to Tenant. During Business Hours, air conditioning consistent with comparable buildings in the Boca Raton area shall be supplied to the Premises for the purposes of comfort control in the Premises during regular business hours consistent with comparable office buildings in the Boca Raton area. Landlord and Tenant agree that Landlord's air-conditioning system is not designed to cool machinery and equipment. Tenant shall not re-direct, or in any manner modify, the air-conditioning duct distribution to accommodate Tenant's build-out unless any such modifications are first approved in writing by the Landlord, which modifications shall be designed only by an engineer pre-approved by the Landlord. If Tenant requires additional air-conditioning services for comfort control during Business Hours, (i.e., in excess of Building Standard) or during non-Business Hours Landlord shall, in response to Tenant's request for any such additional air-conditioning service accommodate Tenant subject to availability at the then prescribed per-ton hour basis which service shall be billed to Tenant as Additional Rent. At the time of the execution of this Lease, the per-ton hour charge for additional air-conditioning services is $.24. This rate may be subject to change during the Lease Term as evaluated and determined by FPL Services, the Utility Manager or a similar service. At Landlord's option, Landlord may secure air-conditioning controls (thermostats) in lockable metal boxes to regulate the efficiency and use of the system. The Landlord may, at its option, contract with FPL Services, or such other provider of chilled-water distribution system sources as the Landlord may reasonably elect.

                           (4)      WATER AND SEWER:

                  Landlord agrees to provide municipally supplied cold water and sewer services to the Common Areas for lavatory purposes.

                           (5)      ELEVATOR SERVICE:

                  Subject to events of force majeure, Tenant shall have passenger elevator access to the Premises twenty-four (24) hours per day, seven days per week; however, access for deliveries and use of freight elevators are subject to Landlord's reasonable rules and regulations.

                           (6)      WINDOW WASHING:

                  Landlord will provide exterior window washing with reasonable frequency.

                  B. INTERRUPTION OF SERVICES. Tenant understands and agrees that Landlord does not warrant that any of the services referred to above, or any other services which Landlord may supply, will be free from interruption. Tenant acknowledges that any one or more of such services may be suspended by reason of accident or repairs, alterations or improvements necessary to be made, or by strikes or lockouts, or by reason of operation of law, or other causes beyond the control of Landlord. No such interruption or discontinuance of service will be deemed an eviction or a disturbance of Tenant's use and possession of the Premises or any part thereof, or render Landlord liable to Tenant for damages or abatement of Rent or relieve Tenant from the responsibility of performing any of Tenant's obligations under this Lease. However, to the extent that electrical service is interrupted for more than five
(5) consecutive business days due to the negligence or wilful act of the Landlord, its agents, employees or contractors, and such interruption prevents the Tenant from occupying the Premises for its business operations and Tenant does not occupy the Premises for the duration of such interruption, Rent shall abate to the extent that such interruption continues beyond the five (5) consecutive business day period.

                  C. FIBER OPTICS. Tenant may contract with BellSouth, which has been provided access through the underlying property by Landlord for telecommunication service wiring and installation and which has been designated by the Landlord as the vendor of choice at the Blue Lake Building, for

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                            BLUE LAKE STANDARD LEASE
voice and data telecommunication wiring and services, and installing any telecommunication products and, specifically, dual access points for Tenant's fiber optic lines, at Tenant's sole expense. To the extent that such installation requires the digging of a trench through the Property in order to gain dual access points, the Tenant shall provide the Landlord with plans and schematics for the referenced installation which plans and schematics shall be subject to the reasonable satisfaction of the Landlord and which installation shall be further subject to the approval, as necessary, of the City of Boca Raton or other agencies having jurisdiction thereon.

         D. UTILITY DEREGULATION: Landlord has advised Tenant that presently, Florida Power & Light ("Electric Service Provider") is the utility company selected by Landlord to provide utility service for the Building. Notwithstanding the foregoing, if permitted by law, Landlord shall have the right at any time and from time to time during the Lease Term to either contract for service from a different company or companies providing electric service (a such company shall hereinafter be referred to as an "Alternate Service Provider") or continue to contract for service from the Electric Service Provider. Tenant shall cooperate with Landlord, the Electric Service Provider and any Alternate Service Provider at all times and, as reasonably necessary, shall allow Landlord, Electric Service Provider, and any Alternate Service Provider reasonable access to the Building's electric lines, feeders, risers, wiring and any other machinery within the Premises. Landlord shall be in no way liable or responsible for any loss, damage or expense that Tenant may sustain or incur by reason of change, failure, interference, disruption or defect in the supply or character of the electric energy furnished to the Premises (except to the extent caused by the negligence or willful misconduct of Landlord, its agents, employees or contractors), or if the quantity or character of the electric energy supplied by the Electric Service Provider or any Alternate Service Provider is no longer available or suitable for Tenant's requirements, then no such change, failure, defect, unavailability or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rent, or relieve Tenant from any of its obligations under the Lease.

         9.       SECURITY

                  With respect to security for the Building and the parking lot, Landlord and Tenant hereby agree as follows: Security of the Premises is the sole responsibility of the Tenant and that the Landlord has no liability for breach of security to the Premises. Tenant may at Tenant's expense install a security system to the Premises; provided, however, that Tenant, in addition to access otherwise required hereunder, will provide Landlord adequate access to the Premises in case of emergencies particularly regarding Premises that contain fire sprinkler risers and equipment. Landlord will install in the Building, an access device, such as a keypad or card reader, as Landlord may deem appropriate for the Building, in Landlord's sole and absolute discretion. All repairs required to the Premises caused by security breaches are the responsibility of the Tenant, except to the extent caused by the negligence or willful misconduct of Landlord, its agents, employees or contractors, however, Landlord may elect to effect such repairs, if appropriate to insure continued security, protection of property, or safety of life. The cost of such repairs shall be Additional Rent.

                  A. TENANT'S RESPONSIBILITY. Tenant shall: (1) abide by all reasonable policies, procedures and rules and regulations for use of the access system, (2) report promptly the loss or theft of all keys which would permit unauthorized entrance to the Premises, Building or parking lot, (3) promptly report to Landlord door-to-door solicitation or other unauthorized activity in the Building or parking lot, and (4) promptly inform the Landlord's security contractor in the event of a break-in or other emergency. In addition, Tenant may, at its option and sole cost and expense, install its own interior security system pursuant to plans to be submitted to Landlord for Landlord's approval, which approval shall not be unreasonably withheld. The Tenant shall deliver mechanic's lien releases prior to the initiation of the work.

                  B. INTERRUPTION OF SECURITY. Tenant acknowledges that the above security provisions may be suspended or modified at Landlord's sole discretion or as a result of causes beyond the reasonable control of Landlord. No such interruption, discontinuance or modification of security service will constitute an eviction, constructive eviction, or a disturbance of Tenant's use and possession of the Premises, and further, no interruption, discontinuance or modification of security service will render Landlord liable to Tenant or third-parties for damages, abatement of Rent, or otherwise, or relieve Tenant of the responsibility of performing Tenant's obligations under this Lease.

                  C. HURRICANE SHUTTER OPTION. Tenant may, at Tenant's sole cost and expense (which shall include all expenses reasonably incurred by Landlord unless plans for hurricane shutters were incorporated as part of the initial construction document review process) install protective hurricane shutters on the interior of the windows of the Premises. Any such installation of hurricane shutters shall be subject to the prior approval of the Landlord, which approval shall not be unreasonably withheld. The hurricane shutters shall be approved by the Landlord as to size, color, type of shutter, mode of attachment and such other criteria as Landlord shall from time-to-time determine. The Tenant must also receive the approval of the City of Boca Raton, Florida prior to the installation of hurricane shutters.

         10.      REPAIRS, MAINTENANCE AND UTILITIES

                  A. LANDLORD'S RESPONSIBILITIES. During the Lease Term, Landlord shall maintain the

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level of repairs and maintenance (and replacements if needed) for the Building, the Common Areas, and all other areas serving the Building, in a manner comparable to office buildings of similar quality to and in the immediate geographic area of the Building and perform or have performed all such repairs and maintenance. Landlord's responsibilities for repairs and maintenance with respect to this paragraph are as follows: (1) the structural, foundation, and roof systems of the Building and the surface parking lot, (2) the Building standard electrical and mechanical systems, (3) the primary water and sewer systems, life-safety, air conditioning, and sprinkler systems, of the Building and to the Premises (excluding, however, those systems which are installed by Tenant for Tenant's sole use), (4) the Building Common Areas and the common area furniture, fixtures, and equipment and exterior windows, (5) the landscaped areas in and about the Building, (6) the parking lot, driveways, sidewalks, drainage systems and exterior Common Areas, and (7) replacement of Building standard fluorescent light bulbs in the Common Areas.

                  B. TENANT'S RESPONSIBILITIES. Tenant shall at its own cost and expense keep and maintain all parts of the Premises and such portion of the Building within the exclusive control of Tenant in good condition, promptly making all necessary repairs and replacements, whether ordinary or extraordinary, with materials and workmanship of the same character, kind and quality as the original, including but not limited to interior windows, glass and plate glass, doors, skylights, any, special office entries, interior walls and finish work, floors and floor coverings, heating and air conditioning, electrical systems and fixtures, sprinkler systems, water heaters, truck doors, and plumbing work and fixtures, all of the foregoing systems inside the Premises. Tenant as part of its obligation hereunder shall keep the whole of the Premises in a clean and sanitary condition. Tenant will as far as possible keep all such parts of the Premises from deteriorating, ordinary wear and tear excepted, and from falling temporarily out of repair, and upon termination of this Lease in any way. Tenant will yield up the Premises to Landlord in good condition and repair, loss by fire or other casualty covered by insurance to be secured pursuant to section 14 excepted (but not excepting any damage to glass or loss not reimbursed by insurance because of the existence of a deductible under the appropriate policy, ordinary wear and tear excepted). Tenant shall not damage any demising wall or disturb the integrity and supports provided by any demising wall and shall, at its sole cost and expense, properly repair any damage or injury to any demising wall caused by Tenant or its employees, agents or invitees. Tenant shall, at its own cost and expense, as additional rent, pay for the repair of any damage to the Premises or the Building, resulting from and/or caused in whole or in part by the negligence or misconduct of Tenant, its agent, servants, employees, patrons, customers, or any other person entering upon the Building as a result of Tenant's business activities caused by Tenant's default hereunder.

                  C. REPAIRS AND MAINTENANCE; MISCELLANEOUS. Notwithstanding anything to the contrary in this Lease, Landlord shall have no responsibility to repair or maintain the Building, any of its components, the Common Areas, the Premises, or any fixture, improvement, trade fixture, or any item of personal property contained in the Building, the Common Areas, and/or the Premises if such repairs or maintenance are required because of the occurrence of any of the following: (i) the improper acts, misuse, improper conduct, omission or neglect of Tenant or Tenant's Agents, or (ii) the conduct of business in the Premises. Should Landlord elect to make repairs or maintenance occasioned by the occurrence of any of the foregoing, Tenant shall pay as Additional Rent all such reasonable costs and expenses incurred by Landlord. Landlord shall have the right to reasonably approve in advance all work, repair, maintenance or otherwise, to be performed under this Lease by Tenant and all of Tenant's repairmen, contractors, subcontractors and suppliers performing work or supplying materials. Tenant shall be responsible for all permits, inspections and certificates for accomplishing the above. Tenant shall obtain lien waivers for all work done in or to the Premises, by contractors, subcontractors, and suppliers retained by Tenant.

         11.      TENANT'S ALTERATIONS

                  A. GENERAL. During the Lease Term, Tenant will make no alterations, additions or improvements in or to the Premises or the Building envelope, structure, roof, mechanical and plumbing systems, electrical systems, or any area in which asbestos has been located (as noted in the Environmental Report (as hereinafter defined) or as identified in writing by the Landlord) , and will perform no work the cost of which is in excess of $20,000.00 in the aggregate (any and all of such alterations, additions or improvements other than those set forth in the Work Letter attached hereto are collectively referred to in this Lease as the "Alteration(s)", and the foregoing Alterations collectively referred to as "Major Alterations"), without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Tenant shall submit to Landlord detailed drawings and plans of the proposed Major Alterations at the time Landlord's consent is sought. Upon Landlord's consent to any proposed Major Alterations by Tenant, such consent will be conditioned upon Tenant's agreement to comply with all reasonable requirements established by Landlord, including safety requirements and the matters referenced in Section 22 of this Lease. All Alterations shall be done in compliance with all other applicable provisions of this Lease and with all applicable laws, ordinances, directives, rules and regulations of government or authorities having jurisdiction, including, without limitation, the Americans with Disabilities Act (ADA), the Florida Accessibility Code, and all laws dealing with the abatement, storage, transportation and disposal of asbestos or other hazardous materials, which work, shall be effected by contractors and consultants reasonably approved by Landlord and in compliance with all applicable laws and with

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                            BLUE LAKE STANDARD LEASE


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Landlord's rules and regulations. Tenant may provide Landlord with a list of proposed contractors and consultants regularly engaged by Tenant for minor Alterations such as carpeting, painting, and low voltage wiring. Once such list has been approved by Landlord, the Tenant shall not be required to obtain separate approvals for such contractors and consultants for each such minor Alterations project. Notwithstanding anything to the contrary contained in this Section, Tenant shall not penetrate or disrupt the structural columns of the Building located within the Premises; and shall not penetrate or disrupt any area within three (3) feet of any structural column in performing any Alterations, without Landlord's prior written consent which shall not be unreasonably withheld or delayed. All Material Alterations shall be performed by those pre-qualified architects and contractors designated by Landlord as approved for the Blue Lake Corporate Center, a list of which are attached hereto and made a part hereof as Exhibit "B-3", which list is subject to amendment from time-to-time. If Tenant elects to remove any Major Alterations at the expiration of the Lease, Tenant shall repair any and all damage caused to the Premise by such removal. Additionally, prior to the commencement of any work by or for Tenant, Tenant shall furnish to Landlord certificates evidencing the existence of builder's risk, comprehensive general liability, and worker's compensation insurance complying with the requirements of Insurance Section of this Lease. Any damage to any part of the Building that occurs as a result of any Alterations shall be repaired by Tenant, as soon as reasonably practicable, to the reasonable satisfaction of Landlord. Tenant and its contractor and all other persons performing any Alterations shall abide by the Landlord's reasonable job site rules and regulations and reasonably cooperate with Landlord's construction representative in coordinating all of the work in the Building including, without limitation, the hours of work, parking, and use of the construction elevator. Landlord shall not charge any other fee to Tenant in respect of Landlord's construction representative. All alterations will comply with the requirements of any energy efficiency program offered by the electric service provided to the Building to the extent practicable. All materials used in any Major Alterations, including, without limitation, paint, carpet, wall or window coverings, carpet glues, and any other chemicals shall be subject to Landlord's prior written reasonable approval. All alterations shall be done in a good and workmanlike manner. Tenant shall, prior to the commencement of any Alterations, obtain and exhibit to Landlord any governmental permit required for the Alterations. Within ten (10) days after completion of any Alteration, Tenant shall deliver to the Landlord, copies of any plans and specifications for such Alteration. All contractors, sub-contractors, mechanics, laborers and materialmen shall be put on notice of and shall be subject to the fact that Tenant is not authorized to subject Landlord's interest in the Building or the Premises to any claim for construction, mechanics, laborer's and materialman's liens and all persons dealing directly or indirectly with Tenant may not look to the Landlord's interest in the Premises as security for payment, all as more fully provided in Section 26 of this Lease.

         B.  ALTERATION COSTS.

                           (1) Tenant shall pay to Landlord as Additional Rent
(or to its nominee or designated contractor, as Landlord may direct) in connection with all Major Alterations (other than the initial tenant improvements) reasonable fees and costs of Landlord's engineers, architects, and construction managers for review and approval of all plans and specifications for such Major Alteration, and for all other reasonable costs and expenses incurred by Landlord as a result of or in connection with each such Major Alteration, based on an hourly fee and reasonable and customary hours expended for each such Major Alteration.

                           (2) The Major Alteration costs shall be paid monthly
installments during the course of the performance of the Major Alteration, within thirty (30) days from receipt of Landlord's reasonably detailed invoice. Within thirty (30) days after completion of the Major Alteration, Tenant shall pay to Landlord the entire balance of the Major Alteration costs if not theretofore paid in full.

         12.      LANDLORD'S ADDITIONS AND ALTERATIONS

         Landlord has the right to make changes in and about the Building and parking areas, including, but not limited to, signs, entrances, address or name of Building. Such changes may include, but not be limited to, rehabilitation, redecoration, refurbishment and refixturing of the Building and expansion of or structural changes to the Building. The right of Tenant to quiet enjoyment and peaceful possession given under the Lease will not be deemed breached or interfered with by reason of Landlord's actions pursuant to this paragraph so long as such actions do not materially deprive Tenant of its use and enjoyment of the Premises. If Landlord voluntarily changes the street address of the Building, then Landlord will reimburse Tenant for all reasonable expenses incurred by Tenant in connection with reprinting stationery, business cards, and brochures due to such change (but not to exceed $5,000.00), unless Landlord provides Tenant at least one hundred twenty (120) days prior written notice of such change.

         13.      ASSIGNMENT AND SUBLETTING

                  A. LANDLORD'S CONSENT REQUIRED. Except as provided below with respect to assignment of this Lease following Tenant's bankruptcy, neither Tenant, nor Tenant's legal representatives or successors-in-interest by operation of law or otherwise will effect a "Transfer", as herein defined without first obtaining the consent of Landlord, which consent Landlord shall not unreasonably withhold or delay provided that all of the requirements of paragraph B. of this Section 13 are satisfied. As used in this Section 13, any of the following shall be deemed to be a Transfer ("Transfer"): assignment of this Lease, in whole or in part; sublet of all or any part of the Premises; any license allowing anyone other than Tenant to use or occupy all or any part of the

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                            BLUE LAKE STANDARD LEASE

Premises; a pledge or encumbrance by mortgage or other instrument of Tenant's interest in this Lease; any transfer of corporate shares as described in paragraph C. of this Section 13; or any transfer of partnership interest as described in paragraph D. of this Section 13. Consent by Landlord to any transfer shall not constitute a waiver of the requirement for such consent to any subsequent transfer. Upon such approved assignment, Tenant shall not be released from its obligations hereunder arising after such assignment has been accomplished, unless the approved assignee specifically assumes, in writing, for the benefit of the Landlord, all such obligations, in which event Tenant shall be released of all such obligations hereunder.

                  B. CONDITIONS FOR TRANSFER APPROVAL. Unless all of the following conditions are satisfied, Landlord withholding of consent will be deemed reasonable:

                           (1) In Landlord's reasonable judgment, the proposed
assignee or subtenant or occupant is engaged in a business or activity, which
(a) is in keeping with the then zoning requirements, (b) is limited to the use of the Premises as set forth in the BLI Rider, and (c) will not violate any negative covenant as to use contained in any other lease of office space in the Building; (d) use of the Premises by the proposed transferee or assignee will not violate or create any potential violation of any laws or any other agreements affecting the Premises, the Building, the Landlord or other tenants;

                           (2) The proposed transferee is a reputable person of
good character, in Landlord's reasonable judgment, and has sufficient financial wherewithal to discharge its obligations under this Lease and/or the proposed Agreement of Assignment or the Sublease.

                           (3) The form of the proposed sublease or instrument
of assignment or occupancy shall be reasonably satisfactory to Landlord, and shall comply with the applicable provisions of this Section;

                           (4) There shall not be more than a total of three (3)
occupying entities (including Tenant and any assignee or sublessee requiring approval by Landlord hereunder) of the Premises; and

                           (5) The proposed subtenant or assignee or occupant
shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to the service of process in, and the jurisdiction of the courts of the State of Florida.

                           (6) Such transferee (if an assignment) shall assume
in writing, in a form reasonably acceptable to Landlord, all of Tenant's obligations hereunder and Tenant shall provide Landlord with a copy of such assumption/ transfer document;

                           (7) Tenant shall reimburse Landlord for all of its
reasonable out-of-pocket costs and expenses incurred with respect to the transfer, not to exceed $5,000.00.

                           (8) Tenant to which the Premises were initially
leased shall continue to remain liable under this Lease for the performance of all terms, including but not limited to, payment of Rental due under this Lease;

                           (9) Tenant's Guarantor, if any, shall continue to
remain liable under the terms of the Guaranty of this Lease and, if Landlord deems it necessary, such guarantor shall execute such documents necessary to insure the continuation of its guaranty;

                           (10) Each of Landlord's Mortgagees shall have
consented in writing to such transfer.

                           (11) Tenant shall give notice of a requested transfer
to Landlord, which notice shall be accompanied by (a) a conformed or photostatic copy of the proposed assignment or sublease, the effective or commencement date of which shall be at least thirty (30) days after the giving of such notice, (b) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Premises, (c) current financial information with respect to the proposed assignee or subtenant, including, without limitation, its most recent financial report and (d) such other information as Landlord may reasonably request.

                           (12) The proposed use of the Premises by the
Transferee will not require increased services from the Landlord from that provided to Tenant under the Lease.

                           (13) Then sublease or assignment will not violate any
exclusivity clause contained in any lease affecting any portion of the Building.

                  C. TRANSFER OF CORPORATE SHARES. Notwithstanding anything to the contrary contained in this Lease, Tenant may assign this Lease or sublet all or any portion of the Premises from time to time, without Landlord's consent, to any entity controlling, controlled by or under common control with Tenant, or to any successor of Tenant resulting from a merger or consolidation of Tenant, or as a result of a sale by Tenant of all or substantially all of its assets or stock, provided that no such transfer shall relieve Tenant or the Guarantor from any liability under this Lease, whether accrued to the date of such transfer or thereafter accruing. In addition, any change in the controlling interest in the stock of Tenant as a result of an initial public offering of Tenant's stock, and any transfer of the capital stock of Tenant by persons or parties through the "over-the-counter market" or through any recognized stock exchange, shall not be deemed to be a transfer requiring Landlord's consent. Landlord shall not be entitled to receive any portion of

                                     PAGE 12

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                            BLUE LAKE STANDARD LEASE


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the Transfer consideration as described below arising out of an assignment or sublease not requiring Landlord's consent. Tenant shall provide written notice of such assignment or subletting, together with the name and address of the assignee or subtenant, five (5) days prior to the assignment or subletting to the extent permitted by law, but in no event more than ten (10) days after such assignment or subletting.

                  D. ACCEPTANCE OF RENT FROM TRANSFEREE. The acceptance by Landlord of the payment of Rent following any assignment or other transfer prohibited by this Section shall not be deemed to be a consent by Landlord to any such assignment or other transfer nor shall the same be deemed to be a waiver of any right or remedy of Landlord hereunder. Following a permitted sub-lease, if Tenant breaches any of the terms and provisions of this Lease, Landlord may elect to receive directly from the Sub-tenant due or payable to Tenant by Sub-Tenant pursuant to the Sub-Lease, and upon receipt of a written notice from Landlord referencing this section, Sub-Tenant shall have to pay to Landlord any and all sums becoming due or payable under the Sub-Lease. Tenant shall receive from Landlord a corresponding credit for such sums against any payments then due or thereafter becoming due from Tenant. Neither the giving of such written notice to Sub-Tenant nor the receipt of such direct payments from the Sub-Tenant shall cause the Landlord to assume any of Tenant's duties, obligations, and/or liabilities under any sublease, nor shall such event impose upon Landlord the duty or obligation to honor the sublease or subsequently to accept Sub-Tenant's attornment.

                  E. If, this Lease is purported to be assigned, without the consent of the Landlord, or the Premises are sublet or occupied by anyone other than Tenant, Landlord may accept rents from the assignee, subtenant or occupant and apply the net amount received to the Rent reserved in this Lease, but no such assignment, subletting, occupancy or acceptance of Rent shall be deemed a waiver of the requirement for Landlord's consent as contained in this section or constitute a novation or otherwise release Tenant from its obligations under this Lease.

                  F. If Landlord shall consent to any Transfer, Tenant shall in consideration therefor, pay to Landlord as Additional Rent, an amount equal to one hundred (100%) percent of the Transfer Consideration, or Landlord may elect to recapture the Transferred portion of the Premises and terminate this Lease with respect to that portion only. For purposes of this paragraph, the term Transfer Consideration shall mean in any Lease Year (i) any rents, additional charges or other consideration payable to Tenant by the transferee of the Transfer which is in excess of the Base Rent and Overhead Rent accruing during such Lease Year, net of the reasonable costs incurred by Tenant in connection with the Transfer including but not limited to reasonable fees paid to Tenant's attorneys and accountants with respect to the Transfer, broker commissions, and advertising costs associated therewith, and improvement costs. Landlord shall have the right to audit Tenant's books and records during normal business hours, at a location in South Florida reasonably designated by Tenant, upon reasonable notice to determine the amount of Transfer Consideration payable to Landlord. In the event such audit reveals an understatement of Transfer Consideration in excess of five percent (5%) of the actual Transfer Consideration due Landlord, Tenant shall pay for the cost of such audit within ten (10) business days after Landlord's written demand for same otherwise, Landlord shall be solely responsible for the costs of such audit.

                  G. Any permitted sublease shall provide: (i) the subtenant shall comply with all applicable terms and conditions of this Lease to be performed by Tenant (except as to Rent); (ii) the sublease is expressly subject to all of the terms and provisions of this Lease; and (iii) unless Landlord elects otherwise, the sublease will not survive the termination of this Lease (whether voluntarily or involuntarily) or resumption of possession of the Premises by Landlord following a default by Tenant. The sublease shall further provide that if Landlord elects, the sublease shall further survive a termination of this Lease or resumption of possession of the Premises by Landlord following a default by Tenant, the subtenant will, at the election of Landlord, attorn to the Landlord and continue to perform its obligations under its sublease as if this Lease had not been terminated and the sublease were a direct lease between the Landlord and subtenant. The sublease shall otherwise be in form and substance reasonably satisfactory to the Landlord's lawyer. Any permitted assignment of lease shall contain an assumption by the Assignee of all terms, covenants and conditions of this Lease to be performed by the Tenant and shall otherwise be in form and substance reasonably satisfactory to the Landlord's lawyer.

                  H. BUILDING DIRECTORY ADDITIONS. The listing or posting of any name, other than that of Tenant, whether on the door or exterior wall of the Premises, the Building's tenant directory in the lobby or elevator, or elsewhere shall not (i) constitute a waiver of Landlord's rights to withhold consent of any sublease or assignment pursuant to this Section 13; (ii) be deemed an implied consent by Landlord to any sublease of the Premises or any portion thereof, to any assignment or transfer of the Lease, or to any unauthorized occupancy of the Premises, except in accordance with the express terms of that Lease; or (iii) operate to vest any right or interest in the Lease or in the Premises. Any such listing as described in this subsection shall constitute a privilege extended by Landlord to Tenant and shall be immediately revokable at Landlord's will by notice to Tenant.

         14.      TENANT'S  INSURANCE  COVERAGE

                  A. GENERAL. Tenant agrees that, at all times during the Lease Term (as well as prior and subsequent thereto if Tenant or any of Tenant's Agents should then use or occupy any portion of the Premises), it will keep in force, with an insurance company licensed to do business in the State of Florida, and at least A+IX-rated in the most current

                                     PAGE 13

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                            BLUE LAKE STANDARD LEASE


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edition of Best's Insurance Reports and acceptable to Landlord, (i) without deductible in excess of $5,000.00, comprehensive general liability insurance, including coverage for bodily injury and death, property damage and personal injury and contractual liability as referred to below, in the amount of not less than the amount set forth in the BLI Rider, combined single limit per occurrence for injury (or death) and damages to property, (ii) with deductible of not more than Five Thousand Dollars ($5,000.00), insurance on an "All Risk or Physical Loss" basis, including sprinkler leakage, vandalism, malicious mischief, fire and extended coverage, covering all improvements to the Premises, fixtures, furnishings, removable floor coverings, equipment, signs and all other decoration or stock in trade, in the amounts of not less than the full replacement value thereof, and (iii) workmen's compensation and employer's liability insurance, if required by statute. Such policies will: (i) include Landlord, Landlord's Lender, and Landlord's affiliates, or such other parties as Landlord may reasonably designate as additional insured's, (ii) be considered primary insurance, (iii) include within the terms of the policy or by contractual liability endorsement coverage insuring Tenant's indemnity obligations under paragraph 19 for bodily injury and property damage, and (v) provide that it may not be canceled or changed without at least thirty (30) days prior written notice from the company providing such insurance to each party insured thereunder. Tenant will also maintain throughout the Lease Term worker's compensation insurance with not less than the maximum statutory limits of coverage.

                  B. EVIDENCE. The insurance coverages to be provided by Tenant will be for a period of not less than one year. At least thirty (30) days prior to the Commencement Date, Tenant will deliver to Landlord original certificates of all such paid-up insurance; thereafter, at least thirty (30) days prior to the expiration of any policy Tenant will deliver to Landlord such original certificates as will evidence a paid-up renewal or new policy to take the place of the one expiring. Any insurance required of Tenant under this Lease may be furnished by Tenant under an umbrella or blanket policy carried by Tenant. Such umbrella or blanket policy shall contain an endorsement that names Landlord as an additional insured, references the Premises, and provides for a minimum limit available for the Premises equal to the insurance amounts required in the Lease.

         15.      LANDLORD'S INSURANCE COVERAGE

                  A. GENERAL. Landlord will at all times during the Lease Term maintain a policy or policies of insurance insuring the Building against loss or damage by fire, explosion or other hazards and contingencies typically covered by insurance for an amount acceptable to the mortgagees encumbering the Building. Landlord reserves the right, in its reasonable business judgement, to self insure in lieu of maintaining such policies.

                  B. TENANT'S ACTS. Tenant will not do or permit anything to be done upon or bring or keep or permit anything to be brought or kept upon the Premises which will increase Landlord's rate of insurance on the Building. If by reason of the failure of Tenant to comply with the terms of this Lease, or by reason of Tenant's occupancy (even though permitted or contemplated by this Lease), the insurance rate shall at any time be higher than it would otherwise be, Tenant will reimburse Landlord for that part of all insurance premiums charged because of such violation or occupancy by Tenant. Tenant agrees to comply with any reasonable requests or recommendation made by Landlord's insurance underwriter inspectors.

                  C. EXCLUSIONS. Tenant acknowledges that Landlord will not carry insurance on tenant improvements, furniture, furnishings, trade fixtures, equipment installed in or made to the Premises by or for Tenant, in accordance with the Work Letter attached hereto, and Tenant agrees that Tenant, and not Landlord, will be obligated to promptly repair any damage thereto or replace the same.

         16. WAIVER OF RIGHT OF RECOVERY Except as otherwise provided in this Lease, neither Landlord nor Tenant shall be liable to the other for any damage to any building, structure or other tangible property, or any resulting loss of income, or losses under worker's compensation laws and benefits, even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees. The provisions of this Section shall not limit the indemnification for liability to third parties pursuant to Section 19. As used in this Section 16.A., "damage" refers to any loss, destruction or other damage.

         17.      DAMAGE OR DESTRUCTION BY CASUALTY

                  A. LANDLORD'S ABSOLUTE RIGHT TO TERMINATE. If by fire or other casualty the Premises or the Building is damaged or destroyed to the extent of Twenty Five (25%) Percent or more of the insured value thereof but in the reasonable estimation of Landlord made within thirty (30) days of the fire or casualty cannot be restored in less than two hundred ten (210) days from the date of Landlord's notice, Landlord or Tenant will have the option of terminating this Lease or any renewal thereof by serving written notice upon the other within ninety (90) days from the date of the casualty and any prepaid Rent or Additional Rent will be prorated as of the date of destruction and the unearned portion of such Rent will be refunded to Tenant without interest. If neither party elects to terminate, Landlord shall promptly commence to restore and diligently and continuously complete within such two hundred and ten (210) days.

                  B. QUALIFIED RIGHT TO TERMINATE. In addition to the foregoing, if this Lease is not cancelled and the Landlord undertakes such reconstruction or repair but does not complete the reconstruction or repair within two hundred ten (210)

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days after the date of the fire or other casualty, then the Tenant shall have the additional right to terminate this Lease by written notice to the Landlord delivered within thirty (30) days after the expiration of such two hundred ten
(210) day period.

                  C. OBLIGATION TO RESTORE. If by fire or other casualty either the Premises or the Building is destroyed or damaged, but only to the extent of less than Twenty-Five (25%) Percent of the insured value of the Premises or the Building (as applicable), and more than one (1) year remains in either the initial Lease Term or Renewal Term, as applicable, then Landlord will restore the Premises within ninety (90) days of the date of the fire or other casualty subject to events of force majeure.

                  D. RENT ADJUSTMENTS. In the event of restoration by Landlord, all Base Rent and Additional Rent paid in advance shall be apportioned as of the date of damage or destruction and all such Base Rent and Additional Rent as above described, thereafter accruing, shall be equitably and proportionally adjusted according to the nature and extent of the destruction or damage, pending substantial completion of rebuilding, restoration or repair. In the event the destruction or damage is so extensive as to make it impossible for Tenant to conduct Tenant's business in the Premises, Rent and Additional Rent will be fully abated until the Premises are substantially restored by Landlord or until Tenant resumes use and occupancy of the Premises, whichever shall first occur. In lieu of abating Rent and Additional Rent, as provided above, Landlord shall have the right to temporarily or permanently relocate Tenant to another space reasonably acceptable to Tenant. Landlord will not be liable for any damage, whether proximate or consequential, to, or any inconvenience or interruption of the business of Tenant or Tenant's Agents, occasioned by fire or other casualty except to the extent caused by the negligence or its willful misconduct of the Landlord, its agents, employees or contractors.

                  E. QUALIFICATIONS. Notwithstanding the foregoing, Landlord's obligation to restore exists (i) only if and/or to the extent, that the insurance proceeds received by Landlord are sufficient to compensate Landlord for its restoration costs and/or (ii) the area unaffected by the casualty may, as determined by Landlord's reasonable business judgment, be restored as a profitable, and self functioning unit.

         18.      CONDEMNATION AND EMINENT DOMAIN

                  A. ABSOLUTE RIGHT TO TERMINATE. If all or a material part of the Premises or the Building or the parking spaces is taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain or by purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the Premises for the purpose for which they are then being used, this Lease will terminate and the Rent will be abated during the unexpired portion of this Lease effective on the date physical possession is taken by the condemning authority and any unearned portion of Rent prepaid will be refunded to Tenant. Tenant will have no claim to the condemnation award, other than as to its Tenant Improvements, trade fixtures, moving expenses, and other out of pocket damages so long as such does not diminish the Landlord's award.

                  B. OBLIGATION TO RESTORE. In the event an immaterial part of the Premises or the Building or the parking spaces is taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and this Lease is not terminated as provided in subsection A above, then Landlord shall, subject to the remaining provisions of this Section, at Landlord's expense, as soon as reasonably practicable, restore the portion of the Premises (for which Landlord receives the condemnation award pursuant hereto) and the Building to the extent necessary to make them reasonably tenantable. The Rent payable under this Lease during the unexpired portion of the Lease Term shall be adjusted to such an extent as may be fair and reasonable under the circumstances. Tenant shall have no claim to the condemnation award with respect to the leasehold estate but, in a separate proceeding, may make a separate claim for trade fixtures and tenant improvements installed in the Premises by and at the expense of Tenant and Tenant's moving expense. In no event will Tenant have any claim for the value of the unexpired Lease Term.

                  C. QUALIFICATIONS. Notwithstanding the foregoing, Landlord's obligation to restore exists (i) only if and/or to the extent, that the condemnation or similar award received by Landlord is sufficient to compensate Landlord for its loss and its restoration costs and/or (ii) the area unaffected by the condemnation or similar proceeding may, as determined by Landlord's reasonable business judgment, be restored as a profitable, and self functioning unit.

         19.      LIMITATION OF LANDLORD'S LIABILITY; INDEMNIFICATION

                  A. PERSONAL PROPERTY. All personal property placed or moved into the Building will be at the sole risk of Tenant or other owner. Landlord will not be liable to Tenant or others for any damage to person or property arising from theft, vandalism, air-conditioning malfunction, the bursting or leaking of water pipes, any act or omission of any cotenant or occupant of the Building or of any other person, or otherwise, except to the extent caused by the negligence or willful misconduct of the Landlord, its agents, employees or contractors.

                  B. LIMITATIONS. Notwithstanding any contrary provision of this
Lease: (i) Tenant will look solely (to the extent insurance coverage is not applicable or available) to the interest of Landlord (or its successor as Landlord hereunder) in the Building (including proceeds of sale, insurance and condemnation) for the satisfaction of any judgment or other judicial process requiring the payment of money

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as a result of any negligence or breach of this Lease by Landlord or its successor or of Landlord's managing agent (including any beneficial owners, partners, corporations and/or others affiliated or in any way related to Landlord or such successor or managing agent) and Landlord has no personal liability hereunder of any kind.

                  C. INDEMNITY. Tenant agrees to indemnify, defend and hold harmless Landlord and its agents from and against all claims, causes of actions, liabilities, judgments, damages, losses, costs and expenses, including reasonable attorneys' fees and costs, including appellate proceedings and bankruptcy proceedings, incurred or suffered by Landlord and arising from or in any way connected with the Premises or the use thereof or any acts, omissions, neglect or fault of Tenant or any of Tenant's Agents, including, but not limited to, any breach of this Lease or any death, personal injury or property damage occurring in or about the Premises or the Building or arising from Environmental Concerns, as hereafter defined, except to the extent caused by the Landlord, its agents, employees, or contractors. Tenant will reimburse Landlord upon request for all costs incurred by Landlord in the interpretation and enforcement of any provisions of this Lease and/or the collection of any sums due to Landlord under this Lease, including collection of agency fees, and reasonable attorneys' fees and costs, regardless of whether litigation is commenced, and through all appellate actions and proceedings, including bankruptcy proceedings, if litigation is commenced. The foregoing claims, causes of actions, liabilities, judgments, damages, losses, costs and expenses shall include but not be limited to any of same arising from Tenant's failure to comply with any of the requirements of Americans with Disabilities Act ("ADA") or Florida Accessibility Code ("FAC") within the Premises and/or any and all claims or liability arising from the performance of the repair, renovation, and/or maintenance described above. This indemnity shall include, but not be limited to, claims or liabilities asserted against Landlord based upon negligence, strict liability or other liability by operation of law to any third party or government entity, and all costs, attorney's fees, expenses, and liabilities incurred by Landlord in the defense of any such claim. Landlord shall defend any such claim at Tenant's expense by counsel selected by Landlord. Tenant shall not alter, cut, drill, penetrate, remove or damage any portion of the Premises in which Landlord has identified to Tenant the presence or suspected presence of asbestos, without Landlord's prior written consent. Tenant indemnifies Landlord from and against any and all damages, liabilities, fines, costs and expenses, including without limitation reasonable attorneys fees and costs, from Tenant's violation or breach of this covenant.

         20.      RELOCATION OF TENANT

                  A. GENERAL. Recognizing that the Building is large and the needs of tenants as to space may vary from time to time, and in order for Landlord to accommodate Tenant and prospective tenants, Landlord expressly reserves the right, prior to and/or during the Lease Term, at Landlord's sole expense, to move Tenant from the Premises and relocate Tenant in other comparable space of Landlord's choosing of approximately the same dimensions and at least the same size within the Building (or additions to the Building or new construction related to the Building or the campus in which Building is located), which other space will be decorated by Landlord at its expense. Landlord shall, in exercising its right to relocate the Tenant, make said decision in full consideration and deference to the nature of Tenant's business which business operates (including Tenant's on-line computer network) on a twenty-four (24) hour basis, seven (7) days per week. Landlord may use decorations and materials from the existing Premises, or other materials, so that the space in which Tenant is relocated will be comparable in its interior design and decoration to the space from which Tenant is removed.

                  B. NO INTERFERENCE. During the relocation period Landlord will use reasonable efforts not to unduly interfere with Tenant's business activities (recognizing that such business operations may only be shut down for a de minimus period of time during the relocation, and will not limit Tenant's access to the Premises prior to such relocation. Landlord agrees to substantially complete the relocation within a reasonable time under all then existing circumstances.

                  C. PREMISES. This Lease and each of its terms and conditions will remain in full force and effect and be applicable to any such new space and such new space will be deemed to be the Premises demised hereunder; upon request Tenant will execute such documents which may be requested to evidence, acknowledge and confirm the relocation (but it will be effective even in the absence of such confirmation).

                  D. COSTS. Landlord's obligation for expenses of removal and relocation will be the actual cost of relocating and decorating Tenant's new space, moving expenses, telephone and computer relocation and all other reasonable costs arising directly from such relocation, and Tenant agrees that Landlord's exercise of its election to remove and relocate Tenant will not release Tenant in whole or in part from its obligations hereunder for the full Lease Term. No rights granted in this Lease to Tenant, including the right of peaceful possession and quiet enjoyment, will be deemed breached or interfered with by reason of Landlord's exercise of the relocation right reserved herein.

                  E. NOTICE. If Landlord exercises its relocation right under this paragraph, Tenant will be given ninety (90) days prior notice in writing.

         21.      COMPLIANCE WITH LAWS AND PROCEDURES

                  A. COMPLIANCE. Except as otherwise provided herein, Tenant, at its sole cost, will promptly comply with all applicable laws, guidelines, rules, regulations and requirements, whether of

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federal, state, or local origin, applicable to the Premises, including, but not limited to, the Americans with Disabilities Act, 42 U.S.C. ss. 12101 et seq, the FAC (as to the interior of the Premises), and those for the correction, prevention and abatement of nuisance, unsafe conditions, or other grievances arising from or pertaining to the use or occupancy of the Premises. Tenant acknowledges that (i) the Premises and the parking facilities may contain potentially hazardous substances, including, but not limited to, asbestos containing materials, radon gas, mineral fibers, and other like materials (all of such materials are referred to herein as "Environmental Concerns") and (ii) Tenant has been advised that the Premises and the Building do contain either encapsulated or non-friable asbestos containing materials. Accordingly, Tenant agrees that Tenant and Tenant's Agents shall comply with all operation and maintenance programs and guidelines implemented or promulgated from time to time by Landlord or its consultants, including, but not limited to, those matters set forth in subsections B and C below, in order to reduce the risk to Tenant, Tenant's Agents or any other tenants of the Building of injury from Environmental Concerns. Except as otherwise provided herein, Tenant at its sole cost and expense shall be solely responsible for taking any and all measures which are required to substantially comply with the requirements of the ADA and the FAC within the Premises. Landlord shall be responsible for causing compliance of the Building, other than the Premises, with the requirements of the ADA and the FAC, the cost of such compliance being an Operating Expense hereunder. Any Alterations to the Premises made by or on behalf of Tenant for the purpose of complying with the ADA and FAC or which otherwise require compliance with the ADA and FAC shall be done in accordance with this Lease; provided, that Landlord's consent to such Alterations shall not constitute either Landlord's assumption, in whole or in part, of Tenant's responsibility for substantial compliance with the ADA and FAC, or representation or confirmation by Landlord that such Alterations comply with the provisions of the ADA and FAC. Notwithstanding the foregoing, Landlord shall be solely responsible at its sole cost and expense, for making any changes or improvements which are required pursuant to the terms of this Lease, to the condition of the Premises delivered by Landlord to Tenant.

                  B. NOTICE PRIOR TO WORK. Except as provided in Section 11, Tenant shall provide thirty (30) days notice to Landlord prior to the performance by Tenant, Tenant's Agents or contractors of any repairs, renovation and/or major structural or mechanical systems maintenance, to the Premises. Such notice shall include a detailed description of the work contemplated. Tenant shall not perform, or cause to be performed, any such repair, renovation and/or maintenance without the written consent of Landlord, and, if such consent is granted, the repair, renovation and/or maintenance must be performed in accordance with the terms of Landlord's consent.

         22.      RIGHT OF ENTRY

                  Landlord and its agents will have the right to enter the Premises during all reasonable hours to make necessary repairs to the Premises upon reasonable prior notice. In the event of an emergency, Landlord or its agents may enter the Premises at any time, without notice (except that Landlord shall make a good faith effort to contact Tenant's designated representative by telephone prior to such entry), to appraise and correct the emergency condition. Said right of entry will, after reasonable prior notice, likewise exist for the purpose of removing placards, signs, fixtures, alterations, or additions which do not conform to this Lease. Landlord or its agents will have the right to exhibit the Premises at any time to prospective tenants within one hundred and eighty days (180) before the Expiration Date of the Lease.

         23.      DEFAULT

         A. EVENTS OF DEFAULT BY TENANT. The following shall, upon the giving of notice to Tenant of the nature of the default and the expiration of any applicable grace period afforded Tenant hereunder as set forth in Section 23.B. constitute an Event of Default under this Lease. If (1) Tenant fails to make any payment of Rent when due (a "Monetary Default"); or (2) Tenant fails to fulfill any of the terms or conditions, covenants, agreements or any rules and regulations attached to this Lease, as Exhibit "C" or promulgated by Landlord under this Lease which shall in all instances be reasonable and have as close to equal application to all tenants of the Building as is practicable (a "Non-Monetary Default"); or (3) the appointment of a trustee or a receiver to take possession of all or substantially all of Tenant's assets occurs, and such appointment is not dismissed within thirty (30) days after appointment, or if the attachment, execution or other judicial seizure of all or substantially all of Tenant's assets located at the Premises, or of Tenant's interest in this Lease, occurs; or (4) Tenant or any of its successors or assigns or any guarantor of this Lease ("Guarantor"), if any, should file any voluntary petition in bankruptcy, reorganization or arrangement, or an assignment for the benefit of creditors or for similar relief under any present or future statute, law or regulation relating to relief of debtors; or (5) Tenant or any of its successors or assigns or any Guarantor should be adjudicated bankrupt or have an involuntary petition in bankruptcy, reorganization or arrangement filed against it and such proceeding is not dismissed within thirty (30) days of filing; or
(6) Tenant, before the expiration of the Lease Term and without the prior written consent of Landlord, vacates the Premises or abandons possession of the Premises, and fails to pay Rent on a timely basis; or (7) Tenant shall permit, allow or suffer to exist any lien by or through Tenant, judgment, writ, assessment, charge, attachment or execution upon Landlord's or Tenant's interest in this Lease or to the Premises, and/or the fixtures, improvements and furnishings located thereon, whether claimant or holder thereof has acquired its right by or through Tenant, unless such lien, judgment, writ, assessment, charge, attachment or execution is discharged of record or transferred from

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the Property by bond within ten (10) days following notice to Tenant.

                  B. GRACE PERIOD. Notwithstanding anything contained in this Lease to the contrary, Tenant shall have (i) a period of three (3) calendar days after written notice from Landlord of a Monetary Default with respect to payment of Base Rent or Overhead Rent; (ii) a period of ten (10) days after notice from Landlord of a Monetary Default , other than as to payment of Base Rent or Overhead Rent; and (iii) a period of twenty (20) days after notice from Landlord of a Non-Monetary Default in which to cure the Event of Default. In addition, provided that the Event of Default does not involve an emergency that must be addressed in a shorter time frame, the grace period for Non-Monetary Defaults shall be extended for such time as is reasonably necessary to complete such cure if the Event of Default is of a nature that it cannot be completely cured within the twenty (20) day period solely as a result of nonfinancial circumstances outside of Tenant's control, provided that Tenant has promptly commenced all appropriate actions to cure the default after notice and those actions are thereafter diligently and continuously pursued by Tenant in good faith. However, if the Non-Monetary Default is not cured prior to a maximum of ninety (90) days from the date of the notice of the Non-Monetary Default, then Landlord may pursue all of its remedies. The notice of a Non-Monetary Default to be given under this subsection may be combined with the notice required under Section 83.20(3), Florida Statutes or any successor statute and this Lease shall not be construed to require Landlord to give two separate notices to Tenant before proceeding with any remedies.

                  C. REPEATED LATE PAYMENT. Regardless of the number of times of Landlord's prior acceptance of late payments and/or late charges, (i) if Landlord notifies Tenant four (4) times in any 12-month period that Rent has not been paid when due, then any other late payment within such 12-month period shall automatically constitute an event of default hereunder and (ii) the mere acceptance by Landlord of late payments of Rent in the past shall not, regardless of any applicable laws to the contrary, thereafter be deemed to waive Landlord's right to strictly enforce this Lease, including Tenant's obligation to make payment of Rent on the exact day same is due, against Tenant.

         24.      LANDLORD'S REMEDIES FOR TENANT'S DEFAULT

                  A. LANDLORD'S OPTIONS. Upon an Event of Default by Tenant under this Lease, Landlord may, at its option exercise any of the remedies enumerated below, in addition to such other remedies as may be available under Florida law:

                           (1) terminate this Lease and Tenant's right of
possession by notice to Tenant; or

                           (2) terminate Tenant's right to possession but not
the Lease and/or proceed in accordance with any and all provisions of paragraph B below.

                  B. LANDLORD'S REMEDIES. If there is an Event of Default by Tenant under this Lease (subject to applicable notice and cure periods), in addition to all other remedies available to Landlord at law or in equity, Landlord may:

                           (1) Terminate this Lease by notice to Tenant and
retake possession of the Premises;

                                (a) Terminate Tenant's right of possession by
notice to Tenant without terminating this Lease and retaking possession of the Premises and relet the Premises or any part of the Premises in the name of Landlord, or otherwise, as Tenant's agent, for a term shorter or longer than the balance of the Lease Term, and may grant concessions or free rent to the new tenant, thereby terminating Tenant's tenancy in the Premises and right to possess the Premises, without terminating Tenant's obligations to pay (a) the entire balance of all forms of Base Rent and Additional Rent for the remainder of the Lease Term, plus (b) the Reletting Expenses, and (c) the unamortized balance of any brokerage commissions paid by Landlord in connection with this Lease, any allowances granted to Tenant under this Lease, and the cost of any Tenant Improvements made by Landlord. Landlord shall have no obligation to relet the Premises, and its failure to do so, or failure to collect rent on reletting, shall not affect Tenant's liability under this Lease. Landlord shall not, in any event, be required to pay Tenant any surplus of any sums received by Landlord on a reletting of the Premises in excess of the rent provided in this Lease. If Landlord decides to relet the Premises or a duty to relet is imposed by law, Landlord shall only be required to use commercially reasonable efforts to relet the Premises. Commercially reasonable efforts shall not require Landlord to: (i) use any greater efforts than Landlord then uses to lease other properties Landlord or its affiliates owns or manages; (ii) relet the Premises in preference to any other space in the Building; (iii) relet the Premises to any party that Landlord could reasonably reject as a transferee under the Assignment or Subletting section of this Lease; (iv) accept rent in an amount which is less than the fair market rental for the Premises; (v) perform any tenant improvements, grant any tenant improvement allowances, grant any "free rent," or otherwise pay any sums or grant any monetary concessions in order to obtain a new tenant; (vi) observe any instruction given by Tenant about the reletting process or accept any tenant offered by Tenant unless the offered tenant leases the entire Premises and the criteria of this subsection are otherwise fully met. Any entry or reentry by Landlord, whether had or taken under summary proceedings or otherwise, shall not absolve or discharge Tenant from liability under this Lease so long as Landlord's actions are not in violation of applicable laws. "Reenter" and "re-entry" as used in this Lease are not restricted to their technical legal meaning. No reentry or taking possession of the Premises by Landlord shall be construed as an election on Landlord's part to accept a surrender of

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the Premises unless a notice of such intention is given to Tenant;

                           (2) Stand by and do nothing, and hold Tenant liable
for all Base Rent and additional rent payable under this Lease through the remainder of the Lease Term;

                           (3) Institute any action as provided by law;

                           (4) Obtain injunctive and declaratory relief,
temporary or permanent, or both, against Tenant or any acts, conduct or omissions of Tenant, and further to obtain specific performance of any term, covenant, or condition of this Lease;

                           (5) After regaining possession of the Premises,
remove all or any part of Tenant's Property from the Premises and any property removed may be stored at the cost of, and for the account of, Tenant, and Landlord shall not be responsible for the care or safekeeping of Tenant's Property whether in transport, storage, or otherwise, and Tenant waives any and all claims against Landlord for loss, destruction, damage or injury that may be occasioned by any acts taken by Landlord under this subsection. Landlord may retain possession of Tenant's Property until all storage charges and all other amounts owed by Tenant to Landlord under this Section 23 have been paid in full. Nothing set forth in this subsection shall limit Landlord's rights to enforce any lien or security interest in favor of Landlord against Tenant's Property or Landlord's rights under the End of Term section of this Lease; and

                           (6) If all or any part of the Premises is then
assigned, sublet, transferred, or occupied by someone other than Tenant, Landlord, at its option, may collect directly from the assignee, subtenant, transferee, or occupant all rent becoming due to Tenant by reason of the assignment, sublease, transfer, or occupancy. Any collection directly by Landlord from the assignee, subtenant, transferee, or occupant shall not be construed to constitute a novation or a release of Tenant from the further performance of its obligations under this Lease.

                  C. ACCELERATION. If Landlord exercises the remedies provided in Subsections (2), (3) or (4) above, Landlord may declare the entire balance of all forms of Rent due under this Lease for the remainder of the Lease Term to be forthwith due and payable and may collect the then present value of the rents (calculated using a discount rate equal to the yield then obtainable from the United States Treasury Bill or Note with a maturity date closest to the date of expiration of the Lease Term) by distress or otherwise, provided, however that Landlord shall utilize commercially reasonable attempts to mitigate its damages. The accelerated additional rent for expenses shall be calculated by multiplying the highest additional rent amount for Expenses payable by Tenant in any calendar year times the number of calendar years (including any fractional calendar year) remaining in the Lease Term following the date of default. If Landlord exercises the remedy provided in Subsection (2) above and collects from Tenant all forms of rent owed for the remainder of the Lease Term, Landlord shall account to Tenant, at the date of the expiration of the Lease Term for amounts actually collected by Landlord as a result of reletting, net of the Tenant's obligations under Subsections 24 B. 2(a)-(c).

                  D. GUARANTY. In addition to the remedies of the Landlord contained in this Section 24, a separate action or actions may, at Landlord's option, be brought and prosecuted against the Guarantor, if any, whether or not any action is first or subsequently brought against Tenant or whether or not Tenant is joined in any such action. The Landlord may, at its sole option, proceed against the Tenant without first seeking recourse against the Guarantor and may pursue any other remedy in Landlord's power whatsoever and the Tenant waives any right to complain of delay in enforcement of Landlord's rights under this Lease.

                  E. Notwithstanding the foregoing or anything to the contrary contained in this Lease, any and all rights and remedies of Landlord and Tenant set for forth in this Lease shall be exercisable only to the extent permitted by Florida law at the time of exercise. Any waivers by Tenant of damages or liability shall be applicable only to the extent Landlord's actions are in material accordance with applicable law and only to the extent that Landlord or its agents, employees or contractors are not negligent or willfully at fault.

                  F. Landlord shall not be deemed to be in default of this Lease unless and until Landlord fails to cure any default within thirty (30) days after written notice from Tenant; provided, however, that if such default reasonably requires more than thirty (30) days to cure, Landlord shall have a reasonable time to cure such default, provided Landlord commences to cure within such thirty (30) day period and thereafter diligently prosecutes such cure to completion. In the event of an uncured default by Landlord, Tenant shall have the right to exercise any available legal and equitable remedies.

         25. LANDLORD'S RIGHT TO PERFORM FOR TENANT'S ACCOUNT.

                  Should Tenant fail to observe or perform any term or condition of this Lease within a provided grace period following notice, Landlord may at any time thereafter, perform the same for the account of Tenant in a commercially reasonable manner. If Landlord makes any expenditure or incurs any obligation for the payment of money in connection with such performance for Tenant's account (including reasonable attorneys' fees and costs in instituting, prosecuting and/or defending any action or proceeding through appeal), the sums paid or obligations incurred, with interest at Twelve Percent (12%) per annum, will be paid by Tenant to Landlord within ten (10) days after rendition of a bill or statement to Tenant. In the event Tenant, in the performance or non-performance of any term or

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condition of this Lease, should cause an emergency situation to occur or arise within the Premises or in the Building, Landlord will have all rights set forth in this paragraph immediately without the necessity of providing Tenant any advance notice.

         26.      LIENS

                  A. GENERAL. In accordance with the applicable provisions of the Florida Construction Lien Law and specifically Florida Statutes, Section 713.10, no interest of Landlord whether personally or in the Premises, or in the underlying land or Building of which the Premises are a part, or the leasehold interest aforesaid shall be subject to liens for improvements made by Tenant or caused to be made by Tenant hereunder. Further, Tenant shall have no power or authority to create any lien or permit any lien to attach to the present estate, reversion, or other estate of Landlord in the Premises or in the Building, and all mechanics, materialmen, contractors, artisans and other parties contracting with Tenant or its representatives or privies as to the Premises or any part of the Premises are hereby charged with notice that they must look to the Tenant to secure payment of any bill for work done or material furnished or for any other purpose during this Lease term. The foregoing provisions are made with express reference to Section 713.10 of the Florida Statutes. Notwithstanding the foregoing provisions, Tenant, at its expense, shall cause any liens filed against the Premises or the Building for work or materials claimed to have been furnished to Tenant to be discharged of record or properly transferred to a bond under Section 713.24 of the Florida Statutes within ten (10) days after notice to Tenant. Landlord has recorded a notice of the foregoing in the Public Records of Palm Beach County, Florida, pursuant to the provisions of Section 713.10 Florida Statutes.

                  B. DEFAULT. Notwithstanding the foregoing, if any construction lien or other lien, attachment, judgment, execution, writ, charge or encumbrance is filed against the Building or the Premises or this leasehold, or any alterations, fixtures or improvements therein or thereto, as a result of any work action or inaction done by or at the direction of Tenant or any of Tenant's Agents, Tenant will discharge same of record within ten (10) days after the filing thereof and written notice from either Landlord or the lienor, failing which Tenant will be in default under this Lease. Further, Tenant agrees to indemnify, defend and save Landlord harmless from and against any damage or loss, including reasonable attorneys' fees, incurred by Landlord as a result of any liens or other claims arising out of or related to work performed in the Premises by or on behalf of Tenant. In such event, without waiving Tenant's default, Landlord, in addition to all other available rights and remedies, without further notice, may discharge the same of record by payment, bonding or otherwise, as Landlord may elect, and upon request Tenant will reimburse Landlord for all costs and expenses so incurred by Landlord plus interest thereon at the rate of eighteen percent (18%) per annum.

         27.      NOTICES

                  Notices to Tenant under this Lease will be in writing (unless otherwise specifically provided herein) addressed to Tenant and mailed or delivered to the address set forth for Tenant in the BLI Rider. Notices to Landlord under this Lease (as well as the required copies thereof) will be in writing and addressed to Landlord (and its agents) and mailed or delivered to the address set forth in the BLI Rider. Notices will be personally delivered or given by registered or certified mail, return receipt requested. As used herein, personal delivery includes delivery by overnight courier. Notices delivered personally will be deemed to have been given as of the date of delivery and notices given by mail will be deemed to have been given forty-eight (48) hours after the time said properly addressed notice is placed in the mail. Each party may change its address from time to time by written notice given to the other as specified above.

         28.      MORTGAGE ESTOPPEL CERTIFICATE; SUBORDINATION

                  Landlord has the unrestricted right to convey, mortgage and refinance the Building, or any part thereof. Tenant and Landlord agree, within ten (10) days after notice but not more than twice in any calendar year, to execute and deliver to the other or its mortgagee or designee such instruments as the other or its mortgagee may reasonably require, certifying (i) whether this Lease is in full force and effect (or if there shall have been any modification, that the Lease is in full force and effect as modified and stating the modification, (ii) the amount of any prepaid rent paid under this Lease,
(iii) the dates to which the rents and other charges have been paid, (iv) whether or not Tenant claims any defenses or offsets concerning its obligations under this Lease and whether or not the other is in default in the performance of any covenant, agreement, or condition contained in this Lease on its part to be performed, and if so, specify each defense, offset or default of which the party may have knowledge, and (v) such other matters as may be reasonably required by institutional lenders or purchasers in similar estoppel certificates. Nothing contained in this Section shall constitute a waiver by Landlord of any default in payment of rent or other charges existing as of the date of any notices or certificates under this Section. Subject to the provisions hereof, this Lease is and at all times will be subject and subordinate to all present and future mortgages or ground leases which may affect the Building and/or the parking lot, and to all recastings, renewals, modifications, consolidations, replacements, and extensions of any such mortgage(s), and to all increases and voluntary and involuntary advances made thereunder. The foregoing will be self-operative and no further instrument of subordination will be required. However, in confirmation of this subordination, Tenant shall execute promptly any certificate that Landlord may request provided that, without limiting Landlord's right of specific performance and right to injunctive relief, the Tenant's failure to do so shall constitute an Event of Default under the Lease. In the event that the

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holder ("Lender") of any encumbrance ("Mortgage") on the Building or any other person acquires title to the Building pursuant to the exercise of any remedy provided for in the Mortgage or by reason of the acceptance of a deed in lieu of foreclosure (the Lender, any other such person and their participants, successors and assigns being referred to herein as the "Purchaser"), Tenant covenants and agrees to attorn to and recognize and be bound to Purchaser as its new Landlord, and except as provided below, this Lease shall continue in full force and effect as a direct Lease between Tenant and Purchaser, except that, notwithstanding anything to the contrary herein or in the Lease. It is an express condition of the subordination of this Lease set forth herein, that so long as Tenant is not in material default under any provision of this Lease beyond any applicable notice or cure period, and no event has occurred that has continued to exist for a period of time (after notice, if any, required by this Lease) as would entitle Landlord to terminate this Lease or would cause without further action by Landlord, the termination of this Lease or would entitle Landlord to dispossess the Tenant thereunder:

                  A. The right of possession of Tenant to the Premises and Tenant's rights hereunder shall not be terminated or disturbed by any steps or proceedings taken by Lender or anyone claiming by or through Lender in the exercise of any of its rights under the Mortgage or the indebtedness secured thereby;

                  B. This Lease shall not be terminated or affected and Tenant's possession, use, and enjoyment of the Premises shall not be disturbed by said exercise of any remedy provided for in the Mortgage, and any sale by Lender of the Building pursuant to the exercise of any rights and remedies under the Mortgage or otherwise, shall be made subject to this Lease and the rights of Tenant hereunder.

                  C. In no event shall Lender or any other Purchaser be:

                           (1) liable for any act or omission of Landlord or any
prior landlord (except to the extent such continue without cure after acquisition of the Building by the Lender and such may be cured by Lender with its reasonable efforts;

                           (2) subject to any offsets or defenses that the
Tenant might have against Landlord or any prior landlord;

                           (3) bound by any payment or rent or additional rent
that Tenant might have paid to Landlord or any prior landlord for more than the current month unless the same is delivered to the Lender or the Purchaser; or

                           (4) bound by any material amendment or modifications
of the Lease made without Lender's or such other Purchaser's prior written consent, which shall not be unreasonably withheld or delayed.

                  D. Provided that Landlord has previously notified Tenant of Lender's address for notice, Tenant agrees to give written notice to Lender as soon as reasonably practicable of any default by Landlord that would entitle Tenant to cancel this Lease, and agrees that notwithstanding any provision of this Lease, no notice of cancellation thereof given on behalf of Tenant shall be effective unless Lender has received said notice and has failed within 30 days of the date of receipt thereof to cure Landlord's default, or if the default cannot be cured within 30 days, has failed to promptly commence and to diligently pursue the cure of Landlord's default which gave rise to such right of cancellation. Tenant further agrees to give such notices to any successor of Lender, provided that such successor shall have given written notice of Tenant of its acquisition of Lender's interest in the Mortgage and designated the address to which such notices are to be sent.

                  E. Tenant acknowledges that Landlord may execute and deliver to Lender an Assignment of Leases and Rents conveying the rentals under this Lease as additional security for the loan secured by the Mortgage, and Tenant hereby expressly consents to such Assignment.

                  F. Within ten (10) days after the execution of this Lease, and as a condition to the effectiveness of this Lease, Landlord shall obtain, for the benefit of Tenant, a Subordination, Non-disturbance and Attornment Agreement from each and every Lender as of the date of this Lease, such Subordination, Non-Disturbance and Attornment Agreement to be in form substantially similar to that attached hereto as Exhibit "J". Landlord represents and warrants to Tenants that, as of the date of this Lease, it is the fee simple owner of the Building, and that, as of the date hereof, there are no (i) ground leases of all or any part of Landlord's interest in the Building, or (ii) mortgages with respect to the Building, other than with Lenders providing such Subordination, Non-Disturbance and Attornment Agreements to Tenant.

                  G. Notwithstanding anything to the contrary contained in this Lease, after the date of this Lease, any subordination of this Lease to a mortgage or any ground lease shall be conditioned on Tenant obtaining a Subordination, Non-Disturbance and Attornment Agreement from the applicable Lender and ground lessor, such Subordination, Non-Disturbance and Attornment Agreement in a form substantially similar to that attached hereto as Exhibit "J".

         29.      ATTORNMENT AND MORTGAGEE'S REQUEST

                  A. ATTORNMENT. Subject to the provisions of Section 28, if any mortgagee of the Building comes into possession or ownership of the Premises, or acquires Landlord's interest by foreclosure of the mortgage or otherwise, upon the mortgagee's request Tenant will attorn to the mortgagee.

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         30.      TRANSFER BY LANDLORD

                  If Landlord's interest in the Building terminates by reason of a bona fide sale or other transfer, Landlord will, upon assumption by the new owner of the Landlord's obligations hereunder from and after the date of transfer, thereupon be released from all further liability to Tenant under this Lease. At the expiration or termination of the Lease Term, Tenant shall deliver to Landlord all keys to the Premises and make known to Landlord the location and combination of all safes, locks and similar items.

         31.      SURRENDER OF PREMISES; HOLDING OVER

                  A. SURRENDER. Tenant agrees to surrender the Premises to Landlord on the Expiration Date (or sooner termination of the Lease Term pursuant to other applicable provisions hereof) in as good condition as they were at the commencement of Tenant's occupancy, ordinary wear and tear, and damage by fire and windstorm excepted.

                  B. RESTORATION. In all events, Tenant will promptly restore all damage caused in connection with any removal of Tenant's personal property. Tenant will pay to Landlord, upon request, all damages that Landlord may suffer on account of Tenant's failure to surrender possession as and when aforesaid and will indemnify Landlord against all liabilities, costs and expenses (including all reasonable attorneys' fees and costs if any) arising out of Tenant's delay in so delivering possession, including claims of any succeeding tenant.

                  C. REMOVAL. Upon expiration of the Lease Term, at Landlord's option, Tenant may not be required to remove from the Premises, Building Standard Items (as defined in the Work Letter), all of such Building Standard Items are the property of Landlord or tenant improvements installed prior to the Rent Commencement Date unless Landlord shall require such removal during the review and approval of the plans and specifications as provided in the Work Letter.

                  D. HOLDOVER. In the event of a holding-over by Tenant, after the expiration of the Lease or the early termination of the Lease without the written consent of Landlord, Tenant shall, in addition to being responsible for any liquidated damages provided by Florida statute, also indemnify Landlord against all claims for damages by any other tenant to whom Landlord may have leased all or any part of the Premises covered hereby effective after the termination of this Lease so long as Landlord has previously provided Tenant notice of such lease. No payments of money by Tenant after the expiration of the Lease Term of the earlier termination of this Lease will reinstate, continue or extend the Term; reduce the liability of Tenant to Landlord for damages; or affect any termination notice given by Landlord to Tenant. No extension of the Lease Term will be valid unless and until the same will be reduced to writing and signed by both Landlord and Tenant.

                  E. NO SURRENDER. No offer of surrender of the Premises, by delivery to Landlord or its agent of keys to the Premises or otherwise, will be binding on Landlord unless accepted by Landlord, in writing, specifying the effective surrender of the Premises. At the expiration or termination of the Lease Term, Tenant shall deliver to Landlord all keys to the Premises and make known to Landlord the location and combinations of all locks, safes and similar items.

         32.      NO WAIVER, CUMULATIVE REMEDIES

                  A. NO WAIVER. No waiver of any provision of this Lease by either party will be deemed to imply or constitute a further waiver by such party of the same or any other provision hereof. The rights and remedies of Landlord and Tenant under this Lease or otherwise are cumulative and are not intended to be exclusive and the use of one will not be taken to exclude or waive the use of another, and Landlord and Tenant will be entitled to pursue all rights and remedies available under the laws of the State of Florida.

                  B. RENT PAYMENTS. No receipt of money by Landlord from Tenant at any time, or any act, or thing done by, Landlord or its agent shall be deemed a release of Tenant from any liability whatsoever to pay Rent, Additional Rent, or any other sums due hereunder, unless such release is in writing, subscribed by a duly authorized officer or agent of Landlord and refers expressly to this Section. Any payment by Tenant or receipt by Landlord of less than the entire amount due at such time shall be deemed to be on account of the earliest sum due. No endorsement or statement on any check or any letter accompanying any check or payment shall be deemed an accord and satisfaction. In the case of such a partial payment or endorsement, Landlord may accept such payment, check or letter without prejudice to its right to collect all remaining sums due and pursue all of its remedies under the Lease.

         33.      WAIVER

                  LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM INVOLVING ANY MATTER WHATSOEVER ARISING OUT OF OR IN CONNECTION WITH (i) THIS LEASE, (ii) THE PREMISES, (iii) TENANT'S USE OR OCCUPANCY OF THE PREMISES, OR (iv) THE RIGHT TO ANY STATUTORY RELIEF OR REMEDY. TENANT FURTHER WAIVES THE RIGHT TO INTERPOSE ANY PERMISSIVE COUNTERCLAIM OF ANY NATURE IN ANY ACTION OR PROCEEDING COMMENCED BY LANDLORD TO OBTAIN POSSESSION OF THE PREMISES. IF TENANT VIOLATES THIS PROVISION BY FILING A PERMISSIVE COUNTERCLAIM, WITHOUT PREJUDICE TO LANDLORD'S RIGHT TO HAVE SUCH COUNTERCLAIM DISMISSED, THE PARTIES STIPULATE THAT SHOULD THE COURT PERMIT TENANT TO MAINTAIN THE COUNTERCLAIM, THE

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COUNTERCLAIM SHALL BE SEVERED AND TRIED SEPARATELY FROM THE ACTION FOR
POSSESSION PURSUANT TO RULE 1.270(b) OF THE FLORIDA RULES OF CIVIL PROCEDURE OR OTHER SUMMARY PROCEDURES SET FORTH IN SECTION 51.011, FLORIDA STATUTES (1993). THE WAIVERS SET FORTH IN THIS SECTION ARE MADE KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY BY TENANT. TENANT FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE MAKING OF THIS WAIVER BY INDEPENDENT COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THESE WAIVERS WITH COUNSEL. THIS PROVISION IS A MATERIAL INDUCEMENT TO LANDLORD IN AGREEING TO ENTER INTO THIS LEASE.

         34.      CONSENTS AND APPROVALS

                  [Intentionally Omitted]

         35.      RULES AND REGULATIONS

                  Tenant agrees to abide by all rules and regulations attached hereto as Exhibit "C" and incorporated herein by this reference, as reasonably amended and supplemented from time to time by Landlord. Landlord will not be liable to Tenant for violation of the same or any other act or omission by any other tenant except to the extent the same materially affects Tenant's use and enjoyment of the Premises as provided in this Lease. All rules and regulations shall, to the extent reasonably practicable, be uniformly applicable to all tenants and occupants and shall not interfere with Tenant's use of the Premises in any material manner. In the event of a conflict between the rules and regulations and the provisions of this Lease, the provisions of this Lease shall prevail.

         36.      SUCCESSORS AND ASSIGNS

                  This Lease will be binding upon and inure to the benefit of the respective heirs, personal and legal representatives, successors and permitted assigns of the parties hereto.

         37.      QUIET ENJOYMENT

                  In accordance with and subject to the terms and provisions of this Lease, Landlord warrants that it has full right to execute and to perform under this Lease and to grant the estate demised. Tenant, upon Tenant's payment of Rent and performing of all of the terms, conditions, covenants, and agreements as and when required in this Lease, shall peaceably and quietly have, hold and enjoy the Premises during the full Lease Term.

         38.      ENTIRE AGREEMENT

                  This Lease, together with the BLI Rider, exhibits, schedules, addenda and guaranties (as the case may be) fully incorporated into this Lease by this reference, contains the entire agreement between the parties hereto regarding the subject matters referenced herein and supersedes all prior oral and written agreements between them regarding such matters. This Lease may be modified only by an agreement in writing dated and signed by Landlord and Tenant after the date hereof.

         39.      HAZARDOUS MATERIALS

                  A. REPRESENTATION. Tenant represents, warrants and covenants that (1) the Premises will not be used for any dangerous, noxious or offensive trade or business and that it will not cause or maintain a nuisance there, (2) it will not bring, generate, treat, store, use or dispose of Hazardous Substances at the Premises other than use in the ordinary course of business and in compliance with all applicable laws, (3) it shall, with respect to Tenant's use and occupancy of the Premises, the parking lot and any other area of the Building, as applicable, at all times comply with all Environmental Laws (as hereinafter defined) and shall cause the Premises, while in the possession and control of Tenant to comply, and (4) Tenant will keep the Premises free of any lien imposed pursuant to any Environmental Laws. Only for purposes of this paragraph entitled "Representation", the term "Premises" shall mean, only with respect to Tenant's use and occupancy of the Premises, the Building including Common Areas, parking areas, greenspace and all other elements thereof.

                  B. REPORTING REQUIREMENTS. Tenant warrants that it will promptly deliver to the Landlord, (i) copies of any documents received from the United States Environmental Protection Agency and/or any state, county or municipal environmental or health agency concerning the Tenant's operations upon the Premises; and (ii) copies of any documents submitted by the Tenant to the United States Environmental Protection Agency and/or any state, county or municipal environmental or health agency concerning its operations on the Premises, including but not limited to copies of permits, licenses, annual filings, registration forms.

                  C. TERMINATION, CANCELLATION, SURRENDER. At the Expiration Date or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord free of any and all Hazardous Substances which have been placed on, in or about the Premises by Tenant or Tenant's agents, and in compliance with all Environmental Laws. Landlord may at Landlord's expense at the end of the term, order a clean-site certification, environmental audit or site assessment with respect to the Premises the cost of which shall be reimbursed by Tenant to Landlord in the event such environmental audit reflects a violation of this
Section 39 by Tenant.

                  D. ACCESS AND INSPECTION. Landlord shall have the right, subject to not materially disturbing Tenant's peaceful use and occupancy of the Premises and the Common Areas and subject to reasonable advance notice, except in the instance of emergencies, but not the obligation, at all times during

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                            BLUE LAKE STANDARD LEASE


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the term of this Lease to (i) enter upon and inspect the Premises, (ii) conduct tests and investigations and take samples to determine whether Tenant is in compliance with the provisions of this article, and (iii) request lists of all Hazardous Substances used, stored or located on the Premises; the cost of all such inspections, tests and investigations to be borne by Landlord, unless, however, said inspections, tests and investigations reflect a violation of Environmental Laws by Tenant in which instance the Tenant shall promptly either pay or reimburse Landlord for all inspections, tests and investigations. Promptly upon the written request of Landlord, from time to time, if Landlord shall reasonably suspect a violation of Environmental Laws, Landlord may obtain an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable to Landlord to assess, with a reasonable degree of certainty, the presence or absence of any Hazardous Substances and the potential costs in connection with abatement, clean-up, or removal of any Hazardous Substances found on, under, at, or without the Premises. If such audit reveals a violation of Environmental Laws caused by Tenant or Tenant's agents, or the presence of Hazardous Substances not in the Premises upon delivery of possession to Tenant, and such was not caused by Landlord or its agents, the Tenant shall pay the cost of such audit. Tenant will reasonably cooperate with Landlord, at no cost or expense to Tenant, and allow Landlord and Landlord's representatives access, upon ten (10) days notice (except in the case of an emergency), to any and all parts of the Premises and to the records of Tenant with respect to the Premises for environmental inspection purposes at any time. In connection therewith, Tenant hereby agrees that Landlord, or Landlord's agent, may perform any testing upon or of the Premises that Landlord's deems reasonably necessary for the evaluation of environmental risks, costs, or procedures, including soils or other sampling or coring. Landlord shall repair and restore the Premises damaged during such testing unless testing reveals a violation by Tenant of Environmental Laws in which case all such expenses shall be that of Tenant. Landlord shall use reasonable effort to minimize any disruption or interference with Tenant's operations in the Premises in connection with such inspection and/or testing.

                  E. VIOLATIONS - ENVIRONMENTAL DEFAULTS. Tenant shall give to Landlord immediate verbal and follow-up written notice of any actual or threatened spills, releases or discharges of Hazardous Substances on the Premises, caused by the acts or omissions of Tenant or its agents, employees, representatives, invitees, licensees, subtenants, customers or contractors. Tenant covenants to promptly investigate, clean up and otherwise remediate any spill, release or discharge of Hazardous Substances in or about the Premises or the Building, including but not limited to those caused by the acts or omissions of Tenant or its agents, employees, representatives, invitees, licensees, subtenants, customers or contractors at Tenant's sole cost and expense; such investigation, clean up and remediation to be performed in accordance with all Environmental Laws and after Tenant has obtained Landlord's written consent, which shall not be unreasonably withheld or delayed. Tenant shall return the Premises to the condition existing prior to the introduction of any such Hazardous Substances by Tenant or Tenant's agents.

                           (1) In the event of (1) a violation of an
Environmental Law by Tenant, (2) a release, spill or discharge of a Hazardous Substance on or from the Premises, or (3) the discovery of an environmental condition requiring response which violation, release, or condition is attributable to the acts or omissions of Tenant, its agents, employees, representatives, invitees, licensees, subtenants, customers, or contractors, or
(4) an emergency environmental condition which is the result of an act of Tenant (collectively "Environmental Defaults"), Landlord shall have the right, but not the obligation, within ten (10) business days after notice to Tenant, except in the case of an emergency which requires more prompt action, to enter the Premises, to supervise and approve any actions taken by Tenant to address the Environmental Default; and in the event Tenant fails to immediately address such Environmental Default, then Landlord may perform, at Tenant's expense, any lawful actions necessary to address the Environmental Default.

                           (2) Landlord has the right, but not the obligation to
cure any Environmental Defaults, has the reasonable right to suspend some or all of the operations to the extent that the operations have caused the Environmental Default of the Tenant until it has determined to its sole satisfaction that appropriate measures have been taken, and has the right to terminate this Lease upon the occurrence of an Environmental Default.

                  F. ADDITIONAL RENT. Any expenses which the Landlord incurs, which are to be at Tenant's expense pursuant to this Article, will be considered Additional Rent under this Lease and shall be paid by Tenant on demand by Landlord.

                  G. ASSIGNMENT AND SUBLETTING. Notwithstanding anything to the contrary in this Lease, the Landlord may condition its approval of any assignment or subletting by Tenant to an Assignee or Subtenant that in the judgment of the Landlord, reasonably exercised, does not create any additional environmental exposure.

                  H.       INDEMNIFICATIONS.

                           (1) INDEMNIFICATION OF LANDLORD. Tenant shall
indemnify, defend (with counsel approved by Landlord) and hold Landlord and Landlord's affiliates, shareholders, directors, officers, employees and agents harmless from and against any and all claims, judgments, damages (including consequential damages), penalties, fines, liabilities, losses, suits, administrative proceedings, costs and expenses of any kind or nature which arise out of or in anyway related to any Environmental Default by Tenant, its agents, employees, representatives, invitees, licensees, subtenants, customers or contractors during or after the term of this Lease

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                            BLUE LAKE STANDARD LEASE


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(including, but not limited to, attorneys', consultant, laboratory and expert fees expert fees and including without limitation, diminution in the value of the Premises, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises and damages arising from any adverse impact on marketing of space), arising from or related to the use, presence, transportation, storage, disposal, spill, release or discharge of Hazardous Substances on or about the Premises, to the extent caused by Tenant or Tenant's agents, employees, representatives, invitees, licensees, subtenants, customers or contractors.

                           (2) INDEMNIFICATION OF TENANT. Landlord shall
indemnify, defend (with counsel reasonably approved by Tenant) and hold Tenant and Tenant's affiliates, shareholders, directors, officers, employees and agents, harmless from and against any and all claims, judgments, damages (including consequential damages), penalties, fines, liabilities, losses, suits, administrative proceedings, costs and expenses of any kind or nature which arise out of or are in any way related to an environmental condition constituting a violation of this Section, except due to the acts of Tenant or Tenant's agents, employees, representatives, invitees, licensees, subtenants, customers or contractors.

                  I.       DEFINITIONS.

                           (1) "Hazardous Substance" means, (i) asbestos and any
asbestos containing material and any substance that is then defined or listed in, or otherwise classified pursuant to, any Environmental Laws or any applicable laws or regulations as a "hazardous substance", "hazardous material", "hazardous waste", "infectious waste", "toxic substance", "toxic pollutant" or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, or Toxicity Characteristic Leaching Procedure (TCLP) toxicity, (ii) any petroleum and drilling fluids, produced waters, and other wastes associated with the exploration, development or production of crude oil, natural gas, or geothermal resources and (iii) petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive material (including any source, special nuclear, or by-product material), and medical waste. Excepted from the foregoing shall be substances (for example, those used in construction or cleaning supplies or office machines) which contain Hazardous Substances but in amounts and/or quantities which comply with all Environmental Laws as hereinbelow defined.

                           (2) "Environmental Laws" collectively means and
includes all present and future laws and any amendments (whether common law, statute, rule, order, regulation or otherwise), permits, and other requirements or guidelines of governmental authorities applicable to the Premises and relating to the environment and environmental conditions or to any Hazardous Substance (including, without limitation, CERCLA, 42 U.S.C. ss. 9601, et. seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss. 6901, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801, et seq., the Federal Water Pollution Control Act, 33 U.S.C. ss.1251, et seq., the Clean Air Act, 33 U.S.C. ss. 7401, et seq., the Clear Air Act, 42 U.S.C. ss.741, et seq., the Toxic Substances Control Act, 15 U.S.C. ss. 2601-2629, the Safe Drinking Water Act, 42 U.S.C. ss. 300f-300j, the Emergency Planning and Community Right-To-Know Act, 42 U.S.C. ss. 1101, et seq., and any so-called "Super Fund" or "Super Lien" law, any law requiring the filing of reports and notices relating to hazardous substances, environmental laws administered by the Environmental Protection Agency, and any similar state and local laws and regulations, all amendments thereto and all regulations, orders, decisions, and decrees now or hereafter promulgated thereunder concerning the environment, industrial hygiene or public health or safety.)

                  J. RADON. RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risk to persons who are exposed to it over time. Levels of radon that exceed Federal and State Guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

                  K. SURVIVAL OF INDEMNIFICATIONS. All indemnities herein shall survive termination or expiration of this Lease.

         40.      BANKRUPTCY PROVISIONS

                  A. EVENT OF BANKRUPTCY. If this Lease is assigned to any person or entity pursuant to the provisions of the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq. (the "Bankruptcy Code"), any and all monies or other consideration payable to Landlord or otherwise to be delivered to Landlord in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord, and shall not constitute the property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's property under this Section not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid or delivered to Landlord. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. For purposes of this Lease, an "Event of Bankruptcy" shall mean the filing of a voluntary petition by Tenant or the entry of an order for relief against Tenant, under Chapter 7, 11 or 13 of the Bankruptcy Code (or the conversion to a Chapter 11 or 13 proceeding of a proceeding that is filed by or against Tenant under any other Chapter of the Bankruptcy Code).

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                  B. ADDITIONAL REMEDIES. In addition to any rights or remedies hereinbefore or hereinafter conferred upon Landlord under the terms of this Lease, the following remedies and provisions shall specifically apply in the event Tenant is in default of this Lease beyond applicable notice and cure periods:

                           (1) In all events, any receiver or trustee in
bankruptcy shall either expressly assume or reject this Lease within ninety (90) days following the entry of an "Order for Relief" or within such earlier time as may be provided by applicable law.

                           (2) In the event of an assumption of this Lease by a
debtor or by a trustee, such debtor or trustee shall within thirty (30) days after such assumption (i) cure any default or provide adequate assurance that defaults will be promptly cured; (ii) compensate Landlord for actual pecuniary loss or provide adequate assurance that compensation will be made for actual losses, including, but not limited to, all attorneys' fees and costs incurred by Landlord resulting from any such proceedings; and (iii) provide adequate assurance of future performance.

                           (3) Where an Event of Default exists under this Lease
beyond applicable notice and cure periods, the trustee or debtor assuming this Lease may not require Landlord to provide services or supplies incidental to this Lease before its assumption by such trustee or debtor, unless Landlord is compensated under the terms of this Lease for such services and supplies provided before the assumption of such Lease.

                           (4) The debtor or trustee may only assign this Lease
if (i) it is assumed and the assignee agrees to be bound by this Lease, (ii) adequate assurance of future performance by the assignee is provided, whether or not there has been a default under this Lease, and (iii) the assignee has been approved by Landlord in accordance with Section 13 or is an assignee permitted under Section 13. Any consideration paid by any assignee in excess of the rental reserved in this Lease shall be the sole property of, and paid to, Landlord.

                           (5) Landlord shall be entitled to the Rent provided
under the Federal Bankruptcy Code subsequent to the commencement of an Event of Bankruptcy.

                           (6) Any security deposit given by Tenant to Landlord
to secure the future performance by Tenant of all or any of the terms and conditions of this Lease shall be automatically transferred to Landlord upon the entry of an "Order of Relief", such being deemed a material part of the consideration for Landlord's agreement to enter into this Lease.

                           (7) The parties agree that Landlord is entitled to
adequate assurance of future performance of the terms and provisions of this Lease in the event of an assignment under the provisions of the Bankruptcy Code. For purposes of any such assumption or assignment of this Lease, the parties agree that the term "adequate assurance" shall include, without limitation, at least the following: (i) any proposed assignee must have, as demonstrated to Landlord's reasonable satisfaction, a net worth (as defined in accordance with generally accepted accounting principles consistently applied) in an amount sufficient to assure that the proposed assignee will have the resources to meet the financial responsibilities under this Lease, including the payment of all Rent; the financial condition and resources of Tenant are material inducements to Landlord entering into this Lease; (ii) any assumption of this Lease by a proposed assignee shall not adversely affect Landlord's relationship with any of the remaining tenants in the Building taking into consideration any and all other "use" clauses and/or "exclusivity" clauses which may then exist under their leases with Landlord; and (iii) any proposed assignee must not be engaged in any business or activity which it will conduct on the Premises and which will subject the Premises to contamination by any Hazardous Materials.

         41.      FIRE PREVENTION SYSTEMS

                  The Tenant shall be responsible for the cost of any change, modification, alteration or installation of any new or existing sprinkler system, fire extinguishing system and/or fire detection system which may now or hereafter be required as follows:

                  A. If the National Board of Fire Underwriters or any local Board of Fire Underwriters or Insurance Exchange (or other bodies hereafter exercising similar functions) shall require or recommend the installation of fire extinguishers, a "sprinkler system," fire detection and prevention equipment (including, but not limited to, smoke detectors and heat sensors), or any changes, modifications, alterations, or the installation of additional sprinkler heads or other equipment for any existing sprinkler, fire extinguishing system, and/or fire detection system for any reason, to the extent attributable to Tenant's specific use of the Premises or Alterations performed by Tenant; OR

                  B. If any law, regulation, or order or if any bureau, department, or official of the Federal, State, and/or Municipal Governments shall require or recommend the installation of fire extinguishers, a "sprinkler system," fire detection and prevention equipment (including, but not limited to, smoke detectors and heat sensors), or any changes, modifications, alterations, or the installation of additional sprinkler heads or other equipment for any existing sprinkler system, fire extinguishing system, and/or fire detection system for any reason, to the extent attributable to Tenant's specific use of the Premises or Alterations performed by Tenant; OR

                  C. If any such installations, changes, modifications, alterations, sprinkler heads, or other equipment become necessary to prevent the imposition of a penalty, an additional charge, or an increase in the fire insurance rate as fixed by said

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Board or Exchange, from time to time, or by any fire insurance company as a result of the use of the Premises whether or not the same is a Permitted Use under this Lease.

                  D. The Landlord may elect to perform the work and charge the cost thereof to Tenant as Additional Rent. The Tenant shall pay to Landlord the full cost of such work within thirty (30) days after Landlord has presented invoices and/or paid receipts for the same. If the Landlord does not elect to perform such work, the Tenant shall immediately proceed, at its sole cost, to perform the work upon the following conditions:

                           (i) a general contractor licensed in Florida and
reasonably approved by Landlord shall be utilized

                           (ii) all laws, ordinances and regulations governing
such work shall be complied with

                           (iii) a payment and performance bond in Landlord's
favor and with a surety acceptable to Landlord shall be obtained

                           (iv) the construction contract and all plans and
specifications for the work shall be subject to Landlord's reasonable approval.

         42.      SPECIAL EVENTS

         The Tenant shall not, without the prior written consent of the Landlord which shall not be unreasonably withheld or delayed, schedule, advertise or undertake any exposition, promotion or other type of special event at the Premises. Any approval of the Landlord to a special event may include, but not be limited to, at the Landlord's option, to reasonable conditions such as guidelines for traffic and pedestrian control, security, parking and other considerations in the interest of maintaining the health and safety for both the Tenant's invitees as well as that of other tenants. In addition, the Landlord may, in its reasonable discretion, require the Tenant to have delivered a bond by a surety acceptable to Landlord to guaranty any financial undertakings of any indemnification in connection with a special event.

         43.      MISCELLANEOUS

                  A. If Tenant has a lease for other space in the Building, an Event of Default by Tenant under such lease beyond applicable notice and cure periods will constitute a default hereunder.

                  B. If any term or condition of this Lease or the application thereof to any person or circumstance is, to any extent, invalid or unenforceable, the remainder of this Lease, or the application of such term or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, is not to be affected thereby and each term and condition of this Lease is to be valid and enforceable to the fullest extent permitted by law. This Lease will be construed in accordance with the laws of the State of Florida.

                  C. Submission of this Lease to Tenant does not constitute an offer, and this Lease becomes effective only upon execution and delivery by both Landlord and Tenant.

                  D. Tenant acknowledges that it has not relied upon any statement, representation, prior or contemporaneous written or oral promises, agreements or warranties, except such as are expressed herein.

                  E. Tenant agrees to pay, before delinquency, all taxes assessed during the Lease Term agreement (i) all personal property, trade fixtures, and improvements located in or upon the Premises and (ii) any occupancy interest of Tenant in the Premises. Landlord agrees to pay all real estate taxes and assessments against the Building before the Building would be sold by tax deed to pay such delinquent taxes.

                  F. If Tenant, with Landlord's consent, occupies the Premises or any part thereof for the purpose of conducting business prior to the Rent Commencement Date all provisions of this Lease will be in full force and effect commencing upon such occupancy, and Base Rent and Additional Rent, where applicable, for such period will be paid by Tenant at the same rate herein specified.

                  G. Each party represents and warrants that it has not dealt with any agent or broker in connection with this transaction except for Blue Lake Realty, Inc. and the agents or brokers specifically set forth in the BLI Rider whose commissions shall be paid by Landlord pursuant to separate agreement. If either party's representation and warranty proves to be untrue, such party will indemnify the other party against all resulting liabilities, costs, expenses, claims, demands and causes of action, including reasonable attorneys' fees and costs through all appellate actions and proceedings, if any. The foregoing will survive the end of the Lease Term.

                  H. Neither this Lease nor any memorandum hereof will be recorded by Tenant.

                  I. Nothing contained in this Lease shall be deemed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any other provisions contained in this Lease nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

                  J.       Whenever in this Lease the
context allows, the word "including" will be deemed to mean "including without limitation". The headings of articles, sections or paragraphs are for convenience

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                            BLUE LAKE STANDARD LEASE
only and shall not be relevant for purposes of interpretation of the provisions of this Lease.

                  K. Except as otherwise stated in this Lease, this Lease does not create, nor will Tenant have, any express or implied easement for or other rights to air, light or view over or about the Building or any part thereof.

                  L. Landlord reserves the right, upon reasonable advance notice to Tenant, except in the case of an emergency, to use, install, monitor, and repair pipes, ducts and conduits within the walls, columns, and ceilings of the Premises. Landlord shall use all reasonable efforts to not materially interfere with Tenant's peaceful use and occupancy of the Premises.

                  M. Any acts to be performed by Landlord under or in connection with this Lease may be delegated by Landlord to its managing agent or other authorized person or firm. Provided, however that any such delegation shall not reduce or alter the obligations to be performed by Landlord as set forth in this Lease.

                  N. It is acknowledged that each of the parties hereto has been fully represented by legal counsel and that each of such legal counsel has contributed substantially to the content of this Lease. Accordingly, this Lease shall not be more strictly construed against either party hereto by reason of the fact that one party may have drafted or prepared any or all of the terms and provisions hereof.

                  O. If more than one person or entity is named herein as Tenant, their liability hereunder will be joint and several. In case Tenant is a corporation, Tenant (a) represents and warrants that this Lease has been duly authorized, executed and delivered by and on behalf of Tenant and constitutes the valid and binding agreement of Tenant in accordance with the terms hereof, and (b) Tenant shall deliver to Landlord or its agent, within three (3) business days of the execution of this Lease, executed by Tenant, certified resolutions of the board of directors authorizing Tenant's execution and delivery of this Lease and the performance of Tenant's obligations hereunder. In case Tenant is a partnership, Tenant represents and warrants that all of the persons who are general or managing partners in said partnership have executed this Lease on behalf of Tenant, or that this Lease has been executed and delivered pursuant to and in conformity with a valid and effective authorization therefor by all of the general or managing partners of such partnership, and is and constitutes the valid and binding agreement of the partnership and every partner therein in accordance with its terms. It is agreed that each and every present and future partner in Tenant, to the extent that Tenant is a partnership, shall be and remain at all times jointly and severally liable hereunder and that neither the death, resignation or withdrawal of any partner, nor the subsequent modification or waiver of any of the terms and provisions of this Lease, shall release the liability of such partner under the terms of this Lease unless and until Landlord shall have consented in writing to such release.

                  P. Landlord has made no inquiries about and makes no representations (express or implied) concerning whether Tenant's proposed use of the Premises is permitted under applicable law, including applicable zoning law; should Tenant's proposed use be prohibited, Tenant shall be obligated to comply with applicable law and this Lease shall nevertheless remain in full force and effect. Landlord covenants that the Building is zoned to permit corporate headquarters office use as contemplated in the BLI Rider.

                  Q. Notwithstanding anything to the contrary in this Lease, if Landlord or Tenant cannot perform any of its non-monetary obligations due to events beyond that party's control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond either party's control include, but are not limited to, hurricanes and floods and other acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions. Nothing herein contained shall constitute a waiver or mitigation of Tenant's responsibility to pay Rent.

                  R. Notwithstanding anything to the contrary contained in this Lease, in the event of any litigation under this Lease the prevailing party will be reimbursed by the non-prevailing party for all reasonable attorneys' fees and costs including through all appellate actions and proceedings, including bankruptcy proceedings.

                  S. This Lease and the schedules and riders attached, form part of this Lease together with the Rules and Regulations adopted and promulgated by Landlord and set forth all the covenants, promises, assurances, agreements, representations, conditions, warranties, statements and understandings ("Representations") between Landlord and Tenant concerning the Premises and the Building and there are no Representations, either oral or written between them other than those in this Lease. This Lease supersedes and revokes all previous negotiations, arrangements, letters of intent, offers to lease, lease proposals, brochures, Representations and information conveyed whether oral or in writing, between the parties hereto or their respective representatives or any other person purporting to represent Landlord or Tenant. Tenant acknowledges it has not been induced to enter into this Lease by any representations not set forth in this Lease, and has not relied on any such Representations not set forth herein, no such Representations not set forth herein shall be used in the interpretation or construction of this Lease, and the Landlord shall have no liability for any consequences arising as a result of any such Representations not set forth herein. Except as herein otherwise provided, no subsequent alteration, amendment, change, or addition to this Lease shall be binding upon Landlord or Tenant unless in writing and signed by each of them.

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                            BLUE LAKE STANDARD LEASE


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                  T. Time shall be of the essence for all actions required under this Lease.

         44.      DELIVERY OF GUARANTY

         If Tenant is required to deliver a Guaranty by a Guarantor, Tenant shall deliver a guaranty in the form of guaranty (the "Guaranty"),together with the form of Guarantor's resolution in the form attached hereto attached as Exhibit "K", and the Guarantor's certificate of financial standing attached hereto as Exhibit "K" fully executed by each Guarantor. If a Guaranty is required pursuant to the BLI Rider then, at or prior to the parties' execution of this Lease Landlord has delivered to Tenant a form of guaranty (the "Guaranty") to be signed by each Guarantor identified in the BLI Rider. Tenant's failure to deliver the Guaranty fully executed by the Guarantor within 5 days from the earliest date on which this Lease has been signed by the parties shall constitute an Event of Default.

         45.      CONFIDENTIALITY

         Landlord and Tenant acknowledge that the terms and provisions of this Lease have been negotiated based upon a variety of factors, occurring at a coincident point in time, including, but not limited to: (i) the individual principals involved and the financial strength of Tenant, (ii) the nature of Tenant's business and use of the Premises, (iii) the current leasing market place and the economic conditions affecting rental rates, (iv) the present and projected tenant mix of the Building, and (v) the projected juxtaposition of tenants on the floor(s) upon which the Premises are located and the floors within the Building. Therefore, recognizing the totality, uniqueness, complexity and interrelation of the aforementioned factors, the Tenant agrees that information concerning Landlord and the Blue Lake Building, and the financial terms of this Lease, are confidential and proprietary information and Tenant agrees that it will use all reasonable efforts to not permit the duplication or disclosure (whether by word of mouth, mechanical reproduction, physical tender or visual or oral transmission or review) of any such information, including the terms and conditions of this Lease to third parties who could, in any way, be considered presently or in the future as prospective tenants of the Building, to any person, unless such duplication, use, or disclosure is specifically authorized by Landlord in writing. Confidential information is not meant to include any information that is in the public domain. In addition, Tenant agrees to use all reasonable efforts to keep the terms and conditions as contained herein confidential, with the following exceptions:

                  A. Tenant may disclose the contents of this Lease to its advisors in the contemplated transaction, so long as the advisor agrees in writing to use all reasonable efforts to maintain confidentiality;

                  B. Tenant may disclose such information as required by court order;

                  C. Tenant may disclose such information as required by any laws, regulations or requirements applicable to Tenant or any affiliate of Tenant; and

                  D. Tenant may disclose the contents of this Lease to potential assignees or subtenants, so long as such potential assignees or subtenants agree in writing to use all reasonable efforts to maintain confidentiality.

         Tenant shall issue no press release or statement to the media regarding this Lease without the Landlord's prior approval, which approval shall not be unreasonably withheld or delayed.

         46.      SIGNAGE CRITERIA

         Tenant shall be permitted to erect or enplace a sign, as applicable, in conformance with the BLCC design criteria for the Premises as attached hereto and made a part hereof as Exhibit "H".

         47.      CARPOOLING, MASS TRANSIT AND TRAFFIC CONTROL

         Tenant acknowledges that, due to the nature and size of the Building, Landlord may be required by applicable governmental authorities to participate in, and require tenants to participate in, carpool programs, mass transit programs, flexible shift and other flexible time programs, and other traffic reduction programs and measures. Tenant agrees to participate in and comply with such programs and measures required by applicable governmental authorities or agreed to by Landlord with respect to the Building. Tenant's breach of this provision shall not be a default under this Lease or expose Tenant otherwise to damages or injunction.

         48.      LEASE CONTINGENCIES

         This Lease shall be conditioned and contingent upon the occurrence of the following event: within ten (10) days from the Effective Date hereof, Landlord's mortgagee(s) and other lenders have approved this Lease and the Tenant (including but not limited to Tenant's financial condition).

         49.      ASSOCIATION

         The Building, in which the Premises are located shall be subject to a Declaration of Restrictive Covenants, Easements and Conditions (the "Declaration") which shall govern certain matters with respect to the development, management and maintenance of the Building and to satisfy requirements with respect to surface water management, drainage and other aspects of the Building. The Declaration shall provide for the creation of a property owner's association ("Association") to perform certain management, operational and maintenance obligations pursuant thereto. The Association will have the authority to levy fees and assessments against the Building, including the Building, to pay for the obligations of the Association.

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                            BLUE LAKE STANDARD LEASE


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This Lease is subject to the Declaration, upon the recordation of the
Declaration, and to the rights of the Association pursuant thereto. Additionally, fees and assessments of the Association paid by the Landlord shall be deemed Operating Expenses for the purpose of determining Overhead Rent. The Declaration shall not materially impair Tenant's rights under this Lease.

         50.      VENDING MACHINES

         No Tenant shall obtain, or accept for use in the Premises, vending machines or pay telephones, or other similar services from any persons other than those specifically designated by Landlord to offer or distribute such services. Landlord shall designate at least one vendor for such services.

         51.      FOOD SERVICE

         At all times during the term of the Lease (subject; however, to reasonable temporary interruptions), Landlord will provide a cafeteria or other food service facility within the Building campus to serve breakfast and lunches to employees of Tenant and other tenants. The scope and types of food to be served, and all other aspects of such food service facility shall be determined in Landlord's sole discretion.

         52.      AUDITORIUM/CONFERENCE CENTER

         Landlord will make available to Tenant on an as available, first come - first serve basis, the existing auditorium and conference center, at a cost no greater a cost than that charged to other tenants, together with Landlord's charges for setup and cleanup, and for any damages thereto resulting from Tenant's use thereof.

         53.      TELECOMMUNICATIONS

                  A. TENANT'S RESPONSIBILITY. Tenant acknowledges and agrees that all telephone and telecommunications and data services, including wiring and installation therefor, desired by Tenant shall be ordered and utilized at the sole expense of Tenant. Unless Landlord otherwise requests or consents in writing, all of Tenant's telecommunications equipment shall be and remain solely in the Premises and the telephone closets on the floor on which the Premises is located, in accordance with the rules and regulations adopted by Landlord from time to time. Unless otherwise specifically agreed to in writing, Landlord shall have no responsibility for the maintenance of Tenant's telecommunications or data equipment, including wiring; nor for any wiring or other infrastructure to which Tenant's telecommunications or data equipment may be connected. Tenant agrees that, to the extent any such service is interrupted, curtailed or discontinued, Landlord shall have no obligation or liability with respect thereto and it shall be the sole obligation of Tenant at its expense to obtain substitute service, unless caused by the negligence or willful misconduct of the Landlord, its agents, employees, or contractors.

                  B. REMOVAL OF EQUIPMENT AND WIRING AND OTHER FACILITIES. Any and all telecommunications and data equipment installed in the Premises or elsewhere in the Building or the Project by or on behalf of Tenant, including wiring, or other facilities for telecommunications or data transmittal reception, shall be removed prior to the expiration or earlier termination of the Term, by Tenant at its sole cost or, at Landlord's election, by Landlord at Tenant's sole cost, with the cost therefor to be paid as Additional Rent.

                  C. NEW TELECOMMUNICATIONS OR DATA PROVIDER INSTALLATIONS. Tenant acknowledges that the Landlord has or will enter into an agreement with a telephone, telecommunications or data provider for the installation and maintenance of telecommunications lines to and within the Building and that such lines will be the exclusive lines serving the Building and the Premises. In the event that Tenant wishes at any time to utilize the services of a telephone, telecommunications or data provider whose equipment is not then servicing the Project, no such provider shall be permitted to install its line within the Building or Project without first securing the prior written approval of Landlord, which approval shall be in the Landlord's sole and absolute discretion. The Landlord's approval, if given, shall not be deemed any kind of warranty or representation by Landlord, including without limitation, any warranty or representation as to the suitability, confidence, or financial strength of the provider without limitation of the foregoing standard and may be conditioned upon such terms as shall be determined by Landlord in its reasonable judgment.

                  D. LIMITS ON PROVIDER RELATIONSHIP. Notwithstanding anything herein to the contrary, no telephone, telecommunications or data provider shall be deemed a third-party beneficiary of this Lease.

                  E. INSTALLATION AND USE OF WIRELESS TECHNOLOGIES. Subject to Paragraph 56 hereof, Tenant shall not utilize any wireless communications or data equipment (other than usual and customary cellular telephones), including antenna and satellite receiver dishes, within the Premises, or the Building or the Project, without Landlord's prior written consent, which consent may be arbitrarily withheld. Such consent may be conditioned in such manner so as to protect Landlord's financial interest and the interest of the Building and the other tenants therein, in a manner similar to the arrangement described in the immediately preceding paragraphs.

                  F. CONSENT NOT LANDLORD WARRANTY. Landlord's consent under this Section shall not be deemed any kind of warranty or representation by Landlord, including without limitation, any warranty or representation as to the suitability, competence or financial strength of provider.

                  G. TENANT RESPONSIBLE FOR SERVICE INTERRUPTION. Tenant agrees that to the extent service by its provider is interrupted, curtailed or discontinued, Landlord shall have no obligation or liability with

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                            BLUE LAKE STANDARD LEASE
respect thereto and it shall be the sole obligation of Tenant at its expense to obtain substitute service as to another, except to the extent caused by the negligence or willful misconduct of Landlord, its agents, employees or its contractors..

                  H. NO THIRD PARTY RIGHTS. The provisions of this Section may be enforced solely by the Tenant and Landlord, and are not for the benefit of any other party, specifically without limitation, no telephone or telecommunications provider shall be deemed a third party beneficiary of the Lease.

                  I. LIABILITY FOR EQUIPMENT INTERFERENCE. In the event that telecommunications or data equipment, wiring and facilities or satellites and antenna equipment of any kind installed by or at the request of Tenant within the Premises, on the roof, or elsewhere within or on the Building, or the Project, causes interference to equipment used by another party, Tenant shall assume all liability related to such interference. Tenant shall use reasonable efforts, and shall cooperate with Landlord and other parties to promptly eliminate such interference. In the event that Tenant is unable to do so, Tenant will substitute alternative equipment which remedies the situation. If such interference persists, Tenant shall discontinue the use of such equipment, and at Landlord's discretion, remove such equipment according to the foregoing specifications. Tenant agrees to and shall indemnify and hold Landlord harmless or any liabilities and claims against Landlord resulting from such interference.

         54. INCENTIVE PROGRAMS. Tenant acknowledges advice from Landlord that Landlord may, from time to time, apply for various loans, grants and/or other incentive programs ("Incentive Programs"), which may enhance the value of the Building. It is anticipated that certain applications for solicitations may require a tenant or other possessor of portions of the Building to be the applicant, co-applicant or participating party in applying for and/or securing the Incentive Program(s). Within five (5) business days of Landlord's request, Tenant shall, at Landlord's expense execute, to the extent required as to any Incentive Program, any and all applications, petitions and/or other documentation in support of Incentive Program. In any instance in which an Incentive Program is applied for and secured, Tenant hereby irrevocably assigns and quit-claims to Landlord any and all rights and interests which Tenant may claim in and to any benefits or proceeds of the Incentive Programs. The assignment contained in the immediately preceding sentence is self-effectuating without need for further confirmation to be effective; however, at the request of Landlord, Tenant shall execute and deliver such assignment(s), confirmations with supporting documentation as may from time-to-time be required by Landlord in furtherance of this Section. Landlord covenants with Tenant that Tenant shall not incur any liability or obligation by virtue of or associated with the application, processing or any participation in the securing of any Incentive Program, and Landlord shall indemnify Tenant in connection therewith. Tenant further agrees that, except that to the extent necessary in processing any application for Incentive Programs, Tenant will use all reasonable efforts to have all information received by Tenant or any employee, shareholder, attorney, accountant or other party acting by, through or under Tenant shall and remain confidential as proprietary information owned and reserved solely by Landlord. Landlord may exclusively, and its sole option, prepare a memorandum of this Section which shall be executed by Tenant upon request of Landlord and which may be recorded in the public records of Palm Beach County, Florida.

         55. SAVING PROVISION. If any provision of this Lease, or its application to any situation shall be invalid or unenforceable to any extent, the remainder of this Lease, or the application thereof to situations other than that as to which it is invalid or unenforceable, shall not be affected thereby and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

         56. SATELLITE DISH. Landlord agrees that Tenant, at its sole cost and expense, has the right to install a satellite dish, fibre optics and microwave transmission equipment (collectively, the "Satellite Dish") on the roof of the Building. Should Tenant elect to install a Satellite Dish on the roof of the Building, Tenant agrees to install the Satellite Dish in accordance with all applicable codes and laws and sound engineering and construction practices. Tenant further agrees to use any specified roofing contractor or other general contractor required by Landlord to install the Satellite Dish so as avoid any compromise to the roof structure or membrane. The architectural and engineering plans and specifications for the Satellite Dish and any required Alterations to the Building in connection therewith shall be subject to the Landlord's approval as an Alteration under this Lease. Tenant warrants and represents that any emissions from the Satellite Dish are not harmful to humans and indemnifies the Landlord from and against any claims thereof in the same manner as for any other Environmental Default hereunder.

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                            BLUE LAKE STANDARD LEASE

         IN WITNESS WHEREOF, the parties have signed and delivered this Lease as of the day and year first above written.

Witnesses:                     "TENANT"

                               CYBEAR, INC., a Florida corporation

/s/ ANNET GONZALEZ             By: /s/ SCOTT LODIN
-----------------------------     ---------------------------------------
Annet Gonzalez                 Print Name: Scott Lodin

______________________________ Title: Vice President/General Counsel
(As to Tenant)                                                      [SEAL]

Witnesses:                     "LANDLORD"

______________________________ BLUE LAKE, LTD., a Florida limited partnership

______________________________
(As to Landlord)               By: BLUE LAKE, INC., a Florida corporation, its
                               general partner

                               By:______________________________________
                               Print Name:_______________________________
                               Authorized Agent:__________________________

                                     PAGE 32

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                            BLUE LAKE STANDARD LEASE

                                   EXHIBIT "A"

                                   FLOOR PLAN

                                     PAGE 33

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                            BLUE LAKE STANDARD LEASE

                                   EXHIBIT "B"

                              WORK LETTER AGREEMENT

         In the event of any inconsistencies between this Agreement and the Lease dated currently herewith to which this Agreement is attached as Exhibit "B", this Agreement shall control. Capitalized terms used in this Agreement shall, unless otherwise specifically set forth herein, have the same meanings as in the Lease.

1. Tenant shall complete or cause the completion of improvements to the Premises as shown on the Final Plans (defined below) and as more fully described in this Section (the "Work"). Tenant shall retain an architect and engineer from and amongst a group which shall consist of the published list of pre-approved architects and engineers at Blue Lake Corporate Center, listed pursuant to Schedule B-3 to prepare complete and detailed architectural plans and specifications, and structural, mechanical and engineering plans and specifications, showing the Work (collectively, the "Construction Plans"). Subject to the Landlord's Contribution for Tenant Improvements, the cost of the Construction Plans shall be the responsibility of Tenant. The Construction Plans shall be prepared in a manner as will be acceptable to Landlord in its reasonable discretion. The Work shall meet or exceed the minimum standards for the Work ("Minimum Building Materials and Construction") attached hereto as Exhibit "B-1" and otherwise as determined by Landlord in its reasonable discretion. It is the intent of the parties that Exhibit "B-1" set forth the minimum quality of the Work, however, Exhibit "B-1" shall not be construed to require any particular quantity of the items described therein except to the extent required by applicable codes or laws. The Construction Plans shall be consistent with all applicable laws, codes, ordinances and regulations, including but not limited to the Americans with Disabilities Act of 1990, of governmental and quasi-governmental entities having jurisdiction regarding the Work and/or the Building.

Tenant's Construction Plans shall include, but not be limited to, indication or identification of the following:

         A. locations and structural design of all floor area requiring live load capacities in excess of 75 pounds per square foot;

         B. the density of occupancy in large work areas;

         C. the location of any food service areas or vending equipment rooms if permitted by Landlord;

         D. areas requiring 24-hour air conditioning, Tenant's supplemental air-conditioning units (if any), and electrical consumption subverters if required by Landlord;

         E. location of rooms for telephone equipment;

         F. locations and types of plumbing, if any, required for toilets (other than core facilities), sinks, drinking fountains, etc.;

         G. light switching of offices, conference rooms, etc.;

         H. layouts for specially installed equipment, including computers, size and capacity of mechanical and electrical services required and heat projection of equipment;

         I. dimensioned location of: (a) electrical receptacles (120 volts), including receptacles for wall clocks, and telephone outlets and their respective locations (wall or floor), (b) electrical receptacles for use in the operation of Tenant's business equipment which requires 208 volts or separate electrical circuits, (c) electronic calculating, CRT systems, etc., and (d) special audio-visual requirements;

         J. special fire protection equipment and raised flooring where permitted by Building systems and otherwise approved by Landlord;

         K. reflected ceiling plan;

         L. information concerning air conditioning loads, including, but not limited to, air volume amounts at all supply vents;

         M. non-building standard ceiling heights and/or materials;

         N. materials, colors and designs of wall coverings and finishes;

         O. painting and decorative treatment required to complete all construction;

         P. swing of each door;

         Q. a schedule for doors (including dimensions for undercutting of doors to clear carpeting) and frames complete with hardware; and

         R. all other information necessary to make the work complete and in all respects ready for operation.

2. Tenant shall deliver Construction Plans to Landlord for Landlord's approval. Landlord shall respond to Tenant's request for approval of Tenant's Construction Plans within ten (10) business days of their submission, during which time the Landlord's architect and engineer ("Landlord's Consultants") will

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                            BLUE LAKE STANDARD LEASE
review the Construction Plans. In the event Landlord or Landlord's Consultants shall reasonably disapprove of all or a portion of Tenant's Construction Plans, it shall set forth its reasons therefor in writing in reasonable detail within such ten (10) business day period. Tenant shall be required to incorporate any reasonable changes to the Construction Plans as required by Landlord. Landlord or Landlord's Consultants shall respond to Tenant's request for consent of its revised plans within three (3) business days of submission unless the revisions are substantial in which event Landlord's response shall be within five (5) business days thereafter. Neither the recommendation or designation by the Landlord of a pre-approved list of architects or contractors shall be deemed to create any liability on the part of Landlord with respect to the Construction Plans (whether with respect to design, functionality, specifications, compliance with legal requirements or otherwise). Tenant shall reimburse Landlord for reasonable architect, engineer and other professional fees incurred by Landlord in connection with review of Tenant's Construction Plans and Revisions to the extent that such relate to an a Landlord-approved structural, roof or mechanical system modification. However, (i) Tenant may use Landlord's Contribution, if provided for in the BLI Rider, for such reimbursement, and (ii) reimbursement shall be limited to customary rates.

3. As used herein, "Final Plans" refers to the Construction Plans after the same have been approved in writing by Landlord. The Landlord Contribution to cost of construction, if any, is set forth in the BLI Rider. Tenant shall be responsible for the entire cost of demolition, if any, and Tenant's Initial Improvements including any revisions to the Final Plans ("Revisions") subject to the Landlord's Contribution. Tenant shall obtain, or cause to be obtained, all necessary governmental permits and commence and diligently pursue at its sole cost and expense construction of the Work contemplated by the Final Plans, substantially in accordance with the Final Plans. Tenant shall obtain Landlord's prior written approval of its building permit application before submission of same. If applicable, Tenant's plans shall include all information necessary to reflect Tenant's requirement for the installation of any supplemental air conditioning system and ductor, electrical, plumbing and other mechanical systems and all work necessary to connect any special or non-standard facilities to the Building's base mechanical, electrical and structural systems. Tenant's submission shall include not less than one (1) set of sepias, three (3) signed and sealed sets, and six (6) bidding sets of black and white prints for each bidder.

         A. PERFORMANCE OF WORK. The Work shall be constructed in a good and workmanlike manner substantially in accordance with the Construction Plans. The Work shall be subject, at the option of Landlord, to the inspection of Landlord, Landlord's Architect and Landlord's General Contractor from time to time, during the period in which the Work is being performed, provided that such inspection does not unreasonably interfere with the completion of the Work. If such inspections reveal that any of the Work is not being constructed substantially in conformance with the provisions of this Agreement or the Final Plans, Tenant at its expense shall correct same forthwith. Only new, first class materials shall be used in the performance of the Work. At all times during the construction of the Work, it shall be Tenant's responsibility to cause each of Tenant's contractors and subcontractors to maintain protection of the Premises in such a manner as to prevent any damage to the Work, or to adjacent property and improvements by reason of the performance of the Work. Tenant's contractor and subcontractors shall properly secure the Premises, including, to the extent required, the furnishing of temporary guard rails and barricades. Landlord for good cause shall have the right to require Tenant to terminate any construction work at any time being performed by or on behalf of Tenant in the Premises, and to require that any contractor or subcontractor, or any employee of same, leave the Building. Upon written notification, setting forth in reasonable detail such good cause, from Landlord to Tenant to cease any work, Tenant shall forthwith remove from the Premises all agents, employees and contractors of Tenant performing such work until such time as Landlord shall have given its written consent for the resumption of such construction work (such consent not to be unreasonably withheld or delayed), and Tenant shall have no claim for damages of any nature whatsoever against Tenant in connection therewith.

         B. CHANGE ORDERS. Landlord's written approval shall be obtained by Tenant prior to the undertaking of any construction work which deviates from or modifies in a substantial manner from the Final Plans. Should Tenant or Tenant's contractor request or desire to make any substantial changes to the Final Plans, Tenant shall submit same to Landlord for its approval which shall not be unreasonably withheld or delayed.

         C. INSURANCE. During the course of construction, Tenant or Contractor shall provide builder's risk insurance equal to the replacement cost of any improvements being constructed, naming Landlord as an additional insured as its interests may appears, and owners and contractors protective liability insurance in an amount of not less than $3,000,000. In addition, Tenant shall maintain the insurance required pursuant to the Lease.

         D. BUILDING RULES AND REGULATIONS. During the course of construction, Tenant and Contractor shall comply the with Building rules and regulations relating to construction within the Building. Attached hereto as Exhibit "C" are such rules and regulations, which Tenant and Contractor shall initial and cause to be posted during the course of construction.

         E. NOTICE OF COMMENCEMENT. Tenant agrees not to cause or permit the Contractor to commence construction and shall not disburse any funds to Contractor, any subcontractors, sub-

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                            BLUE LAKE STANDARD LEASE
subcontractors, materialmen and laborers until a Notice of Commencement is recorded pursuant to Chapter 713.13 of the Florida Statutes, a certified copy of such Notice of Commencement has been posted on the construction site, and an Affidavit of such posting is furnished to Landlord. Such Notice of Commencement shall not be recorded without Landlord's prior written consent to the form and content of same which shall not be unreasonably withheld or delayed. The form of the Notice of Commencement shall be in accordance with Exhibit "B-2" attached hereto. Landlord shall be named on the Notice of Commencement to receive copies of Notices to Owner. Landlord may desire to inquire and communicate directly with various parties named in statements provided to Landlord by Tenant and Contractor or those parties who give a Notice to Owner. Tenant hereby authorizes Landlord to make such inquiries and authorize those parties to furnish the information required by Landlord.

         F. LIENS. Pursuant to the provisions of the Florida Construction Lien Law (Chapter 713) and this Lease, the interest of the Landlord shall not be subject to the liens for improvements made by the Tenant, Contractor, any subcontractor, sub-subcontractor, materialman, supplier or laborer, and the Lease is hereby deemed to expressly prohibit such liability. Tenant agrees to notify Contractor, any subcontractors, sub-subcontractors, materialmen, laborers and suppliers doing Work for Tenant on the Premises of this provision.

         G. LANDLORD'S CONTRIBUTION. Notwithstanding anything to the contrary contained herein, Tenant acknowledges that Landlord is merely providing the Landlord's Contribution as an incentive for Tenant to enter into this Lease and Landlord is not in any way acting as a contractor or as any other party with respect to construction of the Work, and further, that neither the Landlord nor the Building are liable for, nor stand as security for the claims or liens of any Contractor, subcontractors, sub-subcontractors, materialmen, laborers and other third parties, hired by or on behalf of the Tenant, except to the extent caused by the negligence or willful misconduct of Landlord, its agents, employees, or contractors.

         H. PAYMENT OF LANDLORD'S CONTRIBUTION. Payment of Landlord's Contribution ("Payment"), shall be made by Landlord (at its election in a check payable jointly to Tenant and Contractor), monthly, within thirty (30) days after satisfaction of the following conditions:

                  (1) The Construction Contract has been fully performed by the Contractor to date; and

                  (2) Tenant submits verifiable receipts that it has paid in full the Contractor on the Construction Contract through the date of the particular payment; and

                  (3) As to final payment, all punchlist relating to the Work has been completed; and

                  (4) Tenant's architect has certified to Landlord, in form reasonably acceptable to Landlord, that all of the Work has been performed (as to monthly payments) or completed (as to final payment) substantially in accordance with the Final Plans, except as modified by change orders approved in writing by Landlord; and

                  (5) The Contractor has furnished to both the Landlord and Landlord's Architect, a duly and properly executed Contractor's Progress Payment Affidavit or Final Affidavit, as applicable, complying in all respects to the provisions of Chapter 713 of Florida Statutes (the "Construction Lien Law"), a duly and properly executed Contractor's Partial Release of Lien or Final Release of Lien, as applicable, all in such form and having such content as is satisfactory to Landlord in its reasonable discretion, duly and properly executed Partial Releases of Lien or Final Releases of Lien, as applicable, from each and every subcontractor, sub-subcontractor, materialman, supplier and laborer and such other documents as Landlord shall be entitled to under the Construction Lien Law, all in such form and having such content as is satisfactory to Landlord in its reasonable discretion. In the event Contractor does not furnish to Landlord all of the aforesaid final releases of lien, then Landlord shall be entitled to subtract from the amount that Landlord determines is necessary to transfer to bond or to pay in full any subcontractor, sub-subcontractor, materialman, laborer who has not furnished a Release of Lien (but no reduction in the Payment shall be made if the Contractor posts a cash bond or other surety accessible to Landlord covering such amounts). Landlord shall have the right to pay directly any subcontractor, sub-subcontractor, materialman, supplier and laborer listed on the Contractor's Affidavit given in connection with the Contractor's Application for Payment, and any such other subcontractor, sub-subcontractor, materialman, supplier and laborer who has given a Notice to Owner; and

                  (6) As to final payment, certification by Tenant in form satisfactory to Landlord that Tenant accepts the Premises, and that all Work has been substantially completed in accordance with the Final Plans; and

                  (7) As to final payment, receipt by Landlord of two (2) sets of detailed and complete As-Built Final Plans of the Work, including all architectural, structural, mechanical, plumbing and electrical work done in the Premises; and

                  (8) As to final payment, evidence reasonably satisfactory to Landlord that the Work is substantially complete in accordance with the Final Plans and evidence of approval of such completion by local governmental authorities; and

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                  (9) As to final payment, Tenant is in occupancy of the
Premises and has made its first monthly installment of Base Rent, and is not otherwise in default of the Lease beyond applicable notice and cure periods; and

                  (10) As to final payment, Landlord receives a copy of the Certificate of Occupancy.

         All progress payments shall be subject to a ten (10%) percent retainage held by Landlord until final payment of Landlord's Contribution.

4. Tenant shall have the right to make Revisions from time to time after Final Plans have been prepared. All Revisions, of a substantial nature (i.e., those that are material, structural or mechanical in nature) shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld or delayed. Landlord shall either approve or disapprove such Revisions within five
(5) business days after submission thereof by Tenant. Without limiting the generality of the foregoing, no Revision will be approved unless (a) all changes to and modifications from the Final Plans are circled or highlighted as per standard practices and (b) said Revisions conform with the requirements of this Work Letter. The cost of any Revisions shall be borne solely by Tenant and the Revisions shall not delay the Commencement Date hereunder.

5. Tenant shall use due diligence to complete the Work as soon as may be practicable.

6. Tenant shall notify Landlord of the date of Substantial Completion at least five (5) days prior thereto. As used herein, "Substantial Completion" shall mean that, with the exception of punch-list items, the Work shall have been completed in accordance with the Final Plans. Landlord and Tenant shall thereupon set a mutually convenient time for Tenant's Construction Agent and Landlord or Landlord's Consultant to inspect the Premises. Upon completion of the inspection, Tenant's Construction Agent shall acknowledge in writing that substantial completion has occurred.

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                            BLUE LAKE STANDARD LEASE

                                  EXHIBIT "B-1"

                            TO WORK LETTER AGREEMENT

1.       PARTITIONS

         (A)      Demising Walls:
                  One hour fire rated construction (unless otherwise required by code due to existing conditions), full height from floor slab to underside of upper deck, 3-5/8" 25 gauge (or as structurally required for height to underside of upper deck) steel studs spaced per code requirements, 3-1/2" fiberglass batt insulation for sound attenuation full height of wall, Type "X" 5/8" gypsum board, taped and finished 2" above ceiling height ready to receive finishes, and fire taped to the underside of the upper deck. Construction to include both sides of wall.
         (B)      Interior Partitions:
                  Non-rated wall construction, framed
                  above ceiling height 2", or to ceiling
                  height (with zip bead), 3-5/8" 25 gauge
                  steel studs spaced per code
                  requirements, minimum 5/8" gypsum
                  board, taped and finished ready to
                  receive finishes.
         (C)      Interior Face of Concrete/Masonry
                  Walls:
                  Non-rated wall construction, furred
                  above ceiling height 2", furring strips
                  spaced per applicable code, minimum
                  1/2" gypsum board, taped and finished
                  ready to receive finishes.  No
                  alterations or changes to exterior wall
                  without the written consent of the
                  Landlord

2.       DOORS

         (A)      Interior Entry Doors:
                  (i).     Main Entry: C-Label fire rated
                           door, 3'-0" X 8'-0" X 1-3/4", two flush solid core wood, paint grade, steel frame.
                  (ii).    Secondary Entry: same as
                           above.  Landlord to review for
                           access to mechanical systems
                           and door requirements.  Doors
                           to be recessed within the tenant
                           space.
         (B)      Exterior Entry Doors:
                  Two flush glass and aluminum non-label doors, 3'-0" X 8'-0", with aluminum frame.
         (C)      Interior Doors:
                  Solid core wood, 3'-0" X 8'-0", paint grade, hollow metal frame. Match existing for spaces re-using existing doors.

3.       HARDWARE

         (A)      Interior Entry Doors:
                  Three (3) pair Hager BB1279 4.5" X
                  4.5" US 26D finish hinges, Lever
                  lockset Schlage "D" series Athens
                  model with US 26D finish and to have
                  top and bottom flush bolts with
                  threshold and weatherstrips, two door
                  closers LCN Smooth Series with US
                  26D finish, two door stoppers model
                  IVES 435/436 and eight door silencers
                  model IVES 20.
         (B)      Exterior Entry Doors:
                  Three (3) pair Hager BB1279 4.5" X
                  4.5" US 26D finish hinges, Lever
                  lockset Schlage "D" series Athens
                  model with US 26D finish and to have
                  top and bottom flush bolts with
                  threshold and weatherstrips, two door
                  closers LCN Smooth Series with US
                  26D finish, two door stoppers model
                  IVES 435/436 and eight door silencers
                  model IVES 20.

         (C) Interior Doors: Three (3) Hager BB1279 4.5" X 4.5" US 26D finish hinges, Lever latchset Schlage "D" series Athens model with US 26D finish, one door stopper model IVES 435/436 and four door silencers model IVES 20.
         (D) Tenant shall provide one entry keyed to the Landlord's building master key (see building engineer) that entry shall be the closest door to the fire alarm control panel.

4.       CEILINGS

         (A) For new construction: 2' X 2' Armstrong Cortega #704 ceiling tile with 15" X 16" white metal grid at 9'-0" above finish floor.
         (B)      Existing construction:  Match existing.

5.       FLOORING

         (A)      Carpet:
                  Shaw, Lotus or equivalent 26 ounce commercial grade textured loop pile direct glue down carpet in work areas and offices. Vinyl base.
         (B)      Vinyl (VCT) tiles in kitchen areas.
         (C)      Ceramic tiles (4" X 4") in bathrooms.

6.       FINISHES

         (A) Paint - Walls primed first coat, latex based paint single color.

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         (B)      Window Treatments are to be mini-blinds, white, Levelor, to match existing. The Y-buildings (001, 002, 031, 032, 003, 005)
                  shall be vertical blinds Satique-off white/3522.

         (C) No wallcoverings to be used on exterior masonry/concrete walls.

7.       MECHANICAL

         (A)      Controls

                  All thermostats and other controls to
                  match existing controls (Johnson
                  Controls, Robert-Shaw, see Building

                  Engineer).
         (B)      Variable Air Volume Box:

                  Match existing VAV (Trane, Carrier)
         (C)      Registers, Grills:

                  MetalAire white perforated air diffuser series 7000 Model PCS-CB-5 (4-way) all 24" X 24"

         (D)      Ductor:

                  Ducting shall be 24 gauge sheet metal construction with appropriate connections and hangers as per code. Flex duct for drops mounted per code. Match existing shall be code compliant.

8.       ELECTRICAL

         (A)      Light Fixtures:

                  2' X 4' four tube recessed fluorescent fixture with electronic ballast and T-8 lamps or match/re-use existing lighting.

         (B)      Light Switches:

                  Toggle type single pole single throw switch.

         (C)      Exit Lights:
                  Battery backup and/or emergency
                  lighting circuit direct wired.  Installed

                  per code.
         (D)      Receptacles:

                  Wall mounted duplex at 110 volts 20 amp rating at 16" above finish floor as per code.

         (E)      Telephone:

                  Modular wall mounted outlets with pull string conduit stubbed above ceiling with pull-string. 3/4" inch conduit supplied from telephone room to leased space.

         (F)      Power:

                  Electric to be individually metered.

9.       PLUMBING

         Common area restrooms as per existing. New bathrooms and/or renovation of existing bathrooms as below and are to be ADA compliant:

         (A) Toilet Partitions: Formica laminate or equal solid color with 1-1/4" thick panels and 5'-10" high mounted with stainless steel hardware.

         (B)      Vanity Top:

                  Formica laminate or equivalent solid color with ADA compliant design.

         (C)      Water Closet:
                  Wall mounted, American Standard

         (D)      Per applicable code for ADA and density requirements.

10.      LIFE SAFETY SYSTEMS

         (A)      Fire alarm panel to be Thorn AutoCall AL-1500.

         (B) Approved fire alarm contractor is WSA Systems, Inc., contact Brad Golub

                  (954) 422-9662.
         (C)      Fire Sprinkler system per code

11.      EXTERIOR ENTRIES

         All exterior entries to be per approved style as attached. Landlord to review.

         (A)      Y-building entries.
         (B)      Flex building entries.
         (C)      Building 021/022/023/042 west face

entries.

12.      ARCHITECTURAL STANDARDS

         (A)      Drawing standards.
         (B)      CAD storage maintenance standards

13.      SIGNAGE

         (A) Exterior signage to be submitted by tenant and approved in writing by Landlord.

         (B) Interior signage package to be submitted by tenant and approved in writing by Landlord.

         (C) Temporary directional signage: tenant to submit to Landlord a signage package. Landlord to review and approve in writing.

14.      OTHER

         (A) Any exterior details, modifications, temporary signage, posters, banners, etc.., to be reviewed and approved in writing by Landlord prior to installation.

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



                                  EXHIBIT "B-2"

                         FORM OF NOTICE OF COMMENCEMENT

Permit No.____________________________
Tax Folio No. _________________________

                             NOTICE OF COMMENCEMENT

STATE OF FLORIDA
COUNTY OF PALM BEACH

         The undersigned hereby gives notice that improvement will be made to certain real property, and in accordance with Chapter 713, Florida Statutes, the following information is provided in this Notice of Commencement.

         1. Description of property: (legal description of the property, and street address if available)

                  See Exhibit "A" attached hereto and made a part hereof.

         2. General description of improvement:

                  Tenant's build-out of leasehold improvements to a portion of 5000 Blue Lake Drive, Boca Raton, Florida, pursuant to Work Letter Exhibit to Lease between Owner and Cybear, Inc..

         3.       Owner information

                  a.       Name and address:

                           Cybear, Inc.
                           c/o Andrx Corporation
                           400 S. W. 47th Avenue, Suite 201
                           Fort Lauderdale, Florida  33314
                           Attention:  Scott Lodin, Esq.

                  b.       Interest in property:

                           Leasehold

                  c. Name and address of fee simple titleholder (if other than Owner): N/A

                           Blue Lake, Ltd.
                           5000 Blue Lake Drive, Suite 100
                           Boca Raton, Florida 33431
                           Attn: Michael D. Masanoff, Exec. Vice President

         4. Contractor (name and address):

                  a.       Name and address:

                  b.       Fax Number:

         5.       Surety

                  a.       Name and address:  N/A

                  b.       Phone Number:

                  c.       Fax Number:
                           (optional, if service by fax is acceptable).

                  d.       Amount of bond:                    $

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         6.       Lender:  (name and address)

                  a.       Name and address:

                  b.       Fax Number:
                           (optional, if service by fax is acceptable).

         7. Persons within the State of Florida designated by Owner upon whom notices or other documents may be served as provided by Section 713.13(1)(a)7., Florida Statutes. (name and address)

                  Blue Lake, Ltd.
                  5000 Blue Lake Drive
                  Suite 100
                  Boca Raton, Florida 33432

                  Att: Michael D. Masanoff, Executive Vice President

         8. In addition to himself, Owner designates___________________________
(name) _____________ ___________________(address) to receive a copy of the
Lienor's Notice as provided in Section 713.13(1)(b), Florida Statutes.

         9. Expiration date of notice of commencement: Six (6) months from the date of recordation.

                                        CYBEAR, INC., a Florida corporation

                                        By:________________________________
                                        Print Name:________________________
                                        Title: ____________________________

         Sworn to and subscribed before me this _______ day of _______________, 1998, by _________________________ as _____________________________________ of
CYBEAR, INC., a Florida corporation, who is personally known to me or who has furnished a _____________________ for identification.

                 -----------------------------------------------
                                  Notary Public
                             My Commission Expires:

                                     PAGE 41

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



                                  EXHIBIT "B-2"

           LIST OF PRE-APPROVED BLUE LAKE CORPORATE CENTER CONTRACTORS

                                     PAGE 42

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
                                  EXHIBIT "B2"

               BLCC APPROVED GENERAL CONTRACTORS AND ARCHITECHTS
                              (AS OF JUNE 1, 1998)

                                   CONTRACTORS
SHAKMAN CONSTRUCTION
MICHAEL GOLDMAN
BOCA RATON, FLORIDA
TELEPHONE: 561-750-8288

SEAWOOD BUILDERS
BETTY MASI
DEERFIELD BEACH, FLORIDA
TELEPHONE: 954-421-4200

BOCA CONTRACTING CORP.
CHARLES JOHNSON
BOCA RATON, FLORIDA
TELEPHONE: 561-998-3311

                                   ARCHITECTS

PGAC ARCHITECTS
IAN NESTLER
BOCA RATON, FLORIDA
TELEPHONE: 561-998-3311

GEORGE F. WHITE & ASSOCIATES
JEFF FAIGMAN
BOCA RATON, FLORIDA
TELEPHONE: 561-997-6698

SLATTERY & ROOT ARCHITECTS
PAUL SLATTERY
BOCA RATON, FLORIDA
TELEPHONE: 561-392-3720




                                   ----------

                            BLUE LAKE STANDARD LEASE

                                   EXHIBIT "C"

                              RULES AND REGULATIONS

         1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors, and halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than ingress and egress to and from the Premises.

         2. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades, or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of Landlord. Tenant shall be required to use only Landlord's standard blinds and Tenant shall comply with any and all energy conservation measures instituted by Landlord. Such awnings, projections, curtains, blinds, shades, screens or other fixtures must be of a quality, type, design, and color, and attached in the manner approved by Landlord.

         3. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the Premises or Building or on the inside of the Premises if the same can be seen from the outside of the Premises without the prior written consent of Landlord except that the name of Tenant may appear on the entrance door of the Premises. In the event of a violation of the foregoing by Tenant, Landlord may remove same without any liability and may charge the expense incurred by such removal to the Tenant or Tenants violating this rule. Interior signs on doors and the directory shall be inscribed, painted or affixed for each Tenant by Landlord at the expense of such Tenant and shall be of a size and style acceptable to the Landlord. Tenant must furnish Landlord with evidence of compliance with applicable legal requirements including Florida's Fictitious Name Law if Tenant desires to identify itself by a name other than its legal name.

         4. Tenant shall not occupy or permit any portion of the Premises demised to it to be occupied as an office for a public stenographer or typist, or as a barber or manicure shop, or as an employment bureau. Tenant shall not engage or pay any employees on the Premises, except those actually working for Tenant at the Premises, nor advertise for labor giving an address at the Premises. The Premises shall not be used for gambling, lodging, or sleeping or for any immoral or illegal purposes.

         5. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageway or other public places in the Building shall not be covered or obstructed by any Tenant nor shall any bottles, parcels or other articles be placed on the window sills. No materials shall be placed in the corridors or vestibules nor shall any articles obstruct any air conditioning supply or exhaust vent.

         6. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures by Tenant, its servants, employees, agents, or licensees shall be borne by Tenant.

         7. No Tenant shall mark, paint, drill into, or in any way deface any part of the Premises or the Building of which they form a part. No boring, cutting, or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as it may direct. Should a Tenant require telegraphic, telephonic, annunciator or other communication service, Landlord will direct the electricians where and how wires are to be introduced and placed, and none shall be introduced or placed except as Landlord shall direct. Electric current shall not be used for power or heating without Landlord's prior written permission. Neither Tenant nor Tenant's Agents including, but not limited to, electrical repairmen and telephone installers, shall lift, remove or in any way alter or disturb any of the interior ceiling materials of the Premises or Building, nor shall any of same have any access whatsoever to the area above the interior ceiling of the Premises or the Building except with the prior written consent of Landlord and in accordance with guidelines established by Landlord. No antennas shall be permitted.

         8. No bicycles, vehicles, or animals of any kind shall be brought into or kept in or about the Premises, and no cooling shall be done or permitted by any Tenant on said Premises. Bicycles shall be locked in the racks provided therefor. No Tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from the Premises.

         9. Landlord shall have the right to retain a passkey and to enter the Premises at any time, to examine same or to make such alterations and repairs as may be deemed necessary, or to exhibit same to prospective Tenants during normal business hours.

         10. No Tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way. No Tenant shall throw anything out of doors, windows, skylights, or down the passageways.

         11. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant, nor shall any changes be made in existing locks or the mechanism thereof. Each Tenant must, upon the termination of his tenancy restore to the Landlord all keys of offices and toilet rooms, either

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                            BLUE LAKE STANDARD LEASE
furnished to, or otherwise procured by, such Tenant. Tenant shall pay to the Landlord the cost of any lost keys.

         12. Tenant will refer all contractors, contractors' representatives and installation technicians, rendering any service to Tenant, to Landlord for Landlord's supervision, approval, and control before performance of any contractual service. This provision shall apply to all work performed in the building, including installations of telephones, telegraph equipment, electrical devices and attachments, and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.

         13. All removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description must take place during the hours which the Landlord or its agent may determine from time to time. All such movement shall be under supervision of Landlord and in the manner agreed between Tenant and Landlord by pre-arrangement before performance. Such pre-arrangements initiated by Tenant will include determination by Landlord, subject to his decision and control, of the time, method, and routing of movement and limitations imposed by safety or other concerns which may prohibit any article, equipment or any other item from being brought into the building. Landlord reserves the right to prescribe the weight and position of all safes, which must be placed upon 2-inch thick plank strips to distribute the weight. Any damage done to the Building or to other Tenants or to other persons in bringing in or removing safes, furniture or other bulky or heavy articles shall be paid for by the Tenant.

         14. Tenant agrees that all machines or machinery placed in the Premises by Tenant will be erected and placed so as to prevent any vibration or annoyance to any other Tenants in the Building of which the Premises are a part, and it is agreed that upon written request of Landlord, Tenant will, within ten (10) days after the mailing of such notice, provide approved settings for the absorbing, preventing, or decreasing of noise from any or all machines or machinery placed in the Premises.

         15. Each Tenant shall, at its expense, provide artificial light for the employees of the Landlord while doing janitor service or other cleaning, and in making repairs or alterations in said Premises.

         16. The requirements of Tenant will be attended to only upon written application at the office of the Building. Employees of Landlord shall not receive or carry messages for or to any Tenant or other person nor contract with or render free or paid services to any Tenant or Tenant's agent, employees, or invitees.

         17. Canvassing, soliciting, and peddling in the Building is prohibited and each Tenant shall cooperate to prevent the same.

         18. Landlord will not be responsible for lost, stolen, or damaged property, equipment, money, or jewelry from Tenant's area or public rooms regardless of whether such loss occurs when area is locked against entry or not, except due to the negligence or willful misconduct of the Landlord, its agents, employees or contractors.

         19. Landlord specifically reserves the right to refuse admittance to the Building from 6 p.m. to 8 a.m. daily, or on Saturdays, Sundays or legal holidays, to any person or persons who cannot furnish satisfactory identification, or to any person or persons who, for any other reason in the Landlord's judgment, should be denied access to the Premises. Landlord, for the protection of the Tenant and Tenant's effects may prescribe hours and intervals during the night and on Saturdays, Sundays and holidays, when all persons entering and departing the Building shall be required to enter their names, the offices to which they are going or from which they are leaving, and the time of entrance and departure in a register provided for the purpose by the Landlord.

         20. Tenant shall remit the sum of TEN and NO/100 DOLLARS ($10.00) per key/card to Landlord as security for any and all replacement buildings access keys/cards provided to Tenant by Landlord, if Landlord elects, in its sole discretion to install such system.

         21. Landlord may refuse admission to the Building outside of ordinary business hours to any person not known to Landlord or Landlord's agent in charge or not having a pass issued by Landlord or not property identified, and may require all persons admitted to or leaving the Building outside of ordinary business hours to register. Tenants, employees, agents and visitors shall be permitted to enter and leave the Building whenever appropriate arrangements have been previously made between Landlord and Tenant with respect thereto. Each tenant shall be responsible for all persons for whom he requests such permission and shall be liable to Landlord for all acts of such persons. Any person whose presence in the Building at any time shall, in the judgment of Landlord, be prejudicial to the safety, character, reputation and interests of the Building or its tenants may be denied access to the Building or may be ejected therefrom. In case of invasion, riot, public excitement or other commotion, Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building. Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the Tenant from whose leased premises the package or object is being removed, but the establishment and enforcement of such requirements shall not impose any responsibility on the Landlord for the protection of any Tenant against the removal of property from the leased premises of Tenant. Landlord shall in no way be liable to any Tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from Tenant's leased premises or the Building under the provision of this rule, except due to

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                            BLUE LAKE STANDARD LEASE
the negligence or willful misconduct of the Landlord, its agents, employees or contractors.

         22. Tenant shall not obtain or accept for use in its leased premises ice, drinking water, food, beverage, towel, barbering, boot blacking, floor polishing, lighting maintenance, cleaning or other similar services from any persons not authorized by Landlord in writing to furnish such services.

         23. There shall not be used in any space, or in the public halls of the Building, either by Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

         24. Tenant shall not permit its employees, licensees and invitees to loiter around the hallways, plazas, lobbies, stairways, elevators, front, roof or any other part of the Building used in common by the occupants thereof nor permit them to use the same for purposes of lunches, coffee breaks or other similar activities.

         25. Tenant shall not advertise or permit any advertising which, in Landlord's reasonable opinion, tends to impair the reputation of the Building or its desirability as a building for offices or for financial, insurance and other institutions and businesses of like nature; and upon written notice from the Landlord, Tenant shall refrain from or discontinue any such advertising.

         26. Each tenant, before closing and leaving the said leased premises at any time, shall see that all windows are closed. All tenants must observe strict care not to leave their windows open when it rains, and for any default or carelessness in these respects, or any of them, shall make good any injury sustained by other tenants, and to Landlord for damage to paint, plastering, or other parts of the Buildings, resulting from default or carelessness.

         27. Landlord reserves the right to make such other and further reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Premises, and for the preservation of good order therein and any such other or further rules and regulations shall be binding upon the parties hereto with the same force and effect as if they had been inserted herein at the time of the execution hereof.

         28. Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders and regulations of all state, federal, municipal, and local governments, departments, commissions and boards regarding the collection, sorting, separation, and recycling of waste products, garbage, refuse, and trash. Tenant shall, as required, sort and separate such waste products, garbage, refuse and trash into such categories as provided by law. Each separately sorted category of waste products, garbage, refuse, and trash shall be placed in separate receptacles reasonably approved by Landlord. Such separate receptacles may, at the Landlord's option be removed from the Premises in accordance with a collection schedule prescribed by law. Landlord reserves the right to refuse to collect or accept from Tenant any waste products, garbage, refuse or trash that is not separated and sorted and required by law and to require Tenant to arrange for such collection at Tenant's sole cost and expense, utilizing a contractor reasonably satisfactory to Landlord. Tenant shall pay all costs, expenses, fines, penalties or damages that may be imposed on Landlord or Tenant by reason of Tenant's failure to comply with the provisions of this Section, and, at Tenant's sole cost and expense shall indemnify, defend, and hold Landlord harmless (including legal fees and expenses) from and against any actions, claims and suits arising from such non-compliance, utilizing counsel reasonable satisfactory to Landlord.

                                     PAGE 45

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



                                  EXHIBIT "D-1"

                              CORPORATE RESOLUTIONS

         The undersigned Officer of CYBEAR, INC., a Florida corporation authorized to transact business in Florida (the "Corporation") hereby certifies that the following is a true and correct copy of the Resolutions adopted at a duly called meeting of the Directors of the Corporation held on _________, 1998, at which a quorum of Directors were present and voting throughout:

         "BE IT RESOLVED, that this Corporation enter into a Lease with BLUE LAKE, LTD., (the "Landlord") for space in The Blue Lake Corporate Center, Boca Raton, Florida.

         "BE IF FURTHER RESOLVED, that the President or any other officer of this Corporation, acting singly or together, be and hereby is and are authorized and directed to negotiate the specific terms and conditions of the Lease and the rent and charges in connection therewith and to execute and deliver on behalf of this Corporation such Lease and such other documents as may be necessary or required by Landlord with respect to the Lease.

         "BE IT FURTHER RESOLVED, that the foregoing Resolutions are in conformity with the Articles of Incorporation and the By-Laws of the Corporation, and are within its corporate powers. The authority given hereunder shall be deemed retroactive to the extent necessary or convenient for the full effectuation of these Resolutions. In such event, all acts performed prior to the adoption of these Resolutions, but which are necessary or convenient for the full effectuation of these Resolutions, are hereby ratified, adopted and affirmed. The authority conferred by these Resolutions shall continue in full force and effect until actual written notice of revocation of these Resolutions shall have been received by the Landlord."

         I FURTHER CERTIFY (i) that the above Resolutions were duly enacted by the Board of Directors called for that purpose and held in accordance with the Articles of Incorporation and By-Laws of the Corporation and the statutes of the State of the incorporation of the Corporation; (ii) that the Directors of the Corporation have full power and authority to bind the Corporation pursuant thereto; and (iii) that the Resolutions are in full force and effect and have not been altered, modified, rescinded or revoked in any way.

         IN WITNESS WHEREOF, I have affixed my name as _______________ of the Corporation, and have affixed the corporate seal of the Corporation this _________ day of ________________, 1998.

                                  CYBEAR, INC.

                                  By: /s/ SCOTT LODIN
                                      -----------------------------------
                                  Print Name: Scott Lodin
                                  Title: Vice President/General Counsel

                                     PAGE 46

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



                                   EXHIBIT "F"

                                  CAMPUS SKETCH

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
                                  EXHIBIT "G"

            STAND-BY ELECTRIC GENERATOR RIDER SUBSCRIPTION AGREEMENT
                           BLUE LAKE CORPORATE CENTER
                               SUPPLEMENT TO LEASE
                               FOR SUBSCRIPTION TO
                            STANDBY POWER FACILITIES

         This Supplement to Lease for Subscription to Standby Power Facilities Program ("Supplement") is made as of _________, 199__ ("Agreement Date") between BLUE LAKE, LTD., a Florida limited partnership, Suite 100, 5000 Blue Lake Drive, Boca Raton, Florida 33431 ("Landlord") and ______________ ("Tenant"), _____________________, Boca Raton, Florida.

         WHEREAS, Tenant has entered into a lease with Landlord dated _____________ ("Lease") for the premises described on EXHIBIT "A" attached hereto and made a part hereof ("Premises").

         WHEREAS, Landlord has elected to install standby electric power generators ("Generator(s)") to provide for standby power service ("Standby Power") to subscribing tenants of the Blue Lake Corporate Center ("Center") as part of Landlord's Standby Power Facilities Program ("Power Program"). Tenants of the Center may subscribe ("Subscribing Tenants") until the Generator(s) capacity available to tenants has been fully subscribed or otherwise reserved by Landlord.

         WHEREAS, the Tenant has elected to subscribe to the Power Program, and Landlord has agreed to such subscription, as provided in this Supplement to the Lease for its Premises.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Landlord and the Tenant hereby agree as follows:

                                      TERMS

         1. RELATIONSHIP TO LEASE. This Supplement modifies and amends the Lease as specifically provided herein. In all other respects the Lease is ratified, remains in full force and effect without change, and the terms of the Lease shall be deemed incorporated herein. Capitalized terms not defined herein shall have the meanings set forth in the Lease. In the event of any inconsistencies between the Lease and this Supplement, as it relates or applies to the Power Program, the terms of this Supplement shall control.

         2. TERM. The term of this Supplement shall commence on the date hereof and continue for the balance of the Lease Term and any renewals thereof.

         3. CAPACITY RESERVATION AND RESERVATION CHARGE. Tenant hereby subscribes to the Power Program, and Landlord hereby accepts such subscription, for the reservation of _______________ megawatts of Generator capacity ("Capacity Reservation") for the Premises. Tenant's Capacity Reservation is expressly conditioned on Tenant paying to Landlord on or before ______________, 199__ ("Due Date"), the sum of $_____________ ("Capacity Reservation Charge"), in federal wire transfer funds. If the Tenant fails to pay the Capacity Reservation Charge on or before the Due Date, the Capacity Reservation shall be canceled, and this Supplement shall automatically terminate without the requirement of further notice or demand by Landlord, in which event Landlord may sell to, and/or reserve for the Capacity Reservation to other Subscribing Tenant(s). To the extent that the Generators have been placed in service prior to the Agreement Date, the Tenant's Capacity Reservation shall not become effective and the Tenant shall have no right to Standby Power, unless and until the Capacity Reservation Charge is paid to Landlord, on or before the Due Date. The Capacity Reservation Charge is neither refundable nor subject to proration or abatement.

         4. SERVED SYSTEMS.

                  a. Tenant acknowledges that the Standby Power for Tenant's Capacity Reservation shall be limited to serving the equipment and systems described on EXHIBIT "B" attached hereto and made a part hereof ("Served Systems"). Tenant acknowledges and agrees that, the Capacity Reservation

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includes Standby Power for Center air conditioning services ("Center AC") to the
Premises, which represents forty (40%) percent ("Center AC Capacity") of the Capacity Reservation (except if, and only to the extent that, Tenant has installed, pursuant to the Lease, a separate or supplemental air conditioning system for any portion of the Premises.) All Served Systems shall be connected to electrical panels and/or breakers separate from the main panels and breakers for the Premises, so as to permit the disconnection of all electrical systems and equipment, other than Served Systems, from the Standby Power.

                  b. In the event that Center AC is not supplied to the Premises because Tenant, under the Lease, has installed a separate or supplemental air conditioning system ("Premises AC"), then Tenant's Capacity Reservation may be applied to the Premises AC to the extent that Center AC Capacity is not used for the Premises.

                  c. Tenant shall solely be responsible for the compatibility with the Generators, of the Served Systems, including but not limited to, electrical systems, wire, conduit, panels, transformers, switchgear, and breakers in the Premises, and Tenant's equipment (including but not limited to trade equipment, office equipment, and other electrically-powered equipment) to be connected to the Standby Power, Tenant, prior to the Served Systems being connected to the Generator, shall make, at Tenant's sole cost and expense, any and all modifications and enhancements to the Served Systems necessary for such to be compatible with the Generators. Landlord shall have no liability or responsibility for damage or injury to Served Systems or any of Tenant's Equipment or personnel, due to such incompatibility, or for any resulting business interruption (and any direct, indirect, consequential, or special damages related thereto), such being expressly waived by Tenant.

         5.       GENERATOR OPERATION.

                  a. SERVICE COMMENCEMENT DATE. The Landlord shall place the Generators in operation on or before December 31, 1998 ("Service Commencement Date"), subject to Force Majeure (as hereinafter defined).

                  b. TENANT'S TEMPORARY GENERATORS. If Landlord has, under separate agreement, permitted Tenant to operate a mobile, temporary backup generator for its Premises, Tenant shall, within ten (10) days after the Generators have been placed in operation, disconnect such mobile, temporary backup generator and remove such from Landlord's property, and shall restore the Landlord's property to the condition existing prior to the installation of such mobile temporary backup generators. Tenant indemnifies Landlord from and against any and all claims, demands, responsibility, liability, damages, fines, penalties, costs and expenses; including but not limited to reasonable attorney's fees and costs, arising from or related to Tenant's installation, use, operation or removal of the Tenant's mobile, temporary backup generators, including but not limited to any violations of environmental law or the contamination of Landlord's property with hazardous or toxic materials or with petroleum products.

                  c. EMERGENCY SERVICE USE. The Generators are only intended for limited emergency backup use and are not designed for, nor does the Generators' fuel storage tank have sufficient capacity for, more than temporary, limited use of the Generators.

                  d. STARTUP DELAY. In the event of a power failure ("Outage"), the Generators are designed to start up over [A PERIOD OF ONE TO THIRTY MINUTES]. The Tenant acknowledges and agrees that the Landlord shall not be liable or responsible for any resulting direct, indirect, consequential, or special damages that may occur due to an interruption of Tenant's business or business operations, or to Tenant's Equipment, or to Served Systems or any of the Premises due to any delay in the startup of the Generators. Tenant shall be responsible to provide for its own backup uniform power supply ("UPS") to its Premises and the Served Systems to address any startup delay of the Generators.

                  e. EMERGENCY REPRESENTATIVE: Tenant designates __________________ and ___________________ as its "Emergency Representative(s)"
for contact by Landlord in the event of an Outage. The Emergency Representative(s) shall have full authority to act on behalf of Tenant in the event of an Outage or other emergency and shall be required to be available to Landlord in the event of an emergency or an Outage. Tenant shall provide to Landlord in writing after- hours contact information for its Emergency Representatives, including but not limited to home addresses and telephone numbers, cellular telephone numbers and pager numbers. Notices to Tenant under this Supplement shall be deemed made to Tenant if delivered or made to the Emergency Representative. Tenant shall notify the

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Landlord in writing of any changes in the after-hours contact information of the
Emergency Representative. Tenant shall provide written notice to Landlord of any changes in its Emergency Representative(s) or in the appointment of temporary Emergency Representative(s) in the absence of those otherwise identified by the Tenant pursuant hereto, together with their contact information as provided above. The Emergency Representative(s) shall participate in emergency drills and, in the event of an emergency or an Outage, shall be available to meet with Landlord and the emergency representatives of other tenants to address emergency procedures implemented by Landlord as a result thereof.

                  e. GENERATOR OPERATION DURING EXTENDED OUTAGE. For the purposes hereof, any Outage lasting more than one hour shall be referred to as an "Extended Outage". Tenant acknowledges and agrees that, at the contemplated total capacity of the Generators, the Generators' fuel storage capacity for the Blue Lake Corporate Center is not sufficient for continuous or extended use of the Generators at the capacity of the Power Program (as may be increased as Generator capacity is increased from time to time) for all potential Subscribing Tenants. In the event of an Extended Outage or a series of Outages, Landlord shall have the right, but not the obligation, to regulate, reduce, and limit the availability of Standby Power to Subscribing Tenants, including but not limited to Tenant in Landlord's sole and absolute discretion, to essential needs in order to meet the Federal Emergency Management Agency's ("FEMA") [seven (7)] day generator recommendations, the safety of tenants of the Center, the availability of fuel, or the operating conditions and requirements of the Generators.

          In order to manage the Power Program in the best interests of the Center, the Landlord has established the following rules, procedures and protocols for responding to an Extended Outage:

                  (1) DEFINITIONS:

                  LEVEL ONE OUTAGE: An Extended Outage lasting more than one hour, but anticipated by Landlord, in Landlord's sole judgement and discretion, to last less than three (3) hours.

                  LEVEL TWO OUTAGE: An Extended Outage lasting or anticipated by Landlord, in Landlord's sole judgement and discretion, to last more than, three (3) hours, but less than 24 hours.

                  LEVEL THREE OUTAGE: An Extended Outage lasting or anticipated by Landlord, in Landlord's sole judgement and discretion, to last more than 24 hours.

                  (2) EXTENDED OUTAGE PROTOCOLS:

                  In the event of an Extended Outage, the Landlord has established the following emergency protocols ("Protocols") for each level of Extended Outage. Tenant shall comply with the Protocols as invoked by Landlord from time to time.

                  LEVEL ONE OUTAGE: Tenant's Served Systems may operate as anticipated under this Supplement. The Landlord shall notify the Tenant of the occurrence of a Level One Outage.

                  LEVEL TWO OUTAGE: Tenant's Served Systems may operate as anticipated under this Supplement. Tenant shall turn off or disconnect all non-Served Systems within one (1) hour from Landlord's notice of Level Two Outage. Tenant's personnel not required in the operation of the Served Systems may be required by the Landlord to immediately leave the Premises and the Center, and Tenant shall comply with Landlord's emergency procedures and rules promulgated from time to time in accordance with the Lease. The Landlord may, in Landlord's sole discretion, (i) reduce or eliminate Center AC, (ii) reduce or eliminate non-emergency Common Area systems and services (including but not limited to operation of the Food Court, conference centers, and other services provided by the Landlord to the Center), and (iii) require that Tenant turn off or disconnect non-essential Served Systems, which shall be accomplished within one (1) to three (3) hours from Landlord's request to Tenant. The Landlord shall regularly update the Tenant's Emergency Representative on the changes in status and anticipated duration of the Level Two Outage.

                  LEVEL THREE OUTAGE: Only essential Served Systems may operate as anticipated under this Supplement. Tenant shall turn off or disconnect all non-essential Served

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                  Systems and non-Served Systems within one (1) hour from
                  Landlord's notice of a Level Three Outage. Tenant's personnel not required in the operation of the Served Systems shall immediately leave the Premises and the Center, and Tenant shall comply with Landlord's emergency procedures and rules promulgated from time to time in accordance with the Lease. The Landlord may, in Landlord's sole discretion, (i) reduce or eliminate Center AC, (ii) reduce or eliminate non-emergency Common Area systems and services (including but not limited to operation of the Food Court, conference centers, and other services provided by the Landlord to the Center), and (iii) require that Tenant turn off, reduce, or disconnect all Served Systems as the availability of necessary fuel supply may require. During a Level Three Outage, the Landlord shall regularly report to Tenant as to the status of the Extended Outage, anticipated actions by Landlord, and the availability of fuel supplies, and shall use all reasonable efforts to notify Tenant of an impending shut down of Standby Power at least sixty (60) minutes prior to such shut down.

         The Tenant acknowledges and agrees that, upon Landlord's request, the Tenant will immediately disconnect all non-essential Served Systems from the Standby Power. Further, Tenant acknowledges and agrees that, in the event of a Level Three Outage, fuel may become exhausted and additional fuel unavailable, and, therefore, the Generators will be shut down and Standby Power discontinued to the Premises, Served Systems and all Tenant Equipment. Tenant agrees to cooperate with Landlord in maximizing the fuel supplies and in obtaining deliveries of additional fuel supplies.

         Tenant hereby waives, releases and holds harmless the Landlord, its partners, affiliates, subsidiaries, officers, employees, and agents from all claims, demands, damages, liability, costs and expenses with respect to the Landlord's regulation, reduction, limitation, and discontinuation of the Standby Power, Landlord's decisions, acts and omissions relating thereto, or the inability to deliver the Standby Power hereunder.

                  f. GENERATOR MAINTENANCE PROGRAM. Landlord intends to enter into a service agreement for the maintenance of the Generators with a generator maintenance company selected by Landlord in its sole and absolute discretion. The service agreement shall provide for maintenance of the Generators in accordance with the National Fire Protection Agency Level 2 standards for emergency generators. Copies of the maintenance and repair records for the Generators shall be kept at the offices of Blue Lake Management, Inc. ("Management") for inspection by the Tenant upon reasonable written notice during business normal hours.

         6. EXCESS DEMAND LOAD. Tenant acknowledges and agrees that the Landlord is providing Standby Power to other Subscribing Tenants and that Tenant may not exceed its Capacity Reservation during any Outage. If the Tenant exceeds its Capacity Reservation during an Outage ("Excess Demand"), Landlord may, in Landlord's sole and absolute discretion: (i) require that Tenant immediately disconnect non-essential Served Equipment and reduce the actual load to the Capacity Reservation, (ii) if Tenant fails to do so immediately, Landlord may reduce Standby Power to the Premises so that the actual load is at the Capacity Reservation, or (iii) if there is sufficient Generator capacity for other Subscribing Tenants, as Landlord shall determine in its sole and absolute discretion, charge the Tenant an additional fee for the Excess Demand equal to 200% of the then current Capacity Reservation Fee prorated for the actual load in excess of the Capacity Reservation ("Excess Demand Fee"). All of the foregoing are in addition to Landlord's other rights and remedies under this Supplement and at law or in equity, and, further, are in addition to Protocols implemented by Landlord in the event of an Extended Outage. Such Excess Demand Fee shall be billed by Landlord and paid by Tenant as Additional Rent under the Lease.

         7.       USE CHARGES.

                  a. The Tenant shall pay for fuel consumed by the Generators during an Extended Outage in proportion of its Capacity Reservation to the total of all Capacity Reservations of Subscribing Tenants. The cost of fuel for non-Extended Outages shall be charged as an Operating Expense under the Lease.

                  b. All other costs of maintaining, repairing, testing and servicing the Generators shall be treated, budgeted and invoiced as Operating Expenses under the Lease; however, such costs shall not be limited by any provisions of the Lease limiting Operating Expenses or Overhead Rent.

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         8. COVENANTS OF TENANT. The Tenant covenants that:

                  a. The Tenant shall not cause or voluntarily permit any modification or alteration to any of the Served Systems or the Premises which would have the effect of increasing the level of electrical demand for the Premises or which would adversely affect the Generators or Landlord's ability to provide the Standby Power.

                  b. The Tenant shall maintain, repair and replace the Served Systems as necessary and appropriate in accordance with prudent and sound engineering practices so that the Served Systems is in proper condition to receive, distribute, and or utilize the Standby Power without damage to Served Systems or the Generators.

         9. DEFAULT BY TENANT; TERMINATION BY LANDLORD. Landlord may terminate this Supplement, discontinue the delivery of Standby Power to Tenant, and remove the any and all equipment connecting the Premises to the Generators, upon the occurrence of any one of the following events:

                  a. Failure of Tenant to pay any charges, including but not limited to the Capacity Reservation Charge, due hereunder, as and when due.

                  b. Default by Tenant under the Lease, which is not cured within any applicable cure periods (so ling as the Lease is also terminated).

                  c. Tenant's actual electric load connected to the Generators increases in excess of the Capacity Reservation and Tenant fails to immediately disconnect such of Tenant's Equipment so as to reduce the actual load below the Capacity Reservation or enter into an agreement with Landlord in Landlord's sole and absolute discretion and providing for an increase in Tenant's Capacity Reservation, subject to availability and price.

         10. NO WAIVER. The failure of a party to enforce any term of this Supplement or a party's waiver of the nonperformance of a term by the other party shall not be construed as a general waiver or amendment of that term, but the term shall remain in effect and enforceable in the future. This Supplement can only be amended by written agreement of the Parties.

         11. INTERRUPTION OF BACKUP SERVICE. Landlord shall have the right to temporarily interrupt the delivery of Standby Power to the Premises for purposes of inspection, maintenance, repair, replacement, construction, installation, removal or alteration of the Generators and related equipment or to prevent and emergency situation from arising. Landlord shall give twenty-four (24) hours notice to Tenant of any planned interruption of more than seven (7) days in delivery of Standby Power reasonably in advance of such planned interruption.

         12.      PERMITTED ASSIGNMENT.

                  a. This Supplement, and the Capacity Reservation, shall not be transferred, assigned, subcontracted, or sold by Tenant, in whole or part, other than in connection with a permitted Transfer of Lease to a permitted Transferee, so long as the permitted Transferee does not require or present a Demand Load greater than that of the Tenant.

                  b. The Landlord may assign its obligations, rights and duties under this Supplement, separate and apart from the Lease, without the consent of the Tenant. In such event, the Lease shall continue in full force and effect without change, abatement or offset, and Landlord shall be automatically relieved of all liability and obligations under this Supplement so long as such are expressly assumed in writing by the assignee.

         13. FORCE MAJEURE. The obligations of Landlord and Tenant hereunder, and Landlord's ability to install, maintain, and operate the Generators and to provide the Standby Power pursuant hereto are subject to the occurrence of events or circumstances that are beyond the reasonable control of Landlord and/or Tenant, as applicable, or their respective agents, employees or contractors, including, without limitation, strikes, lockouts or picketing (legal or illegal); governmental action and condemnation; riot, civil commotion, insurrection, and war; fire or other casualty, accident, acts of God or the enemy; adverse weather conditions; unavailability of fuel, power, supplies or materials; the passage or reasonably

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unexpected interpretation or application of any statute, law, regulation or moratorium of any governmental restriction or order; or delays in issuance of permits or approvals.

         IN WITNESS WHEREOF, the parties hereto have executed this Supplement as of the day and year first above written.

                         LANDLORD:

                         BLUE LAKE, LTD., a Florida limited partnership

                         By:      BLUE LAKE, INC.,
                                  a Florida corporation, general partner.

                         By:__________________________________
                                  Michael Masanoff
                                  Executive Vice President

                         Date:_______________

                         TENANT:

                         By: /s/ SCOTT LODIN
                         Name: Scott Lodin
                         Its: Vice President/General Counsel
                         Date: 9/14/98

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



                                   EXHIBIT "H"

                                SIGNAGE CRITERIA

                               TO BE SUBMITTED BY
                            LANDLORD AS APPROVED BY
                        ALL APPLICABLE GOVERNING BODIES

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                            BLUE LAKE STANDARD LEASE

                                   EXHIBIT "I"

                    RENT COMMENCEMENT/EXPIRATION CERTIFICATE

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                            BLUE LAKE STANDARD LEASE

                                   EXHIBIT "J"

                    SUBORDINATION NON-DISTURBANCE AGREEMENTS

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



                                   EXHIBIT "K"

                                 LEASE GUARANTY


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                            BLUE LAKE STANDARD LEASE